AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 1997
                                               REGISTRATION NO. 333-29495


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                           ----------------------

                              AMENDMENT NO. 1
                                     TO
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                         --------------------------
                CREDIT CARD RECEIVABLES FUNDING CORPORATION
                 (Originator of the Trust described herein)
           (Exact name of registrant as specified in its charter)

                    BANKBOSTON CREDIT CARD MASTER TRUST
                 (Issuer with respect to the Certificates)

                DELAWARE                     [APPLICATION PENDING]
     (State or other jurisdiction of           (I.R.S. employer
     incorporation or organization)         identification number)

                CREDIT CARD RECEIVABLES FUNDING CORPORATION
                              157 MAIN STREET
                        NASHUA, NEW HAMPSHIRE 03060
                               (603) 594-1802
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                        ---------------------------

          GARY A. SPIESS, ESQ.               JANICE B. LIVA, ESQ.
        General Counsel and Clerk        Assistant General Counsel and
         BankBoston Corporation                 Assistant Clerk
           100 Federal Street               BankBoston Corporation
       Boston, Massachusetts 02110            100 Federal Street
             (617) 434-2870               Boston, Massachusetts 02110
                                                (617) 434-8630

    (Name, address, including zip code, and telephone number, including area code, of agents for service)
                         ---------------------------
                                 COPIES TO:

     ANDREW M. FAULKNER, ESQ.             EDWARD M. DESEAR, ESQ.
   Skadden, Arps, Slate, Meagher &    Orrick, Herrington & Sutcliffe LLP
     Flom LLP                               666 Fifth Avenue
        919 Third Avenue                 New York, New York 10103
   New York, New York 10022-9931            (212) 506-5000
        (212) 735-2853
                         ---------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.
   If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ( )
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. (X)
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( ) _______________
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( ) _______________
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( )
                      -------------------------------

                      CALCULATION OF REGISTRATION FEE


    TITLE OF EACH    AMOUNT TO     PROPOSED       PROPOSED     AMOUNT OF
       CLASS OF          BE         MAXIMUM       MAXIMUM    REGISTRATION
    SECURITIES TO   REGISTERED     OFFERING       OFFERING        FEE
    BE REGISTERED                   PRICE         PRICE (1)
                                  PER UNIT (1)
   Asset Backed
   Certificates . .  $1,000,000       100%        $1,000,000   $303.03(2)


   (1) Estimated solely for purpose of calculating the registration fee.
   (2) $303.03 of which was previously paid in connection with the original filing of the Registration Statement.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


   [FLAG]

          Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.




                  SUBJECT TO COMPLETION, DATED AUGUST 7, 1997

     -----------------------------------------------------------------------

                              P R O S P E C T U S
     -----------------------------------------------------------------------

                    BANKBOSTON CREDIT CARD MASTER TRUST
                         ASSET BACKED CERTIFICATES

                CREDIT CARD RECEIVABLES FUNDING CORPORATION
                                 TRANSFEROR
                   BANKBOSTON (NH), NATIONAL ASSOCIATION
                                  SERVICER
                              _______________


        Credit Card Receivables Funding Corporation ("CCRFC"), as transferor (in such capacity, the "Transferor"), may sell from time to time one or more series (each, a "Series") of asset backed certificates (the "Certificates") evidencing undivided interests in certain assets of the BankBoston Credit Card Master Trust (the "Trust"), to be created pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") among the Transferor, BankBoston (NH), National Association (the "Bank"), as servicer (in such capacity, the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). The property of the Trust will include, among other things, the receivables (the "Receivables") that are generated from time to time in a portfolio of consumer revolving credit card accounts (the "Accounts"), collections thereon, monies on deposit in certain accounts of the Trust, any Participation Interests (as defined herein) included in the Trust, collections thereon and any Credit Enhancement (as defined herein) with respect to any particular Series or Class as more fully described herein and, with respect to a Series offered hereby, in the related Prospectus Supplement. The Receivables in the Accounts are sold to CCRFC and then transferred by CCRFC to the Trust as more fully described herein.


        Certificates will be sold from time to time under this Prospectus on terms determined for each Series at the time of the sale and described in the related prospectus supplement (each, a "Prospectus Supplement"). Each Series will consist of one or more classes of Certificates (each, a "Class"). Each Certificate will represent an undivided interest in certain assets of the Trust and the interest of the holders of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Receivables at the times, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. A Series offered hereby (or any Class within such Series) may be entitled to the benefits of a cash collateral account or guaranty, spread account, yield supplement account, collateral interest, letter of credit, surety bond, insurance policy or other form of credit enhancement as specified in the Prospectus Supplement relating to such Series. In addition, any Series offered hereby may include one or more Classes which are subordinated in right and priority of payment to one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement. Each Series of Certificates or Class offered hereby will be rated in one of the four highest categories by at least one nationally recognized statistical rating organization.



     POTENTIAL INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE 17 HEREIN.
                                _______________

     THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRANSFEROR, THE BANK, THE SERVICER OR ANY AFFILIATE OF ANY OF THEM. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
     SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                _______________

          Certificates may be sold by the Transferor directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to the Transferor from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of the Transferor associated with the issuance and distribution of such Certificates. See "Plan of Distribution."

          THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF
     CERTIFICATES OF ANY SERIES UNLESS ACCOMPANIED BY THE RELATED
     PROSPECTUS SUPPLEMENT.

                                _______________

                 THE DATE OF THIS PROSPECTUS IS --------- --, 1997


                             TABLE OF CONTENTS

                                                                  Page

     PROSPECTUS SUPPLEMENT . . . . . . . . . . . . . . . . . . . .   v

     REPORTS TO CERTIFICATEHOLDERS . . . . . . . . . . . . . . . .   v

     AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . .   v

     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . .   v

     PROSPECTUS SUMMARY  . . . . . . . . . . . . . . . . . . . . .   1

     RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . .  17

     USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . .  25


     THE TRUST . . . . . . . . . . . . . . . . . . . . . . . . . .  26

     CREDIT CARD ACTIVITIES  . . . . . . . . . . . . . . . . . . .  26
          General  . . . . . . . . . . . . . . . . . . . . . . . .  26
          Business Strategy  . . . . . . . . . . . . . . . . . . .  27
          Processing and Servicing of Credit Card Accounts . . . .  27
          Account Origination  . . . . . . . . . . . . . . . . . .  28
          Underwriting Procedures  . . . . . . . . . . . . . . . .  28
          Additional Accounts  . . . . . . . . . . . . . . . . . .  29
          Billing and Payments . . . . . . . . . . . . . . . . . .  29
          Interchange  . . . . . . . . . . . . . . . . . . . . . .  30
          Collection of Delinquent Accounts  . . . . . . . . . . .  30
          Recoveries . . . . . . . . . . . . . . . . . . . . . . .  31
          Fraud Prevention . . . . . . . . . . . . . . . . . . . .  31

     THE BANK  . . . . . . . . . . . . . . . . . . . . . . . . . .  31

     CREDIT CARD RECEIVABLES FUNDING CORPORATION . . . . . . . . .  31

     THE ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . .  31

     DESCRIPTION OF THE CERTIFICATES . . . . . . . . . . . . . . .  32
          General  . . . . . . . . . . . . . . . . . . . . . . . .  32
          Book-Entry Registration  . . . . . . . . . . . . . . . .  33
          Definitive Certificates  . . . . . . . . . . . . . . . .  36
          Interest . . . . . . . . . . . . . . . . . . . . . . . .  36
          Principal  . . . . . . . . . . . . . . . . . . . . . . .  37
          Pay Out Events and Reinvestment Events . . . . . . . . .  38
          Servicing Compensation and Payment of Expenses . . . . .  39

     DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT  . . . . .  40
          Conveyance of Receivables  . . . . . . . . . . . . . . .  40
          Representations and Warranties . . . . . . . . . . . . .  41
          The Transferor Certificates  . . . . . . . . . . . . . .  43
          Additions of Accounts or Participation Interests . . . .  43
          Removal of Accounts  . . . . . . . . . . . . . . . . . .  44
          Discount Option  . . . . . . . . . . . . . . . . . . . .  44
          Yield Supplement Account . . . . . . . . . . . . . . . .  45
          Premium Option . . . . . . . . . . . . . . . . . . . . .  45
          Indemnification  . . . . . . . . . . . . . . . . . . . .  46
          Collection and Other Servicing Procedures  . . . . . . .  46
          New Issuances  . . . . . . . . . . . . . . . . . . . . .  47
          Collection Account . . . . . . . . . . . . . . . . . . .  48
          Allocations  . . . . . . . . . . . . . . . . . . . . . .  49
          Groups of Series . . . . . . . . . . . . . . . . . . . .  50
          Reallocations Among Certificates of Different Series
               within a Reallocation Group . . . . . . . . . . . .  50
          Sharing of Excess Finance Charge Collections Among
               Excess Allocation Series  . . . . . . . . . . . . .  52
          Shared Principal Collections . . . . . . . . . . . . . .  52
          Paired Series  . . . . . . . . . . . . . . . . . . . . .  53
          Special Funding Account  . . . . . . . . . . . . . . . .  53
          Funding Period . . . . . . . . . . . . . . . . . . . . .  53
          Defaulted Receivables; Rebates and Fraudulent Charges  .  54
          Credit Enhancement . . . . . . . . . . . . . . . . . . .  54
          Interest Rate Swaps and Related Caps, Floors and
               Collars . . . . . . . . . . . . . . . . . . . . . .  56
          Servicer Covenants . . . . . . . . . . . . . . . . . . .  57
          Certain Matters Regarding the Servicer . . . . . . . . .  57
          Servicer Default . . . . . . . . . . . . . . . . . . . .  58
          Evidence as to Compliance  . . . . . . . . . . . . . . .  59
          Amendments . . . . . . . . . . . . . . . . . . . . . . .  59
          List of Certificateholders . . . . . . . . . . . . . . .  60
          The Trustee  . . . . . . . . . . . . . . . . . . . . . .  60

     DESCRIPTION OF THE PURCHASE AGREEMENTS  . . . . . . . . . . .  60

     CERTAIN LEGAL ASPECTS OF THE RECEIVABLES  . . . . . . . . . .  61
          Transfer of Receivables  . . . . . . . . . . . . . . . .  61
          Certain Matters Relating to Insolvency . . . . . . . . .  62
          Consumer Protection Laws . . . . . . . . . . . . . . . .  64
          Proposed Legislation . . . . . . . . . . . . . . . . . .  65

     U.S. FEDERAL INCOME TAX CONSEQUENCES  . . . . . . . . . . . .  65
          General  . . . . . . . . . . . . . . . . . . . . . . . .  65
          Characterization of the Certificates as Indebtedness . . 65 Taxation of Interest Income of Certificateholders . . . 66
          Sale of a Certificate  . . . . . . . . . . . . . . . . .  67
          Tax Characterization of the Trust  . . . . . . . . . . .  68
          FASIT Legislation  . . . . . . . . . . . . . . . . . . .  69
          Foreign Investors  . . . . . . . . . . . . . . . . . . .  69

     STATE AND LOCAL TAXATION  . . . . . . . . . . . . . . . . . .  70

     ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . .  71

     PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . .  73

     LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . .  74

     INDEX OF DEFINED TERMS  . . . . . . . . . . . . . . . . . . .  75



                           PROSPECTUS SUPPLEMENT

          The Prospectus Supplement relating to any Series will, among other things, set forth with respect to such Series: (a) the initial aggregate principal amount of each Class of such Series;
     (b) the Certificate Rate (or method of determining the Certificate Rate) of each such Class; (c) the expected date or dates on which the Invested Amount with respect to each such Class will have been paid to the holders of the Certificates of such Class; (d) the extent to which any Class within a Series is subordinated to any other Class of such Series or any other Series; (e) the Distribution Dates for the respective Classes;
     (f) relevant financial information with respect to the Receivables; (g) additional information with respect to any Series Enhancement relating to such Series; and (h) the plan of distribution of such Series.

                       REPORTS TO CERTIFICATEHOLDERS


          Unless and until Definitive Certificates (as defined herein) are issued, monthly and annual unaudited reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates pursuant to the Pooling and Servicing Agreement. Such reports will be made available by DTC and its participants to the Certificateholders in accordance with the rules, regulations and procedures creating and affecting DTC. See "Description of the Pooling and Servicing Agreement -- Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Pooling and Servicing Agreement does not require the sending of, and the Transferor does not intend to send, any of its financial reports to the Certificateholders or to the owners of beneficial interests in the Certificates ("Certificate Owners").


                           AVAILABLE INFORMATION

          The Transferor, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Seven World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Servicer will file with the Commission such periodic reports, if any, with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, proxy and information statements and other information regarding registrants, including all electronic filings, may be viewed. The Internet address of the Commission's World Wide Web site is http://www.sec.gov.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

          The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to BankBoston (NH), National Association, 157 Main Street, Nashua, New Hampshire, 03060;
     Attention: _______________. Telephone requests for such copies should be directed to (603) 594-1802.


                             PROSPECTUS SUMMARY


          The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in any accompanying Prospectus Supplement. Reference is made to the Index of Defined Terms beginning on page 75 herein for the location herein of the definitions of certain capitalized terms used herein. Unless the context requires otherwise, certain capitalized terms, when used herein and in any accompanying Prospectus Supplement, relate only to the particular Series being offered by such Prospectus Supplement.


     Issuer  . . . . . . . .      BankBoston Credit Card Master Trust
                                  (the "Trust"). The Trust, as a
                                  master trust, is expected to issue
                                  series of Certificates (each, a
                                  "Series") from time to time.  See
                                  "The Trust."

     Servicer  . . . . . . .      BankBoston (NH), National
                                  Association, a national banking
                                  association organized under the laws
                                  of the United States (the "Bank"),
                                  as servicer (in such capacity, the
                                  "Servicer").  The Servicer will
                                  receive a fee as servicing
                                  compensation from the Trust in
                                  respect of each Series in the
                                  amounts and at the times specified
                                  in the related Prospectus Supplement
                                  (the "Servicing Fee").  The
                                  Servicing Fee may be payable from
                                  Finance Charge Receivables,
                                  Interchange or other amounts as
                                  specified in the related Prospectus
                                  Supplement.

                                  In certain limited circumstances,
                                  the Bank may resign or be removed,
                                  in which event the Trustee or, so
                                  long as it meets certain eligibility
                                  standards set forth in the Pooling
                                  and Servicing Agreement, a third
                                  party servicer may be appointed as
                                  successor servicer (the Bank, or any
                                  such successor servicer, is referred
                                  to herein as the "Servicer"). In
                                  addition, in connection with any
                                  sale of the Accounts by the Bank to
                                  [New Bank] and subject to
                                  satisfaction of the Rating Agency
                                  Condition, the Bank may resign as
                                  Servicer and [New Bank] may be
                                  appointed as successor Servicer.
                                  The Bank is permitted to delegate
                                  certain of its duties as Servicer to
                                  any of its affiliates or, subject to
                                  certain conditions, to third party
                                  service providers, but any such
                                  delegation will not relieve the
                                  Servicer of its liability and
                                  responsibility with respect to such
                                  duties under the Pooling and
                                  Servicing Agreement or any
                                  Supplement. The Bank has delegated
                                  substantially all of its servicing
                                  duties to First Data Resources, Inc.
                                  ("FDR") and First Annapolis
                                  Marketing Information Services Inc.
                                  ("FAMIS").  See "Description of the
                                  Certificates -- Servicing Compensation
                                  and Payment of Expenses."


     Trustee . . . . . . . .      The Bank of New York (the
                                  "Trustee"), a New York banking
                                  corporation.


     Account Owners  . . . .      On the initial Series Closing Date,
                                  Bank of Boston Connecticut ("BKB
                                  CT"), a state chartered bank
                                  organized under the laws of the
                                  State of Connecticut will sell to
                                  the Bank all of the  Accounts owned
                                  by it together with the related
                                  Receivables.  After giving effect to
                                  such sale to the Bank, the Bank will
                                  be the Account Owner with respect to
                                  all of the Receivables sold to the
                                  Transferor on the initial Series
                                  Closing Date.  The Bank may
                                  subsequently sell the Accounts to
                                  [Name of New Bank], a state
                                  chartered bank to be organized under
                                  the laws of the State of ________.
                                  Upon giving effect to any such sale,
                                  the [New Bank] will be the Account
                                  Owner with respect to the
                                  Receivables sold to the Transferor
                                  by the Bank and the Bank will cease
                                  to be an Account Owner.  See
                                  "Description of the Purchase
                                  Agreements."  Upon any sale of the
                                  Accounts by the Bank to [New Bank],
                                  [New Bank] will assume all of the
                                  Bank's obligations with respect to
                                  the Receivables.  Such obligations
                                  include the obligation to repurchase
                                  Receivables upon a breach of certain
                                  representations and warranties.


     Transferor  . . . . . .      Credit Card Receivables Funding
                                  Corporation ("CCRFC"), a Delaware
                                  corporation and a wholly owned
                                  subsidiary of the BankBoston
                                  Corporation, as transferor (in such
                                  capacity, the "Transferor").

     Trust Assets  . . . . .      The assets of the Trust (the "Trust
                                  Assets") include the receivables
                                  ("Receivables") arising under
                                  certain MasterCard(R) and VISA(R)*
                                  revolving credit card accounts (the
                                  "Accounts"), and  the proceeds
                                  thereof, including recoveries on
                                  charged-off Receivables, proceeds of
                                  credit insurance policies relating
                                  to the Receivables and may include
                                  the right to receive Interchange (as
                                  defined herein), if any, allocable
                                  to the Certificates, monies on
                                  deposit in certain accounts of the
                                  Trust for the benefit of
                                  Certificateholders, Participation
                                  Interests (as defined herein), if
                                  any, and any Series Enhancement (as
                                  defined herein) issued with respect
                                  to a particular Series (the drawing
                                  on or payment of any Series
                                  Enhancement for the benefit of a
                                  Series or Class of
                                  Certificateholders will not be
                                  available to the Certificateholders
                                  of any other Series or Class).
                                  "Interchange" consists of certain
                                  fees received by the Bank from VISA
                                  and MasterCard as partial
                                  compensation for taking credit risk,
                                  absorbing fraud losses and funding
                                  receivables for a limited period
                                  prior to initial billing.  "Series
                                  Enhancement" means, with respect to
                                  any Series or Class of Certificates,
                                  any Credit Enhancement (as defined
                                  herein), interest rate swap
                                  agreement, interest rate cap
                                  agreement or other similar
                                  arrangement for the benefit of
                                  Certificateholders of such Series or
                                  Class. The subordination of any
                                  Series or Class of Certificates to
                                  another Series or Class of
                                  Certificates shall be deemed to be a
                                  Series Enhancement. "Participation
                                  Interests" means participations
                                  representing undivided interests in
                                  a pool of assets primarily
                                  consisting of revolving credit card
                                  receivables, charge card receivables
                                  and other self-liquidating financial
                                  assets.  See "Description of the
                                  Pooling and Servicing Agreement --
                                  Addition of New Accounts or
                                  Participation Interests."


                                  To the extent provided in any
                                  Supplement (as defined herein), or
                                  in an amendment to the Pooling and
                                  Servicing Agreement, all or a

     ____________________
          * VISA and MasterCard are registered trademarks of VISA USA, Inc. ("VISA") and MasterCard International Incorporated
     ("MasterCard"), respectively.


                                  portion of the Receivables or
                                  Participation Interests conveyed to
                                  the Trust and all collections
                                  received with respect thereto may be
                                  allocated to one or more Series or
                                  groups of Series (each a "Group") as
                                  long as the Rating Agency Condition
                                  (as defined herein) shall have been
                                  satisfied with respect to such
                                  allocation, and the Servicer shall
                                  have delivered an officer's
                                  certificate to the Trustee to the
                                  effect that the Servicer reasonably
                                  believes such allocation will not
                                  have an Adverse Effect (as defined
                                  herein).

     The Certificates  . . .      The Certificates will be issued in
                                  Series, each of which will consist
                                  of one or more Classes. The specific
                                  terms of a Series or Class will be
                                  established as described herein
                                  under "Description of the Pooling
                                  and Servicing Agreement -- New
                                  Issuances." However, while the
                                  specific terms of any Series or
                                  Class offered hereby will be
                                  described in the related Prospectus
                                  Supplement, the terms of such Series
                                  or Class will not be subject to
                                  prior review by, or consent of, the
                                  holders of the Certificates of any
                                  previously issued Series.

                                  The Certificates of a Series offered
                                  hereby will generally be available
                                  for purchase in minimum
                                  denominations of $1,000 and in
                                  integral multiples thereof, and will
                                  only be available in book-entry form
                                  except in certain limited
                                  circumstances as described herein
                                  under "Description of the
                                  Certificates -- Definitive
                                  Certificates." Interests in the
                                  Trust Assets will be allocated among
                                  (a) the Certificateholders,
                                  including Credit Enhancers (as
                                  defined herein) holding
                                  uncertificated subordinated
                                  interests (each, an "Enhancement
                                  Invested Amount"), of a particular
                                  Series (the "Certificateholders'
                                  Interest"), (b) the
                                  Certificateholders (including such
                                  holders of Enhancement Invested
                                  Amounts) of other Series, if any,
                                  and (c) the interest of the
                                  Transferor and its permitted
                                  transferees (the "Transferor's
                                  Interest"), as described below. The
                                  Invested Amount of a Series offered
                                  hereby will, except as otherwise
                                  provided herein and except with
                                  respect to Certificates with a
                                  variable principal amount, remain
                                  fixed at the aggregate initial
                                  principal amount of the Certificates
                                  of such Series. The
                                  Certificateholders' Interest of a
                                  Series will include the right to
                                  receive (but only to the extent
                                  needed to make required payments
                                  under the Pooling and Servicing
                                  Agreement, including the related
                                  Supplement, and subject to any
                                  reallocation of such amounts if the
                                  related Supplement so provides)
                                  varying percentages of collections
                                  of Finance Charge Receivables and
                                  Principal Receivables and will be
                                  allocated a varying percentage of
                                  the Receivables in Defaulted
                                  Accounts with respect to each
                                  calendar month (each, a "Monthly
                                  Period"). See "Description of the
                                  Certificates -- Interest" and "--
                                  Principal." If the Certificates of a
                                  Series offered hereby include more
                                  than one Class of Certificates, the
                                  collections allocable to the
                                  Invested Amount of such Series may
                                  be further allocated among each
                                  Class in such Series as described in
                                  the related Prospectus Supplement.

     The Transferor's
     Interest  . . . . . . .      The Transferor's Interest at any
                                  time represents the right to the
                                  Trust Assets in excess of the
                                  Certificateholders' Interest and
                                  Enhancement Invested Amounts of all
                                  Series then outstanding. The
                                  principal amount of the Transferor's
                                  Interest (the "Transferor Amount")
                                  will fluctuate as the amount of the
                                  Principal Receivables held by the
                                  Trust changes from time to time. In
                                  addition, the Transferor intends to
                                  cause the issuance of Series from
                                  time to time and any such issuance
                                  will have the effect of decreasing
                                  the Transferor Amount to the extent
                                  of the initial Invested Amount of
                                  such Series. See "Risk Factors --
                                  Issuance of New Series."

                                  The level of the "Required
                                  Transferor Amount," which equals the
                                  sum of the Series Required
                                  Transferor Amounts for each
                                  outstanding Series, is intended to
                                  enable the Transferor's Interest to
                                  absorb fluctuations in the amount of
                                  Principal Receivables held by the
                                  Trust from time to time (due to,
                                  among other things, seasonal
                                  purchase and payment habits of
                                  cardmembers or adjustments in the
                                  amount of Principal Receivables
                                  because of rebates, refunds,
                                  fraudulent charges or otherwise).
                                  See "Risk Factors   Generation of
                                  Additional Receivables; Dependency
                                  on Cardmember Repayments" and
                                  "Description of the Pooling and
                                  Servicing Agreement -- Defaulted
                                  Receivables; Rebates and Fraudulent
                                  Charges."

     Issuance of New Series       The Pooling and Servicing Agreement
                                  authorizes the Trustee to issue
                                  three types of certificates: (a) one
                                  or more Series of Certificates, (b)
                                  a certificate evidencing the
                                  Transferor's Interest in the Trust
                                  retained by the Transferor (the
                                  "Transferor Certificate"), which
                                  Transferor Certificate will be held
                                  by the Transferor, and (c)
                                  certificates ("Supplemental
                                  Certificates") held by transferees
                                  of a portion of the Transferor
                                  Certificate. The Transferor
                                  Certificate and any Supplemental
                                  Certificates are collectively
                                  referred to as the "Transferor
                                  Certificates." The Pooling and
                                  Servicing Agreement provides that,
                                  pursuant to any one or more
                                  supplements to the Pooling and
                                  Servicing Agreement (each, a
                                  "Supplement"), the Transferor may
                                  cause the Trustee without the
                                  consent of the Certificateholders to
                                  issue one or more new Series and
                                  accordingly cause a reduction in the
                                  Transferor's Interest represented by
                                  the Transferor Certificates. There
                                  can be no assurance that the terms
                                  of any Series might not have an
                                  impact on the timing or amount of
                                  payments received by a
                                  Certificateholder of another Series.
                                  Under the Pooling and Servicing
                                  Agreement, the Transferor may
                                  define, with respect to any Series,
                                  the Principal Terms of such Series.
                                  See "Description of the Pooling and
                                  Servicing Agreement -- New
                                  Issuances." The Transferor may offer
                                  any Series to the public or other
                                  investors under a disclosure
                                  document (a "Disclosure Document"),
                                  which will consist of a Prospectus
                                  Supplement in the case of a Series
                                  offered hereby, in transactions
                                  either registered under the
                                  Securities Act or exempt from
                                  registration thereunder, directly or
                                  through one or more underwriters or
                                  placement agents, in fixed-price
                                  offerings or in negotiated
                                  transactions or otherwise. See "Plan
                                  of Distribution."

                                  A new Series may be issued only upon
                                  satisfaction of the conditions
                                  described herein under "Description
                                  of the Certificates -- New Issuances"
                                  including, among others, that (a)
                                  such issuance will satisfy the
                                  Rating Agency Condition (as defined
                                  herein) and (b) the Transferor shall
                                  have delivered to the Trustee and
                                  certain providers of Series
                                  Enhancement a certificate of an
                                  authorized representative to the
                                  effect that, in the reasonable
                                  belief of the Transferor, such
                                  issuance will not, based on the
                                  facts known to such representative
                                  at the time of such certification,
                                  have an Adverse Effect.


     The Accounts  . . . . .      The Accounts generally consist of
                                  VISA and MasterCard consumer
                                  revolving credit card accounts
                                  originated or purchased by an
                                  Account Owner and designated from
                                  time to time by the Transferor (or
                                  an affiliate thereof), that, in each
                                  case, meet the criteria provided in
                                  the Pooling and Servicing Agreement
                                  for an Eligible Account (as defined
                                  herein), but do not include any
                                  Removed Accounts (as defined
                                  herein). The Accounts are not being
                                  sold or transferred to the Trust and
                                  will continue to be controlled and
                                  held by the applicable Account Owner
                                  unless transferred as described
                                  herein. See "Credit Card Activities"
                                  and "Description of the Purchase
                                  Agreements."

                                  Each of the Account Owners will
                                  enter into separate receivables
                                  purchase agreements (each, a
                                  "Purchase Agreement") with the
                                  Transferor.  On the initial Series
                                  Closing Date, BKB CT will sell to
                                  the Bank all of its right, title and
                                  interest in the Accounts owned by it
                                  and the related Receivables.  After
                                  giving effect to such sale, BKB CT
                                  will cease to have any interest in
                                  such Accounts and the Bank will be
                                  the Account Owner with respect to
                                  such Accounts.  Pursuant to the
                                  Purchase Agreement between the
                                  Transferor and the Bank and the
                                  Purchase Agreement between the
                                  Transferor and the [New Bank], the
                                  applicable Account Owner will sell
                                  to the Transferor all of its right,
                                  title and interest in the
                                  Receivables arising in the
                                  applicable Accounts, in the case of
                                  the Bank, arising after the initial
                                  Series Closing Date and in the case
                                  of the New Bank, from and after the
                                  date on which the New Bank begins to
                                  originate Accounts.  Pursuant to
                                  each Purchase Agreement, the
                                  applicable Account Owner from time
                                  to time sells to the Transferor all
                                  of its right, title and interest in
                                  the Receivables arising in the
                                  Accounts owned by such Account Owner
                                  whether such Receivables are then
                                  existing or thereafter created and
                                  such Account Owner is obligated to
                                  sell to the Transferor the
                                  Receivables arising in Additional
                                  Accounts (as defined herein) from
                                  time to time. In addition, each
                                  Account Owner has assigned to the
                                  Transferor its rights to Recoveries
                                  and Interchange allocable to the
                                  Receivables or its approximate
                                  equivalent in the form of Discount
                                  Option Receivables (as defined
                                  herein) allocable to the
                                  Receivables. See "Description of the
                                  Purchase Agreements." The Transferor
                                  may in the future enter into similar
                                  agreements with additional Account
                                  Owners. The Transferor in turn, from
                                  time to time, transfers such
                                  Receivables, including the right to
                                  Recoveries and Interchange, to the
                                  Trust pursuant to the Pooling and
                                  Servicing Agreement.

                                  The Transferor conveyed to the Trust
                                  Receivables existing on __________,
                                  1997 (the "Initial Cut-Off Date") in
                                  certain VISA and MasterCard consumer
                                  revolving credit card accounts (the
                                  "Initial Accounts") that met the
                                  criteria provided in the Pooling and
                                  Servicing Agreement for an Eligible
                                  Account as of the Initial Cut-Off
                                  Date and will convey Receivables
                                  arising in the Initial Accounts from
                                  time to time thereafter until the
                                  termination of the Trust.  The
                                  Initial Accounts were either
                                  originated by BKB CT and sold to the
                                  Bank on the initial Series Closing
                                  Date, or were  originated by the
                                  Bank.  In addition, pursuant to the
                                  Pooling and Servicing Agreement, the
                                  Transferor expects (subject to
                                  certain limitations and conditions),
                                  and in some circumstances will be
                                  obligated, to have Additional
                                  Accounts designated, the Receivables
                                  of which will be included in the
                                  Trust or, in lieu thereof or in
                                  addition thereto, to include
                                  Participation Interests in the
                                  Trust. Additional Accounts include
                                  New Accounts (as defined herein) and
                                  Aggregate Addition Accounts (as
                                  defined herein). The Transferor will
                                  convey to the Trust all Receivables
                                  in Additional Accounts, whether such
                                  Receivables are then existing or
                                  thereafter created. The addition to
                                  the Trust of Receivables in
                                  Aggregate Addition Accounts or
                                  Participation Interests will be
                                  subject to certain conditions,
                                  including, among others, that (a)
                                  unless such addition is a required
                                  addition or a designation of New
                                  Accounts, such addition will satisfy
                                  the Rating Agency Condition and (b)
                                  the Transferor shall have delivered
                                  to the Trustee a certificate of an
                                  authorized officer to the effect
                                  that, in the reasonable belief of
                                  the Transferor, such addition will
                                  not have an Adverse Effect. The
                                  Transferor will also have the right,
                                  in certain circumstances, to remove
                                  from the Trust all Receivables of
                                  certain designated Accounts (the
                                  "Removed Accounts"). See
                                  "Description of the Pooling and
                                  Servicing Agreement -- Additions of
                                  Accounts or Participation Interests"
                                  and "-- Removal of Accounts."

     The Receivables . . . .      The Receivables include (a) periodic
                                  finance charges, cash advance fees,
                                  late charges, annual membership
                                  fees, returned check fees, over-the-
                                  limit fees and other miscellaneous
                                  fees and the interest portion of any
                                  Participation Interests as
                                  determined pursuant to the
                                  applicable Supplement (the "Finance
                                  Charge Receivables"), and (b)
                                  amounts charged by cardmembers for
                                  merchandise and services, amounts
                                  advanced to cardmembers as cash
                                  advances and the principal portion
                                  of any Participation Interests as
                                  determined pursuant to the
                                  applicable Supplement (the
                                  "Principal Receivables").
                                  Recoveries attributed to charged-off
                                  Receivables (the "Recoveries") up to
                                  the amount of Defaulted Receivables
                                  in any Monthly Period will be
                                  treated as Collections of Principal
                                  Receivables.  The excess, if any, of
                                  Recoveries over Defaulted
                                  Receivables will be treated as
                                  Collections of Finance Charge
                                  Receivables.  In addition, certain
                                  Interchange or its equivalent in the
                                  form of Discount Option Receivables
                                  attributed to cardmember charges for
                                  merchandise and services in the
                                  Accounts will be treated as
                                  collections of Finance Charge
                                  Receivables. See "Credit Card
                                  Activities Interchange."

                                  All new Receivables arising in the
                                  Accounts during the term of the
                                  Trust will automatically be sold by
                                  the Account Owner to the Transferor
                                  and then transferred by the
                                  Transferor to the Trust.
                                  Accordingly, the amount of
                                  Receivables will fluctuate from day
                                  to day as new Receivables are
                                  generated and as existing
                                  Receivables are collected, charged-
                                  off as uncollectible or otherwise
                                  adjusted.

                                  [If so specified in the related
                                  Prospectus Supplement] the Servicer
                                  will establish and maintain a
                                  [Series] Yield Supplement Account
                                  for the benefit of the
                                  Certificateholders of [such] [each]
                                  Series.  Amounts on deposit in the
                                  [Series] Yield Supplement Account
                                  (together with investment earnings
                                  thereon) will be released and
                                  deposited into the Collection
                                  Account in the amounts and at the
                                  times specified in the Prospectus
                                  Supplement for [such] [each] Series.
                                  Each such deposit into the
                                  Collection Account will be treated
                                  as Collections of Finance Charge
                                  Receivables allocable to the
                                  Certificates [of the related
                                  Series].  On the initial Series
                                  Closing Date, $__________ will be
                                  deposited into the Yield Supplement
                                  Account from the proceeds of the
                                  issuance of the initial Series.

     Clearance and
     Settlement  . . . . . .      Certificateholders may elect to hold
                                  their Certificates through any of
                                  DTC (in the United States) or Cedel
                                  Bank, societe anonyme ("Cedel") or
                                  the Euroclear System ("Euroclear")
                                  (in Europe). See "Description of the
                                  Certificates -- Book-Entry
                                  Registration."

     Interest  . . . . . . .      Interest will accrue on the Invested
                                  Amount or outstanding principal
                                  amount of the Certificates of a
                                  Series or Class offered hereby at
                                  the per annum rate either specified
                                  in or determined in the manner
                                  specified in the related Prospectus
                                  Supplement. Except as otherwise
                                  provided herein, collections of
                                  Finance Charge Receivables and
                                  certain other amounts allocable to
                                  the Invested Amount of a Series
                                  offered hereby will generally be
                                  used to make interest payments to
                                  Certificateholders of such Series on
                                  each Interest Payment Date with
                                  respect thereto; provided that if an
                                  Early Amortization Period commences
                                  with respect to such Series,
                                  thereafter interest will be
                                  distributed to such
                                  Certificateholders monthly on each
                                  Special Payment Date (defined
                                  herein). If the Interest Payment
                                  Dates for a Series or Class occur
                                  less frequently than monthly, such
                                  collections or other amounts (or the
                                  portion thereof allocable to such
                                  Class) will be deposited in one or
                                  more trust accounts (each, an
                                  "Interest Funding Account") and used
                                  to make interest payments to
                                  Certificateholders of such Series or
                                  Class on the following Interest
                                  Payment Date with respect thereto.
                                  If a Series has more than one Class
                                  of Certificates, each such Class may
                                  have a separate Interest Funding
                                  Account. See "Description of the
                                  Certificates -- Interest."

     Principal . . . . . . .      The principal of the Certificates of
                                  each Series offered hereby will be
                                  scheduled to be paid either (a) in
                                  full on an expected date specified
                                  in the related Prospectus Supplement
                                  (the "Expected Final Payment Date"),
                                  in which case such Series will have
                                  a Controlled Accumulation Period as
                                  described below under "-- Controlled
                                  Accumulation Period," or (b) in
                                  installments commencing on a date
                                  specified in the related Prospectus
                                  Supplement (the "Principal
                                  Commencement Date"), in which case
                                  such Series will have a Controlled
                                  Amortization Period as described
                                  below under "-- Controlled
                                  Amortization Period." If a Series
                                  has more than one Class of
                                  Certificates, each class may have a
                                  different method of paying
                                  principal, Expected Final Payment
                                  Date or Principal Commencement Date.
                                  The payment of principal with
                                  respect to the Certificates of a
                                  Series or Class may commence earlier
                                  than the applicable Expected Final
                                  Payment Date or Principal
                                  Commencement Date, and the final
                                  principal payment with respect to
                                  the Certificates of a Series or
                                  Class may be made later than the
                                  applicable Expected Final Payment
                                  Date or other expected date, if a
                                  Pay Out Event occurs with respect to
                                  such Series or Class or under
                                  certain other circumstances
                                  described herein. See "Risk Factors
                                  -- Generation of Additional
                                  Receivables; Dependency on
                                  Cardmember Repayments" for a
                                  description of factors that may
                                  affect the timing of principal
                                  payments on Certificates. See
                                  "Description of the Certificates --
                                  Principal."

     Revolving Period  . . .      The Certificates of each Series
                                  offered hereby will have a revolving
                                  period (the "Revolving Period") that
                                  will commence on the date of
                                  issuance of the related Series (the
                                  "Series Closing Date") or on a date
                                  prior thereto specified in the
                                  related Supplement and, for a Series
                                  offered hereby, the related
                                  Prospectus Supplement (the "Series
                                  Cut-Off Date") and continue until
                                  the earlier of (a) the commencement
                                  of the Early Amortization Period or
                                  Early Accumulation Period with
                                  respect to such Series and (b) the
                                  date specified in the related
                                  Prospectus Supplement as the end of
                                  the Revolving Period with respect to
                                  such Series. If the related
                                  Prospectus Supplement provides that
                                  a Series is a Principal Sharing
                                  Series (as defined herein), during
                                  the Revolving Period with respect to
                                  such Series, collections of
                                  Principal Receivables and certain
                                  other amounts otherwise allocable to
                                  the Certificateholders' Interest of
                                  such Series will be treated as
                                  Shared Principal Collections and
                                  will be distributed to, or for the
                                  benefit of, the Certificateholders
                                  of other Principal Sharing Series or
                                  the holders of the Transferor
                                  Certificates or deposited into the
                                  Special Funding Account, as more
                                  fully described in the related
                                  Prospectus Supplement. If the
                                  related Prospectus Supplement
                                  provides that a Series is not a
                                  Principal Sharing Series, during the
                                  Revolving Period with respect to
                                  such Series, collections of
                                  Principal Receivables and certain
                                  other amounts otherwise allocable to
                                  the Certificateholders' Interest of
                                  such Series will be paid to the
                                  holders of the Transferor
                                  Certificates or deposited into the
                                  Special Funding Account, as more
                                  fully described in the related
                                  Prospectus Supplement. See
                                  "Description of the Certificates --
                                  Principal," and "-- Pay Out Events
                                  and Reinvestment Events" for a
                                  discussion of the events that might
                                  lead to the termination of the
                                  Revolving Period with respect to a
                                  Series prior to its scheduled date.

     Controlled Accumulation
     Period  . . . . . . . .      If the related Prospectus Supplement
                                  so specifies, unless an Early
                                  Amortization Period or, if so
                                  specified in the related Prospectus
                                  Supplement, an Early Accumulation
                                  Period commences with respect to a
                                  Series offered hereby,  the
                                  Certificates of such Series will
                                  have a scheduled accumulation period
                                  (the "Controlled Accumulation
                                  Period") that will commence at the
                                  close of business on the date or
                                  dates specified in or determined as
                                  specified in such Prospectus
                                  Supplement and continue until the
                                  earliest of (a) the commencement of
                                  the Early Amortization Period or, if
                                  so specified in the related
                                  Prospectus Supplement, an Early
                                  Accumulation Period with respect to
                                  such Series, (b) payment in full of
                                  the Invested Amount, including the
                                  Enhancement Invested Amount, if any,
                                  of the Certificates of such Series,
                                  and (c) the series termination date
                                  with respect to such Series (the
                                  "Series Termination Date").  The
                                  Controlled Accumulation Period may
                                  be postponed under the conditions
                                  set forth in "Description of the
                                  Certificates -- Principal."  During
                                  the Controlled Accumulation Period
                                  with respect to a Series,
                                  collections of Principal Receivables
                                  and, if so specified in the related
                                  Prospectus Supplement, certain other
                                  amounts allocable to the
                                  Certificateholders' Interest of such
                                  Series (including Shared Principal
                                  Collections (as defined herein), if
                                  any, allocable to such Series) will
                                  be deposited on each Distribution
                                  Date in a trust account established
                                  for the benefit of the
                                  Certificateholders of such Series
                                  (each, a "Principal Funding
                                  Account") and used to make principal
                                  distributions to the
                                  Certificateholders of such Series or
                                  any Class thereof when due. The
                                  amount to be deposited in the
                                  Principal Funding Account (the
                                  "Controlled Deposit Amount") for any
                                  Series offered hereby on any
                                  Distribution Date may, but will not
                                  necessarily, be limited to an amount
                                  equal to an amount specified in or
                                  determined as specified in the
                                  related Prospectus Supplement (the
                                  "Controlled Accumulation Amount")
                                  plus any existing deficit controlled
                                  accumulation amount arising from
                                  prior Distribution Dates. If the
                                  Prospectus Supplement for a Series
                                  so specifies, the amount to be
                                  deposited in the Principal Funding
                                  Account on a Distribution Date may
                                  be a variable amount. If a Series
                                  has more than one Class of
                                  Certificates, each Class may have a
                                  separate Principal Funding Account
                                  and Controlled Accumulation Amount
                                  and the Controlled Accumulation
                                  Period with respect to each Class
                                  may commence on different dates. In
                                  addition, the related Prospectus
                                  Supplement may describe certain
                                  priorities among such Classes with
                                  respect to deposits of principal
                                  into such Principal Funding
                                  Accounts.

     Early Accumulation
     Period  . . . . . . . .      If so specified and under the
                                  conditions set forth in the
                                  Prospectus Supplement relating to a
                                  Series having a Controlled
                                  Accumulation Period, during the
                                  period from the day on which a
                                  Reinvestment Event (as defined
                                  herein) has occurred, until the
                                  earliest of (a) the commencement of
                                  the Early Amortization Period (if
                                  any), (b) payment in full of the
                                  Invested Amount, including the
                                  Enhancement Invested Amount, if any,
                                  of the Certificates of such Series,
                                  and (c) the Series Termination Date
                                  with respect to such Series (the
                                  "Early Accumulation Period"),
                                  collections of Principal Receivables
                                  and, if so specified in the related
                                  Prospectus Supplement, certain other
                                  amounts allocable to the
                                  Certificateholders' Interest of such
                                  Series (including Shared Principal
                                  Collections, if any, allocable to
                                  such Series) will be deposited on
                                  each Distribution Date in the
                                  Principal Funding Account and used
                                  to make distributions of principal
                                  to the Certificateholders of such
                                  Series or any Class thereof on the
                                  Expected Final Payment Date. The
                                  amount to be deposited in the
                                  Principal Funding Account during the
                                  Early Accumulation Period will not
                                  be limited to any Controlled Deposit
                                  Amount. See "Description of the
                                  Certificates -- Pay Out Events and
                                  Reinvestment Events" for a
                                  discussion of the events which might
                                  lead to commencement of an Early
                                  Accumulation Period.

     Controlled Amortization
     Period  . . . . . . . .      If the related Prospectus Supplement
                                  so specifies, unless an Early
                                  Amortization Period commences with
                                  respect to a Series offered hereby,
                                  the Certificates of such Series will
                                  have an amortization period (the
                                  "Controlled Amortization Period")
                                  that will commence at the close of
                                  business on the date specified in
                                  such Prospectus Supplement and
                                  continue until the earliest of (a)
                                  the commencement of the Early
                                  Amortization Period with respect to
                                  such Series, (b) payment in full of
                                  the Invested Amount, including the
                                  Enhancement Invested Amount, if any,
                                  of the Certificates of such Series
                                  and (c) the Series Termination Date
                                  with respect to such Series. During
                                  the Controlled Amortization Period
                                  with respect to a Series,
                                  collections of Principal Receivables
                                  and certain other amounts allocable
                                  to the Certificateholders' Interest
                                  of such Series (including Shared
                                  Principal Collections, if any,
                                  allocable to such Series) will be
                                  used on each Distribution Date to
                                  make principal distributions to
                                  Certificateholders of such Series or
                                  any Class thereof then scheduled to
                                  receive such distributions. The
                                  amount to be distributed to
                                  Certificateholders of any Series
                                  offered hereby on any Distribution
                                  Date may, but will not necessarily,
                                  be limited to an amount (the
                                  "Controlled Distribution Amount")
                                  equal to an amount (the "Controlled
                                  Amortization Amount") specified in
                                  the related Prospectus Supplement
                                  plus any existing deficit controlled
                                  amortization amount arising from
                                  prior Distribution Dates. If a
                                  Series has more than one Class of
                                  Certificates, each Class may have a
                                  different Controlled Amortization
                                  Amount. In addition, the related
                                  Prospectus Supplement may describe
                                  certain priorities among such
                                  Classes with respect to such
                                  distributions.

     Early Amortization
     Period  . . . . . . . .      During the period from the day on
                                  which a Pay Out Event has occurred
                                  with respect to a Series to the date
                                  on which the Invested Amount,
                                  including the Enhancement Invested
                                  Amount, if any, of the Certificates
                                  of such Series has been paid in full
                                  or the related Series Termination
                                  Date has occurred (the "Early
                                  Amortization Period"), collections
                                  of Principal Receivables and certain
                                  other amounts allocable to the
                                  Certificateholders' Interest of such
                                  Series (including Shared Principal
                                  Collections, if any, allocable to
                                  such Series) will be distributed as
                                  principal payments to the
                                  Certificateholders of such Series
                                  monthly on each Distribution Date
                                  beginning with the first Special
                                  Payment Date with respect to such
                                  Series. During the Early
                                  Amortization Period with respect to
                                  a Series, distributions of principal
                                  to Certificateholders will not be
                                  subject to any Controlled Deposit
                                  Amount or Controlled Distribution
                                  Amount. In addition, upon the
                                  commencement of the Early
                                  Amortization Period with respect to
                                  a Series, any funds on deposit in a
                                  Principal Funding Account with
                                  respect to such Series will be paid
                                  to the Certificateholders of the
                                  relevant Class or Series on the
                                  first Special Payment Date with
                                  respect to such Series. See
                                  "Description of the Certificates --
                                  Pay Out Events and Reinvestment
                                  Events" for a discussion of the
                                  events that might lead to the
                                  commencement of the Early
                                  Amortization Period with respect to
                                  a Series.

     Allocations Among
     Series . . . . . . . . .     Pursuant to the Pooling and
                                  Servicing Agreement, during each
                                  Monthly Period, the Servicer is
                                  required to first allocate to each
                                  Series collections of Principal
                                  Receivables and Finance Charge
                                  Receivables and the Defaulted
                                  Receivables with respect to such
                                  Monthly Period based on the Series
                                  Allocation Percentage (as defined
                                  herein). See "Description of the
                                  Pooling and Servicing Agreement --
                                  Allocations." Subject to
                                  reallocation among Series in a
                                  Reallocation Group, such amounts
                                  allocated to each Series are then
                                  further allocated within each Series
                                  to the Certificateholders, any
                                  Series Enhancement and the holders
                                  of the Transferor Certificates
                                  pursuant to the terms of the related
                                  Supplement.

     Sharing of Excess Finance
     Charge Collections  Among
     Excess Allocation Series. .  If the Prospectus Supplement for a
                                  Series so provides, any Series may
                                  be designated as a Series that
                                  shares with other Series similarly
                                  designated, subject to certain
                                  limitations, certain Excess Finance
                                  Charge Collections (as defined
                                  herein) allocable to any such Series
                                  (an "Excess Allocation Series").
                                  Subject to certain limitations
                                  described under "Description of the
                                  Pooling and Servicing Agreement --
                                  Sharing of Excess Finance Charge
                                  Collections Among Excess Allocation
                                  Series," collections of Finance
                                  Charge Receivables and certain other
                                  amounts allocable to the
                                  Certificateholders' Interest of any
                                  Series that is designated as an
                                  Excess Allocation Series in excess
                                  of the amounts necessary to make
                                  required payments with respect to
                                  such Series (including payments to
                                  the provider of any related Series
                                  Enhancement) will be applied to
                                  cover shortfalls with respect to
                                  amounts payable from collections of
                                  Finance Charge Receivables allocable
                                  to any other Series designated as an
                                  Excess Allocation Series, in each
                                  case pro rata based upon the
                                  Invested Amount of each such Series
                                  that has such a shortfall with
                                  respect to the related Monthly
                                  Period. See "Description of the
                                  Pooling and Servicing Agreement --
                                  Sharing of Excess Finance Charge
                                  Collections Among Excess Allocation
                                  Series."

     Shared Principal
     Collections . . . . . .      If the Prospectus Supplement for a
                                  Series so provides, any Series may
                                  be designated as a Series that
                                  shares with other Series similarly
                                  designated, subject to certain
                                  limitations, certain excess
                                  collections of Principal Receivables
                                  and certain other amounts allocable
                                  to the Certificateholders' Interest
                                  of such Series (a "Principal Sharing
                                  Series"). To the extent that
                                  collections of Principal Receivables
                                  and certain other amounts that are
                                  allocated to the Certificateholders'
                                  Interest of any Principal Sharing
                                  Series are not needed to make
                                  payments to the Certificateholders
                                  of such Series or required to be
                                  deposited in a Principal Funding
                                  Account for such Series, such
                                  collections may be applied to cover
                                  principal payments due to or for the
                                  benefit of Certificateholders of
                                  another Principal Sharing Series.
                                  Any such reallocation will not
                                  result in a reduction in the
                                  Invested Amount of the Series to
                                  which such collections were
                                  initially allocated. See
                                  "Description of the Pooling and
                                  Servicing Agreement -- Shared
                                  Principal Collections."

     Reallocations Among Series
     in a Reallocation Group . .  If so specified in the related
                                  Prospectus Supplement, the
                                  Certificates of a Series may be
                                  included in a Group that will be
                                  subject to reallocations of
                                  collections of Finance Charge
                                  Receivables and other amounts or
                                  obligations among the Series in such
                                  Group (a "Reallocation Group").
                                  Collections of Finance Charge
                                  Receivables allocable to each Series
                                  in a Reallocation Group will be
                                  aggregated and made available for
                                  certain required payments for all
                                  Series in such Group. Consequently,
                                  the issuance of new Series in such
                                  Group may have the effect of
                                  reducing or increasing the amount of
                                  collections of Finance Charge
                                  Receivables allocable to the
                                  Certificates of other Series in such
                                  Group. See "Risk Factors -- Issuance
                                  of New Series."

     Paired Series . . . . .      If so specified in the related
                                  Prospectus Supplement, a Series of
                                  Certificates may be issued (a
                                  "Paired Series") that is paired with
                                  one or more other Series or a
                                  portion of one or more other Series
                                  previously issued by the Trust (a
                                  "Prior Series"). A Paired Series may
                                  be issued at or after the
                                  commencement of a Controlled
                                  Accumulation Period or Controlled
                                  Amortization Period for a Prior
                                  Series. As the Invested Amount of
                                  the Prior Series having a Paired
                                  Series is reduced, the Invested
                                  Amount of the Paired Series will
                                  increase by an equal amount. Upon
                                  payment in full of such Prior
                                  Series, the Invested Amount of the
                                  Paired Series will be equal to the
                                  amount of the Invested Amount paid
                                  to Certificateholders of such Prior
                                  Series. If a Pay Out Event or
                                  Reinvestment Event occurs with
                                  respect to the Prior Series having a
                                  Paired Series or with respect to the
                                  Paired Series when such Prior Series
                                  is in a Controlled Amortization
                                  Period or Controlled Accumulation
                                  Period, the percentage specified in
                                  the applicable Prospectus Supplement
                                  for the allocation of collections of
                                  Principal Receivables to the
                                  Certificateholders' Interest of such
                                  Prior Series (the "Principal
                                  Allocation Percentage") and the
                                  Series Allocation Percentage for the
                                  Prior Series and the Principal
                                  Allocation Percentage and the Series
                                  Allocation Percentage for the Paired
                                  Series will be reset as specified in
                                  the related Prospectus Supplement
                                  and the Controlled Amortization
                                  Period, Controlled Accumulation
                                  Period, Early Amortization Period or
                                  Early Accumulation Period for such
                                  Prior Series could be lengthened.

     Special Funding Account      If on any date the Transferor Amount
                                  is less than or equal to the
                                  Required Transferor Amount, the
                                  Servicer shall not distribute to the
                                  holders of the Transferor
                                  Certificates any Collections of
                                  Principal Receivables that otherwise
                                  would be distributed to the holders
                                  of the Transferor Certificates, but
                                  shall deposit such funds in the
                                  Special Funding Account.

                                  Funds on deposit in the Special
                                  Funding Account will be withdrawn
                                  and paid to the holders of the
                                  Transferor Certificates on any
                                  Distribution Date to the extent
                                  that, after giving effect to such
                                  payment, the Transferor Amount
                                  exceeds the Required Transferor
                                  Amount on such date; provided,
                                  however, that if a Controlled
                                  Accumulation Period, Early
                                  Accumulation Period, Controlled
                                  Amortization Period or Early
                                  Amortization Period commences with
                                  respect to any Series, any funds on
                                  deposit in the Special Funding
                                  Account will be released and treated
                                  as Collections of Principal
                                  Receivables to the extent needed to
                                  cover principal payments due to or
                                  for the benefit of such Series.

     Funding Period  . . . .      The Prospectus Supplement relating
                                  to a Series of Certificates may
                                  specify that for a period beginning
                                  on the Series Closing Date and
                                  ending on a specified date before
                                  the commencement of a Controlled
                                  Amortization Period or Controlled
                                  Accumulation Period with respect to
                                  such Series (the "Funding Period"),
                                  the aggregate amount of Principal
                                  Receivables in the Trust allocable
                                  to such Series may be less than the
                                  aggregate principal amount of the
                                  Certificates of such Series and an
                                  amount equal to the amount of such
                                  deficiency (the "Pre-Funding
                                  Amount") will be held in a trust
                                  account established with the Trustee
                                  for the benefit of
                                  Certificateholders of such Series
                                  (the "Pre-Funding Account") pending
                                  the transfer of additional Principal
                                  Receivables to the Trust or pending
                                  the reduction of the Invested
                                  Amounts of other Series issued by
                                  the Trust. The related Prospectus
                                  Supplement will specify the initial
                                  Invested Amount on the Series
                                  Closing Date with respect to such
                                  Series, the aggregate principal
                                  amount of the Certificates of such
                                  Series (the "Full Invested Amount")
                                  and the date by which the Invested
                                  Amount is expected to equal the Full
                                  Invested Amount. The Invested Amount
                                  will increase as Principal
                                  Receivables are delivered to the
                                  Trust or as the Invested Amounts of
                                  other Series of the Trust are
                                  reduced. The Invested Amount may
                                  also decrease due to the occurrence
                                  of a Pay Out Event as specified in
                                  the related Prospectus Supplement.

                                  During the Funding Period, funds on
                                  deposit in the Pre-Funding Account
                                  for a Series of Certificates will be
                                  withdrawn and paid to the Transferor
                                  to the extent of any increases in
                                  the Invested Amount. In the event
                                  that the Invested Amount does not
                                  for any reason equal the Full
                                  Invested Amount by the end of the
                                  Funding Period, any amount remaining
                                  in the Pre-Funding Account and any
                                  additional amounts specified in the
                                  related Prospectus Supplement will
                                  be payable to the Certificateholders
                                  of such Series in a manner and at
                                  such time as set forth in the
                                  related Prospectus Supplement.

                                  If so specified in the related
                                  Prospectus Supplement, monies in the
                                  Pre-Funding Account with respect to
                                  any Series will be invested by the
                                  Trustee in Eligible Investments or
                                  will be subject to a guaranteed rate
                                  or investment agreement or other
                                  similar arrangement, and investment
                                  earnings and any applicable payment
                                  under any such investment
                                  arrangement will be applied to pay
                                  interest on the Certificates of such
                                  Series.

     Credit Enhancement  . .      The credit enhancement (the "Credit
                                  Enhancement") with respect to a
                                  Series offered hereby may include a
                                  letter of credit, a cash collateral
                                  account or guarantee, spread
                                  account, a collateral interest, a
                                  surety bond, an insurance policy,
                                  guaranteed rate agreement, maturity
                                  liquidity facility, tax protection
                                  agreement or any other form of
                                  credit enhancement described in the
                                  related Prospectus Supplement.
                                  Credit Enhancement may also be
                                  provided to a Class or Classes of a
                                  Series or to a Series by
                                  subordination provisions which
                                  require that distributions of
                                  principal or interest be made with
                                  respect to the Certificates of such
                                  Class or Classes or such Series
                                  before distributions are made to one
                                  or more other Classes of such Series
                                  or to another Series (if the
                                  Supplement for such Series so
                                  provides).

                                  The type, characteristics and amount
                                  of the Credit Enhancement with
                                  respect to any Series will be
                                  determined based on several factors,
                                  including the characteristics of the
                                  Receivables and Accounts underlying
                                  or comprising the Trust Assets as of
                                  the Series Closing Date with respect
                                  thereto, and will be established on
                                  the basis of requirements of each
                                  applicable Rating Agency. The terms
                                  of the Credit Enhancement with
                                  respect to any Series offered hereby
                                  will be described in the related
                                  Prospectus Supplement. If so
                                  specified in the Prospectus
                                  Supplement for a Series, the level
                                  of Credit Enhancement for such
                                  Series may be reduced if such
                                  reduction satisfies the Rating
                                  Agency Condition. See "Description
                                  of the Pooling and Servicing
                                  Agreement -- Credit Enhancement" and
                                  "Risk Factors -- Limited Nature of
                                  Rating."


     Servicing . . . . . . .      The Bank, in its capacity as
                                  Servicer under the Pooling and
                                  Servicing Agreement, is the initial
                                  Servicer for the Trust. The Servicer
                                  is responsible for servicing,
                                  managing and making collections on
                                  the Receivables.  The "Distribution
                                  Date" for a Series will be the day
                                  occurring in each month (or, if such
                                  day is not a business day, the next
                                  business day) or such other date
                                  specified in the Supplement for a
                                  Series. The "Transfer Date" for a
                                  Series will be the business day
                                  preceding each Distribution Date or
                                  such other date specified in the
                                  Supplement for a Series. On the
                                  earlier of (a) the second business
                                  day following the Date of Processing
                                  and (b) the day on which the
                                  Servicer deposits any collections
                                  into the Collection Account, subject
                                  to certain exceptions described
                                  herein, the Servicer will pay to the
                                  holders of the Transferor
                                  Certificates their allocable portion
                                  of any collections then held by the
                                  Servicer. The "Date of Processing"
                                  is the business day on which a
                                  record of any transaction is first
                                  recorded pursuant to the Servicer's
                                  data processing procedures. The
                                  "Determination Date" for a Series
                                  will be the third business day
                                  preceding the Distribution Date in
                                  each Monthly Period, or such other
                                  date specified in the Supplement for
                                  a Series. On each Determination
                                  Date, the Servicer will calculate
                                  the amounts to be allocated to the
                                  Certificateholders of each Class or
                                  Series and the holders of the
                                  Transferor Certificates as described
                                  herein in respect of collections of
                                  Receivables received with respect to
                                  the preceding Monthly Period.


     Income Tax Withholding       Interest on the Certificates will be
                                  subject to United States withholding
                                  tax and backup withholding unless
                                  the holder complies with applicable
                                  IRS identification requirements.

     Tax Status  . . . . . .      Except to the extent otherwise
                                  specified in the related Prospectus
                                  Supplement, it is anticipated that
                                  special tax counsel will be of the
                                  opinion that the Certificates of
                                  each Class offered hereby of each
                                  Series will be characterized as
                                  indebtedness for Federal income tax
                                  purposes.  Except to the extent
                                  otherwise specified in the related
                                  Prospectus Supplement, the
                                  Certificate Owners will agree to
                                  treat the Certificates offered
                                  hereby as debt for Federal income
                                  tax purposes.  See "Certain U.S.
                                  Federal Income Tax Consequences" for
                                  additional information concerning
                                  the application of Federal income
                                  tax laws.

     ERISA Considerations  .      See "ERISA Considerations" herein
                                  and in the applicable Prospectus
                                  Supplement.

     Certificate Rating  . .      It will be a condition to the
                                  issuance of each Series of
                                  Certificates or Class thereof
                                  offered pursuant to this Prospectus
                                  and the related Prospectus
                                  Supplement that they be rated in one
                                  of the four highest applicable
                                  rating categories by at least one
                                  nationally recognized statistical
                                  rating organization selected by the
                                  Transferor, as specified in the
                                  applicable Supplement (each rating
                                  agency rating any Series, a "Rating
                                  Agency"). The rating or ratings
                                  applicable to the Certificates of
                                  each such Series or Class thereof
                                  will be set forth in the related
                                  Prospectus Supplement. A security
                                  rating should be evaluated
                                  independently of similar ratings of
                                  different types of securities. A
                                  rating is not a recommendation to
                                  buy, sell or hold securities and may
                                  be subject to revision or withdrawal
                                  at any time by the assigning Rating
                                  Agency. Each rating should be
                                  evaluated independently of any other
                                  rating. See "Risk Factors -- Limited
                                  Nature of Rating."

     Listing . . . . . . . .      If so specified in the Prospectus
                                  Supplement relating to a Series,
                                  application will be made to list the
                                  Certificates of such Series, or all
                                  or a portion of any Class thereof,
                                  on the Luxembourg Stock Exchange or
                                  any other specified exchange.


                                RISK FACTORS


          Investors should consider the following risk factors in connection with the purchase of the Certificates.


          Limited Liquidity. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide Certificateholders of any Series offered hereby with liquidity of investment or that it will continue for the life of such Certificates.

          Limited Operating History.   BKB CT and the Bank began
     originating and servicing credit card accounts in September 1995 and April 1997, respectively. Each of the Bank and BKB CT thus has limited underwriting and servicing experience, and limited delinquency, default and loss experience with respect to the Accounts.

          Limited History of Trust and Transferor. The Transferor was formed in June 1997, and the Trust will be formed on the initial Series Closing Date. The Transferor and the Trust will have no substantial assets other than their respective interests in the Receivables and the proceeds thereof as described herein.

          Limited History of Portfolio. The Trust's assets will consist primarily of Receivables generated from Accounts originated since August 1995. Approximately 24% of the Receivables in the Trust Portfolio have been originated within the last twelve months. As a result, the current portfolio history may not be indicative of the portfolio performance as the Receivables and Accounts mature.

          Non-Recourse to the Bank, BKB CT, [New Bank], BankBoston Corporation, Transferor or Affiliates Thereof. No Certificateholders will have recourse for payment of its Certificates to any assets of the Bank, BKB CT, [New Bank], the Transferor (other than the Transferor Certificate, to the extent described herein), BankBoston Corporation, or any affiliates thereof. Consequently, Certificateholders must rely solely upon payments on the Receivables for the payment of principal of and interest on the Certificates. Furthermore, under the Pooling and Servicing Agreement, the Certificateholders have an interest in the Receivables and Collections only to the extent of the Certificateholders' Interest and, to the limited extent described herein, the Transferor Interest. Should the Certificates not be paid in full on a timely basis, Certificateholders may not look to any assets of any of the Bank, BKB CT, [New Bank], the Transferor (other than the Transferor Certificate, to the extent described herein), BankBoston Corporation or any affiliates thereof to satisfy their claims.

          Characteristics as a Sale; Insolvency and Receivership Risks. Each Account Owner represents and warrants in the applicable Purchase Agreement that the transfer of all Receivables pursuant thereto to the Transferor is a valid sale and assignment of such Receivables from such party to the Transferor. In addition, each Account Owner and the Transferor have agreed that if, notwithstanding their intent, the respective sales of Receivables to the Transferor are not treated as sales, the Purchase Agreements will be deemed to create a security interest in the Receivables. In a receivership or conservatorship of an Account Owner, if the conveyance of the Receivables is not treated as a sale, but is deemed to create a security interest in the Receivables, the Transferor's interest in the Receivables may be subject to tax or other governmental liens relating to the applicable Account Owner arising before the subject Receivables came into existence and to certain administrative expenses of the receivership, conservatorship or bankruptcy proceeding. The Account Owners have taken or will take certain actions required to perfect the Transferor's interest in the Receivables.


          A conservator or receiver would have the power under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, an Account Owner. However, notwithstanding the insolvency of, or the appointment of a receiver or conservator for, an Account Owner, subject to certain qualifications, a valid perfected security interest of the Transferor in the Receivables should be enforceable (to the extent of the Transferor's "actual direct compensatory damages" (as described below)) and payments to the Transferor with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by such a conservator or receiver. If, however, the conservator or receiver were to assert that the security interest was unperfected or unenforceable, or were to require the Transferor to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of proceedings with respect to an Account Owner as provided under FIRREA, delays in payments to the Trust and on the Certificates and possible reductions in the amount of those payments could occur. In the event of a repudiation of obligations by a conservator or receiver, FIRREA provides that a claim for the repudiated obligation is limited to "actual direct compensatory damages" determined as of the date of the appointment of the conservator or receiver (which in most cases are expected to include the outstanding principal on the Certificates plus interest accrued thereon to the date of payment). The Federal Deposit Insurance Corporation ("FDIC") has not adopted a formal policy statement on payment of principal and interest on collateralized borrowings of banks that are repudiated. The Transferor believes that the general practice of the FDIC in such circumstances is to permit the collateral to be applied to pay the principal owed plus interest at the contract rate up to the date of payment, together with the costs of liquidation of the collateral if provided for in the contract.
     In one case involving the repudiation by the Resolution Trust Corporation (the "RTC") of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damage" in the case of a marketable security meant the value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine the Transferor's "actual direct compensatory damages" in the event a conservator or receiver of an Account Owner repudiated the applicable Purchase Agreement, the amount paid to Certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Certificates and the interest accrued thereon to the date of payment. See "Certain Legal Aspects of the Receivables-Certain Matters Relating to Insolvency." In addition, in the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the Certificateholders from effecting a transfer of servicing to a successor Servicer.


          Although the Pooling and Servicing Agreement provides that the Transferor will transfer all of its right, title, and interest in and to the Receivables to the Trust, a court could treat such transactions as an assignment of collateral as security for the benefit of holders of certificates issued by the Trust. It is possible that the risk of such treatment may be increased by the retention by the Transferor of the Exchangeable Transferor Certificate and any other class of Certificates that may be issued and retained by the Transferor. The Transferor represents and warrants in the Pooling and Servicing Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Transferor has taken and will take certain actions required to perfect the Trust's interest in the Receivables and warrants that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein, subject only to Permitted Liens. If the transfer of the Receivables to the Trust is deemed to create a security interest therein under the UCC, a tax or government lien on property of the Transferor arising before Receivables come into existence may have priority over the Trust's interest in such Receivables. In the event of the insolvency of the Transferor, certain administrative expenses may also have priority over the Trust's interest in such Receivables. See "Certain Legal Aspects of the Receivables-Transfer of Receivables."

          To the extent that the Transferor is deemed to have granted a security interest in the Receivables to the Trust and such security interest was validly perfected before any insolvency of the Transferor and was not granted or taken in contemplation of insolvency or with the intent to hinder, delay, or defraud the Transferor or its creditors, such security interest should not be subject to avoidance in the event of insolvency or receivership of the Transferor, and payments to the Trust with respect to the Receivables should not be subject to recovery by a bankruptcy trustee or receiver of the Transferor. If, however, such a bankruptcy trustee or receiver were to assert a contrary position, delays in payments on the Certificates and possible reductions in the amount of those payments could occur.


          In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), cert. denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's estate in a bankruptcy of the seller.
     If the Transferor were to become subject to a bankruptcy proceeding or if an Account Owner were to become subject to a receivership and a court were to follow the 10th Circuit's reasoning, Certificateholders might experience delays in payment or possibly losses in their investment in the Certificates. The Transferor has been advised by its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, that the facts of Octagon are distinguishable from those in the sale transactions between the Account Owners and the Transferor and between the Transferor and the Trust and that the reasoning of the 10th Circuit appears to be inconsistent with established precedent and the UCC. See "Certain Legal Aspects of the Receivables-Certain Matters Relating to Insolvency."

          In the event of a Servicer Default relating to the bankruptcy or insolvency of the Servicer, and no Servicer Default other than such bankruptcy or insolvency-related Servicer Default exists, the bankruptcy trustee or receiver may have the power to prevent either the Trustee or the majority of the Certificateholders from appointing a successor Servicer. If the Transferor consents or fails to object to the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any bankruptcy, insolvency or similar proceedings of or relating to the Transferor, or the commencement of an action for the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any insolvency or similar proceedings, or for the winding-up, insolvency, bankruptcy, reorganization, conservatorship, receivership or liquidation of the Transferor's affairs, or notwithstanding an objection by the Transferor any such action remains undischarged or unstayed for a period of 60 days; or the Transferor admits in writing its inability to pay its debts generally as they become due, files, or consents or fails to object (or objects without dismissal of any such filing within 60 days of such filing) to the filing of, a petition to take advantage of any applicable bankruptcy, insolvency or reorganization, receivership or conservatorship statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations (any such event being an "Insolvency Event"), new Principal Receivables would not be transferred by the Transferor to the Trust. In the event of an Insolvency Event, the Trustee would sell the Receivables (unless Holders (as defined herein) of Certificates evidencing undivided interests aggregating more than 50% of the aggregate unpaid principal amount of each Series (or with respect to any Series with two or more Classes, 50% of the unpaid principal amount of each Class) and certain other persons specified in the Supplement for a Series instruct otherwise and provided that a trustee for the Transferor does not order a sale despite such instructions not to sell), thereby causing early termination of the Trust. The entire proceeds of such sale or liquidation will be treated as collections of Receivables and allocated accordingly among Series. Upon the occurrence of a Pay Out Event, if a trustee, receiver or conservator is appointed for the Transferor and no Pay Out Event other than such insolvency of the Transferor exists, the trustee may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period or Early Accumulation Period and may be able to require that new Principal Receivables be transferred to the Trust. In addition, the trustee, receiver or conservator for the Transferor may have the power to cause early sale of the Receivables and the early payment of the Certificates or to prohibit the continued transfer of Receivables to the Trust. See "Certain Legal Aspects of the
     Receivables   Certain Matters Relating to Insolvency."


          While the Bank is the Servicer, cash collections held by the Bank may, subject to certain conditions, be commingled and used for the benefit of the Bank prior to each Transfer Date and, in the event of the bankruptcy, insolvency or receivership of the Bank or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected security interest in such collections. The Bank will be allowed to make monthly rather than daily deposits of collections to the Collection Account if either (i) the Bank obtains a commercial paper rating of at least A-1 and P-1 (or its equivalent) by the applicable Rating Agency or (ii) or the Bank makes other arrangements that satisfy the Rating Agency Condition. Unless otherwise provided in the related Prospectus Supplement, if either of the foregoing conditions are not satisfied, then the Bank will, within five business days, commence the deposit of collections directly into the Collection Account within two business days of the Date of Processing.

          Consumer Protection Laws. The Accounts and Receivables are subject to numerous federal and state consumer protection laws which impose requirements on the solicitation, making, enforcement and collection of consumer loans. Such laws, as well as any new laws or rulings which may be adopted (including, but not limited to, federal or state interest rate caps on credit cards), may adversely affect the Servicer's ability to collect on the Receivables or maintain the required level of periodic finance charges, annual membership fees and other fees. In addition, failure by the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Accounts or Receivables.


          Pursuant to the Pooling and Servicing Agreement, the Transferor makes certain representations and warranties relating to the validity and enforceability of the Accounts and the Receivables and pursuant to the applicable Purchase Agreement the Account Owners make similar representations and warranties with respect to the Receivables. However, it is not anticipated that the Trustee will make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is not complied with and such noncompliance continues beyond the applicable cure period, is that the Receivables affected thereby will be reassigned to the Transferor (for reassignment, in turn, to the applicable Account Owners pursuant to the Purchase Agreement between such Account Owner and the Transferor) or assigned to the Servicer, as the case may be. In addition, in the event of the breach of certain representations and warranties, the Transferor may be obligated to accept the reassignment of the entire Trust portfolio. The proceeds of any such reassignment will be deposited in the Collection Account and treated as Collections of Principal Receivables. If the proceeds from such reassignment and any amounts on deposit in the Collection Account, the Reserve Account and any amounts available from any Credit Enhancement are not sufficient to pay any Certificates in full, the amount of principal returned to Certificateholders will be reduced and some or all of the Certificateholders will incur a loss. In addition, because the proceeds of any such reassignment will be distributed to Certificateholders as principal prior to the scheduled date of such repayment, Certificateholders would not receive the benefit of the interest rate on the Certificates specified in the applicable Prospectus Supplement for the period of time originally expected on the amount of such early repayment, and accordingly, Certificateholders will bear the reinvestment risk resulting from faster payment of principal of the Certificates. There can be no assurance that a Certificateholder would be able to reinvest such early repayment amount at a similar rate of return. See "Description of the Pooling and Servicing Agreement Representations and Warranties" and "-- Servicer Covenants" and "Certain Legal Aspects of the Receivables -- Consumer Protection Laws."


          Application of federal and state bankruptcy and debtor relief laws would affect the interests of Certificateholders in the Receivables if such laws result in any Receivables being written off as uncollectible when there are no funds available pursuant to any applicable Credit Enhancement or other sources. See "Description of the Pooling and Servicing Agreement Defaulted Receivables; Rebates and Fraudulent Charges."

          Proposed Legislation -- Limitation on Finance Charges. The United States Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card industry or to reduce finance charges or other fees or charges applicable to credit card accounts. The potential effect of any such legislation could be to reduce the yield on the Accounts. If such yield is reduced, a Pay Out Event or Reinvestment Event could occur, and an Early Amortization Period or Early Accumulation Period may commence. See "Description of the Certificates -- Pay Out Events and Reinvestment Events."

          Generation of Additional Receivables; Dependency on Cardmember Repayments. The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts, that Receivables will be added to the Trust from Additional Accounts designated to the Trust, or that any particular pattern of cardmember repayments will occur. The commencement and continuation of a Controlled Amortization Period or a Controlled Accumulation Period will be dependent upon the continued generation of new Receivables to be conveyed to the Trust. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event or Reinvestment Event and the commencement of the Early Amortization Period or the Early Accumulation Period. The full payment of the Invested Amount of a Series or Class is dependent on cardmember repayments and will not be made if such repayment amounts are insufficient to pay such Series or Class its Invested Amount in full by the Series Termination Date. The Pooling and Servicing Agreement provides that the Transferor will be required, and the Purchase Agreement provides that Account Owners will be required (subject to certain conditions), to designate Additional Accounts, the Receivables of which will be added to the Trust in the event that the amount of the Principal Receivables is not maintained at the Required Minimum Principal Balance or if the Transferor Amount is less than the Required Transferor Amount. If Additional Accounts are not designated by the Transferor and the Account Owners when required, a Pay Out Event or Reinvestment Event may occur and result in the commencement of an Early Amortization Period or Early Accumulation Period. In addition, a decrease in the effective yield on the Receivables due to, among other things, a change in the annual percentage rates applicable to the Accounts, an increase in the level of delinquencies or an increase in convenience use (i.e., where cardmembers pay their Receivables early and thus avoid all finance charges on purchases) could cause the commencement of an Early Amortization Period or Early Accumulation Period as well as result in decreased protection to Certificateholders against defaults under the Accounts.


          Social, Legal, Technological, Economic and Other Factors. Changes in card use and payment patterns by cardmembers result from a variety of social, legal, technological and economic factors. Social factors include potential changes in consumers' attitudes towards financing purchases with debt. Technological factors include new methods of payment, such as debit cards, electronic billing and payment services and personal computer banking services. Legal factors include changes in the laws affecting creditor's rights. Economic factors include the rate of inflation, unemployment levels, tax law changes, bankruptcy levels and relative interest rates. The use of incentive programs (e.g., gift awards for card usage) may also affect card use. The Transferor and the Bank are unable to determine and have no basis to predict whether or to what extent legal, economic or social factors will affect card use or repayment patterns. See "The Accounts."


          Competition in the Credit Card Industry. The credit card industry is highly competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged for credit cards. As new credit card issuers seek to enter the market and issuers seek to expand their market share, there is increased use of advertising, target marketing and pricing competition. The United States Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card industry or to reduce finance charges or other fees or charges applicable to credit card accounts. In addition, certain credit card issuers assess annual percentage rates or other fees or charges at rates lower than the rate currently being assessed on most of the Accounts. If cardmembers choose to utilize competing sources of credit, the rate at which new Receivables are generated in the Accounts may be reduced and certain purchase and payment patterns with respect to Receivables may be affected. The Trust will be dependent upon the continued ability of the Account Owners to generate new Receivables. If the rate at which new Receivables are generated declines significantly and the Account Owners do not designate Additional Accounts, a Pay Out Event or Reinvestment Event could occur, in which event an Early Amortization Period or Early Accumulation Period would commence.

          In September 1994, the United States Court of Appeals for the Tenth Circuit reversed a 1992 Utah federal court decision that the VISA association violated antitrust laws when it denied membership in VISA to a subsidiary of Sears Roebuck & Co., on the basis that another former Sears subsidiary at the time was the issuer of the Discover credit card, a competitor of the VISA credit card. In June 1995, the United States Supreme Court declined to review the decision of the court of appeals. MasterCard has settled a similar lawsuit. This settlement by MasterCard or a similar lawsuit against VISA could result in increased competition among issuers of VISA and MasterCard credit cards and thereby have adverse consequences for members of the MasterCard and VISA associations, such as the Account Owners.

          Ability of Account Owners to Change Terms of the Accounts; Decrease in Finance Charges. Pursuant to the Pooling and Servicing Agreement, the Transferor is not transferring to the Trust the Accounts but only the Receivables arising in the Accounts. As owner of the Accounts, the Account Owners have the right to determine the annual percentage rates and the fees which are applicable from time to time to the Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms with respect to the Accounts. A decrease in the annual percentage rates or a reduction in fees would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event or Reinvestment Event and the commencement of an Early Amortization Period or Early Accumulation Period. An alteration of payment terms may result in fewer payments on Receivables being made in any month. Under the applicable Purchase Agreement, each Account Owner agrees that, unless required by law or unless it deems it necessary to maintain on a competitive basis its credit card business or a program operated by such credit card business based on a good faith assessment by it of the nature of the competition with respect to the credit card business or such program, it will not take any action which would have the effect of reducing the Portfolio Yield (as defined herein) to a level that could reasonably be expected to cause any Series to experience a Pay Out Event or Reinvestment Event based on the insufficiency of the Series adjusted Portfolio Yield or any similar test or take any action that would have the effect of reducing the Portfolio Yield to less than the highest Average Rate (as defined herein) for any Group. "Portfolio Yield" means, with respect to the Trust as a whole and, with respect to any Monthly Period, the annualized percentage equivalent of a fraction (a) the numerator of which is the aggregate of the sum of the Series Allocable Finance Charge Collections (as defined herein) for all Series during the immediately preceding Monthly Period calculated on a cash basis after subtracting therefrom the Series Allocable Defaulted Amount (as defined herein) for all Series for such Monthly Period and
     (b) the denominator of which is the total amount of Principal Receivables as of the last day of such immediately preceding Monthly Period. Unless otherwise provided in the Prospectus Supplement with respect to any Series, "Average Rate" means, with respect to any Group, the percentage equivalent of a decimal equal to the sum of the amounts for each outstanding Series (or each Class within a Series consisting of more than one Class) within such Group obtained by multiplying (a) the certificate rate for such Series or Class (adjusted to take into account any payments made pursuant to any interest rate agreements) and (b) a fraction, the numerator of which is the aggregate unpaid principal amount of the Certificates of such Series or Class and the denominator of which is the aggregate unpaid principal amount of all Certificates within such Group. In addition, each Account Owner also agrees that, unless required by law and except as provided above, such Account Owner will take no action with respect to the applicable credit card agreements or the applicable credit card guidelines that, at the time of such action, such Account Owner reasonably believes will have a material adverse effect on the Transferor or the Certificateholders. In servicing the Accounts, each of the Servicer and any successor servicer will be required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own or other comparable accounts. Except as specified above, there are no restrictions specified in the Purchase Agreement on the ability of an Account Owner to change the terms of its Accounts.

          There can be no assurances that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by an Account Owner to decrease customer finance charges or otherwise take actions which would change other Account terms. Under certain circumstances, the Transferor will have the right and may be required from time to time to require an Account Owner to designate Receivables from time to time existing in Additional Accounts or Participation Interests for inclusion in the Trust. However, such Additional Accounts or Participation Interests may not be of the same credit quality or have the same characteristics as the Accounts, the Receivables of which have been conveyed to the Trust. See "Description of the Pooling and Servicing Agreement -- Additions of Accounts or Participation Interests."


          Pre-Funding Account. With respect to any Series having a Pre-Funding Account, in the event there is an insufficient amount of Principal Receivables in the Trust at the end of the applicable Funding Period, the Certificateholders of such Series will be repaid principal from amounts on deposit in the Pre-Funding Account (to the extent of such insufficiency) following the end of such Funding Period, as described more fully in the Prospectus Supplement. As a result of such repayment, Certificateholders would receive a principal payment earlier than they expected. In addition, Certificateholders would not receive the benefit of the interest rate on the Certificates specified in the applicable Prospectus Supplement for the period of time originally expected on the amount of such early repayment and, accordingly, Certificateholders will bear the reinvestment risk resulting from faster payment of principal of the Certificates. There can be no assurance that a Certificateholder would be able to reinvest such early repayment amount at a similar return.


          Basis Risk. The Accounts generally have finance charges set at a variable rate above the prime rate or other specified index. Any Class of Certificates offered hereby may bear interest at a floating rate based on a different floating rate index. If there is a decline in the Prime Rate or such other specified index, the amount of collections of Finance Charge Receivables on the Accounts may be reduced, whereas the amounts payable as interest with respect to the Certificates and other amounts required to be funded out of collections of Finance Charge Receivables may not be similarly reduced.

          Risks of Swaps. The Trustee on behalf of the Trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to Certificateholders from adverse changes in interest rates. However, such transactions will not eliminate fluctuations in the value of the Receivables or prevent such losses if the value of the Receivables decline.

          The Trust's ability to hedge all or a portion of its portfolio of Receivables through transactions in Swaps (as defined herein) depends on the degree to which interest rate movements in the market generally correlate with interest rate movements in the Receivables.

          The Trust's ability to engage in transactions involving Swaps will depend on the degree to which the Trust can identify acceptable counterparties (as defined herein). There can be no assurance that acceptable counterparties will be available for a specific Swap at any specific time.

          The costs to the Trust of hedging transactions vary among the various hedging techniques and also depend on such factors as market conditions and the length of the contract. Furthermore, the Trust's ability to engage in hedging transactions may be limited by tax considerations.

          Swaps are not traded on markets regulated by the Commission or the Commodity Futures Trading Commission, but are arranged through financial institutions acting as principals or agents. In an over-the-counter environment, many of the protections afforded to exchange participants are not available. For example, there are no daily fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Because the performance of over-the-counter Swaps is not guaranteed by any settlement agency, there is a risk of counterparty default.

          The Trust may consider taking advantage of investment opportunities in Swaps that are not presently contemplated for use by the Trust or that are not currently available but that may be developed, to the extent such opportunities are both consistent with the Trust's objectives and legally permissible investments for the Trust. Such opportunities, if they arise, may involve risks that differ from or exceed those involved in the activities described above and will be more fully described in the applicable Prospectus Supplement.

          Limited Nature of Rating. Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Pooling and Servicing Agreement and the related Supplement and will be based primarily on the value of the Receivables in the Trust and the availability of any Credit Enhancement with respect to such Series or Class. Any such rating will therefore generally address credit risk and will not, unless otherwise specified in the related Prospectus Supplement with respect to any Class or Series offered hereby, address the likelihood that the principal of, or interest on, any Certificates of such Class or Series will be prepaid, paid on a scheduled date or paid on any particular date before the applicable Series Termination Date. In addition, any such rating will not address the possibility of the occurrence of a Pay Out Event or Reinvestment Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. Further, the available amount of any Credit Enhancement with respect to any such Series or Class will be limited and will be subject to reduction from time to time as described in the related Prospectus Supplement. In addition, the rating of any Series or Class may be dependent upon the rating of any provider of Series Enhancement for such Series or Class. The rating of the Certificates of a Class or Series will not be a recommendation to purchase, hold or sell such Certificates, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

          Issuance of New Series. The Trust, as a master trust, is expected to issue new Series from time to time. While the terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any new Series, will not be subject to the prior review or consent of holders of the Certificates of any previously issued Series. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Series Enhancements, provisions subordinating such Series to other Series or subordinating other Series (if the Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. The obligation of the Trustee to issue any new Series is subject to the following conditions, among others: (a) such issuance will not result in any Rating Agency reducing or withdrawing its then existing rating of the Certificates of any outstanding Series or Class with respect to which it is a Rating Agency (the notification in writing by each Rating Agency to the Transferor, the Servicer and the Trustee that any action will not result in such a reduction or withdrawal is referred to herein as the "Rating Agency Condition") and (b) the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such issuance will not (i) result in the occurrence of a Pay Out Event or Reinvestment Event or (ii) materially adversely affect the timing or amount of payments to Certificateholders of any Series or Class (any of the conditions referred to in the preceding clauses (i) and (ii) are referred to herein as an "Adverse Effect"). There can be no assurance, however, that the issuance of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing or amount of payments received by a Certificateholder. In addition, the Supplements relating to Series which are part of a Group as described herein may provide that collections of Receivables allocable to such Series will be reallocated among all Series in the Group. Consequently, the issuance of new Series in a Group may have the effect of reducing the amount of collections of Receivables which are reallocated to the Certificates of existing Series in such Group. For example, in a Reallocation Group, which will provide for the reallocation of collections of Finance Charge Receivables allocable to a Series among all Series in such Group, an additional Series which is issued with a larger claim with respect to monthly interest than that of previously issued Series in such Group (due to a higher certificate rate) will receive a proportionately larger reallocation of collections of Finance Charge Receivables. Such issuance will reduce the amount of collections of Finance Charge Receivables which are reallocated to the existing Series in such Group. Furthermore, there can be no assurance that, for any Series in a Group, the Trust will issue any other Series in such Group. Accordingly, the anticipated benefits of sharing or reallocation collections of Receivables may not be realized. See "Description of the Pooling and Servicing Agreement -- Groups of Series."

          Addition of Trust Assets. The Transferor may from time to time designate Participation Interests to be conveyed to the Trust or may designate Additional Accounts, the Receivables in which will be conveyed to the Trust. In addition, under certain circumstances, the Transferor will be obligated to designate Aggregate Addition Accounts or, at the Transferor's option, Participation Interests for inclusion in the Trust. "Aggregate Addition Accounts" means revolving credit card accounts established pursuant to a credit card agreement between an Account Owner and the person or persons obligated to make payments thereunder, excluding any merchant, which is designated by the Transferor to be included as an Account. Aggregate Addition Accounts may be subject to different eligibility criteria than the Accounts, the Receivables of which are currently included in the Trust, and may include accounts originated using criteria different from those which were applied to the Accounts, the Receivables of which were initially included in the Trust, because such accounts were originated at a later date or were part of a portfolio of credit card accounts which were not part of the Accounts or which were acquired from another credit card issuer. Moreover, Aggregate Addition Accounts may not be accounts of the same type previously included in the Trust. Consequently, there can be no assurance that such Aggregate Addition Accounts will be of the same credit quality as the Accounts, the Receivables of which were initially included in the Trust. In addition, such Aggregate Addition Accounts may consist of credit card accounts which have different terms than the Accounts, the Receivables of which are now included in the Trust, including lower periodic finance charges, which may have the effect of reducing the average yield on the portfolio of Accounts. The designation of Aggregate Addition Accounts will be subject to the satisfaction of certain conditions, including that
     (a) such addition will satisfy the Rating Agency Condition and
     (b) the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such addition will not have an Adverse Effect. The Transferor expects to convey from time to time to the Trust the Receivables arising in certain Aggregate Addition Accounts in accordance with the provisions of the Pooling and Servicing Agreement.

          After obtaining the consent of each Rating Agency, the Transferor may also, from time to time, at its sole discretion, designate newly originated Eligible Accounts to be included as Accounts ("New Accounts") subject to the limitations and conditions specified in this paragraph. For purposes of the definition of New Accounts, Eligible Accounts will be deemed to include only types of revolving credit card accounts which are included as Initial Accounts or which have previously been included in any Aggregate Addition if the assignment related to such Aggregate Addition provides that such type of revolving credit card account is permitted to be designated as a New Account. Until such time as each applicable Rating Agency otherwise consents, the number of New Accounts may be subject to certain restrictions. To the extent New Accounts are designated for inclusion in the Trust, the Transferor will deliver to the Trustee, at least semiannually, an opinion of counsel with respect to the New Accounts included as Accounts confirming the validity and perfection of each transfer of such New Accounts. If such opinion of counsel with respect to any New Accounts is not so received, all Receivables arising in the New Accounts to which such failure relates will be removed from the Trust. The Transferor will designate New Accounts subject to the following conditions, among others: (a) the New Accounts will all be Eligible Accounts; (b) such conveyance will not result in the occurrence of a Pay Out Event or Reinvestment Event; and (c) such conveyance will not have been made in contemplation of an insolvency event with respect to the Transferor or any Account Owner. New Accounts and Aggregate Addition Accounts are collectively referred to herein as "Additional Accounts."

          Any Participation Interests to be included as Trust Assets or any Eligible Accounts, other than New Accounts, to be included as Accounts after the Initial Cut-Off Date, are collectively referred to herein as an "Aggregate Addition." "Eligible Account" means a revolving credit card account owned by an Account Owner and its successors and permitted assigns which, as of the respective date of designation (a) is a revolving credit card account in existence and maintained by an Account Owner or such successors or assignees, (b) is payable in United States dollars,
     (c) has a cardmember whose address is in the United States or its territories or possessions or a military address, (d) except as provided below has a cardmember who has not been identified by the Servicer in its computer files as being involved in any voluntary or involuntary bankruptcy proceeding, (e) has not been identified as an account with respect to which the related card has been lost or stolen, (f) has not been sold or pledged to any other party except for any other Account Owner that has entered into a receivables purchase agreement, (g) does not have receivables which have been sold or pledged by an Account Owner to any other party other than the Transferor, (h) except as provided below, does not have receivables that are Defaulted Receivables, (i) does not have any receivables that have been identified by the Servicer or the related cardmember as having been incurred as a result of fraudulent use of any related credit card, (j) was created in accordance with the credit card guidelines of the applicable Account Owner, and (k) with respect to Additional Accounts, certain other accounts which shall have satisfied the Rating Agency Condition. Accounts which relate to bankrupt obligors or certain charged-off receivables may be designated as Accounts provided that the amount of Principal Receivables in any such Account is deemed to be zero for purposes of all allocations under the Pooling and Servicing Agreement.

          Allocations. To the extent provided in any Supplement, or any amendment to the Pooling and Servicing Agreement, portions of the Receivables or Participation Interests conveyed to the Trust and all collections received with respect thereto may be allocated to one or more Series or Groups as long as the Rating Agency Condition shall have been satisfied with respect to such allocation and the Servicer shall have delivered an officer's certificate to the Trustee to the effect that the Servicer reasonably believes such allocation will not have an Adverse Effect.

                              USE OF PROCEEDS

          Unless otherwise specified in the related Prospectus Supplement, the net proceeds from the sale of the Certificates of any Series offered hereby, before the deduction of expenses, will be paid to the Transferor. Unless otherwise specified in the related Prospectus Supplement, the Transferor will use such proceeds to pay the Account Owners the purchase price of the Receivables.

                                 THE TRUST

          The Trust will be formed pursuant to the Pooling and Servicing Agreement. The Trust does not and will not engage in any business activity other than acquiring and holding the Receivables and the other assets of the Trust and proceeds therefrom, issuing Certificates, the Transferor Certificate and any Supplemental Certificate and making payments thereon and on any Series Enhancements and related activities. As a consequence, the Trust does not and is not expected to have any source of capital other than the Trust Assets. The Trust is administered in accordance with the laws of the State of Delaware.

          The Transferor conveyed to the Trust, without recourse, its interests in all Receivables existing in the Initial Accounts at the close of business on the Initial Cut-Off Date, and will convey to the Trust, without recourse, its interest in all Receivables arising under such Accounts thereafter, in exchange for the net cash proceeds from the sale of one or more Series of Certificates plus the Transferor Certificate representing the Transferor's Interest. In addition, the Transferor may convey from time to time to the Trust, without recourse, except as provided in the Pooling and Servicing Agreement, its interests in all Receivables existing in certain Additional Accounts and Participation Interests, if any, at the close of business on each applicable date of designation thereof. The Trust Assets consist of the Receivables and any Participation Interests conveyed to the Trust, all monies due or to become due thereunder, the proceeds of the Receivables, all monies on deposit in certain accounts maintained for the benefit of the Certificateholders, and the right to receive Recoveries and Interchange allocable to the Trust for the benefit of the Certificateholders. Pursuant to the Purchase Agreement, the Transferor has the right (subject to certain limitations and conditions) and in some circumstances under the Pooling and Servicing Agreement is obligated, to require each Account Owner to designate from time to time Additional Accounts to be included as Accounts and the Transferor will convey to the Trust, pursuant to the Pooling and Servicing Agreement, its interests in all Receivables of such Additional Accounts or Participation Interests. Under the Pooling and Servicing Agreement, the Transferor may convey Participation Interests to the Trust. See "Description of the Pooling and
     Servicing Agreement   Additions of Accounts or Participation
     Interests." In addition, the Transferor may, but is not obligated to, designate from time to time Participation Interests or Receivables from Accounts to be removed from the Trust. See "Description of the Pooling and Servicing Agreement -- Removal of Accounts."

                           CREDIT CARD ACTIVITIES

     GENERAL

          Pursuant to the Purchase Agreements, the Account Owners sold to the Transferor, and the Transferor in turn transferred to the Trust pursuant to the Pooling and Servicing Agreement, its respective ownership interest in the receivables which have or will be generated from transactions made and cash advances obtained by holders of certain credit card accounts originated and owned by the Account Owners (the "Accounts").

          The Receivables to be conveyed to the Trust pursuant to the Pooling and Servicing Agreement have been or will be generated from transactions made by holders of certain credit card accounts (the "Trust Portfolio") that have been selected from the total portfolio of VISA and MasterCard accounts serviced by the Bank (the "Bank Portfolio") on the basis of criteria set forth in the Pooling and Servicing Agreement. The Receivables also will include all fees billed to the Accounts. The accounts were generated under the VISA and MasterCard associations of which the Bank is a member. The Accounts and Receivables are primarily serviced by First Data Resources, Inc. ("FDR") and First Annapolis Marketing Information Services Inc. ("FAMIS").

          The Bank Portfolio includes VISA Classic and MasterCard standard accounts, which are standard accounts, and VISA Gold and Gold MasterCard accounts, which are premium accounts. Premium accounts are generally subject to stricter underwriting criteria than standard accounts, including higher income requirements. Premium Accounts generally have higher credit limits and provide cardholders with services not available to standard accounts.
     The Bank applies the same finance charges to its premium and standard accounts. More than three-quarters of the accounts in the Bank Portfolio are assessed an annual membership fee, although the Bank has waived the annual membership fee for certain premium and standard accounts. For accounts with an annual membership fee, premium accounts are assessed a higher fee than standard accounts.

          Cardholders may use their VISA and MasterCard credit cards for three types of transactions: credit card purchases, cash advances and convenience checks issued by the Bank. Cardholders obtain cash advances when they use their VISA or MasterCard credit card to obtain cash from a financial institution or via an
     automated teller machine.   Cardholders may also effect balance
     consolidations by transferring their balances from credit card accounts at other financial institutions to their credit card account at the Bank. The balances so transferred are then consolidated with the account at the Bank. Balance consolidations, which are treated by the Bank in the same manner as purchases, may be done by cardholders either at the time an account is originated or anytime thereafter. Cardholders also receive and may utilize special convenience checks issued by the Bank. Convenience checks may be used by cardholders to draw against their VISA and MasterCard credit card accounts at any time. The Bank treats such draws in the same manner as cash
     advances.   All amounts due with respect to purchases, cash
     advances and convenience checks will be included in the Receivables.

          Each cardholder is subject to an agreement with the Bank governing the terms and conditions of the related VISA or MasterCard credit card account. Pursuant to each such agreement, except as described herein, the Bank reserves the right, subject to advance notice to the cardholder as may be required by law, to add to, delete or change the terms and conditions of its VISA or MasterCard credit card accounts at any time, including increasing or decreasing periodic finance charges, fees, other charges or minimum monthly payment requirements.

     BUSINESS STRATEGY

          The Bank designs and markets its credit card program based on an empirical analysis of the credit card business at the level of the individual card-holder. The Bank collects information about its competitors, the consumer credit market, and current as well as historical behavior of individual customers and prospects from both internal and external sources. Factors considered by the Bank include credit scores, balance amounts, purchase types and amounts, finance charges paid and other indicia of cardholder behavior over time.

     PROCESSING AND SERVICING OF CREDIT CARD ACCOUNTS

          The Bank has delegated both the credit card processing and account servicing functions to FDR, a subsidiary of First Data Corp. ("FDC"), which performs such functions for the Bank under an eight-year, automatically renewable contract entered into in June 1995. FDR facilities currently located in Omaha, Nebraska, Tulsa, Oklahoma and Atlanta, Georgia are utilized to clear transactions through the VISA and MasterCard systems, post transactions to cardholder accounts, create billing statements and provide credit processing, operational support (including customer service) and perform collections activity on delinquent accounts according to the policies and procedures prescribed by the Bank. Transactions creating the Receivables flow through both the VISA and MasterCard systems and the FDR processing system. If FDR should fail to perform its functions or become insolvent, or should either the VISA or MasterCard system materially curtail its activities, or should the Bank cease to be a member of either VISA or MasterCard for any reason, a Pay Out Event could occur and delays in payments on the Receivables and possible reductions in the dollar amounts thereof could also occur.

          The Bank also has delegated the database management functions, data mining activities, predictive model creating and daily oversight of FDC and FDR activities to FAMIS, a wholly-owned subsidiary of First Annapolis Consulting Inc. The Bank entered into a six-year contract with FAMIS in June 1995 to perform these services.

     ACCOUNT ORIGINATION


          BKB CT and the Bank began originating credit card accounts in August 1995 and April 1997, respectively. The Bank's credit card business has generally focused on relationship customers of the Bank in Massachusetts, Rhode Island, northern Connecticut and southern New Hampshire, while BKB CT has generally focused, on a national basis, on creditworthy consumers who utilize credit cards to borrow. On the initial Issuance Date, BKB CT will sell all of its Accounts to the Bank. The VISA and MasterCard credit card accounts originated by the Bank as well as those acquired by from BKB CT were principally generated through (i) direct mail solicitations of individuals residing in the United States who have been prescreened at credit bureaus on the basis of criteria furnished by the Bank; (ii) direct mail solicitations of individuals residing in the United States without prescreening; and (iii) applicant initiated requests made at the Bank's branch offices or by telephone or via written letter. The Bank applies the same credit criteria without distinction among the foregoing sources of applications, as described below in "--Underwriting Procedures." In addition, the Bank purchased a credit card portfolio consisting of approximately 324,000 accounts with outstanding principal receivables of approximately $311 million in July 1996 from BayBank, N.A. and may purchase additional credit card portfolios in the future.


     UNDERWRITING PROCEDURES

          The Bank reviews all applications for accounts for completeness and creditworthiness based on credit underwriting criteria established by the Bank. The Bank uses credit reports issued by independent credit reporting agencies and, in the event of any discrepancies between the application and the credit report and in certain other circumstances, the Bank may verify certain information regarding applicants.

          The primary new account source for the Bank is prescreened direct mail solicitation of qualified prospective cardholders. Underwriting criteria established by the Bank are utilized at the credit bureaus to generate a list of qualifying prospective cardholders. The Bank also obtains credit scores using scoring models licensed by the credit bureaus from Fair Isaac & Company ("FICO"), which specializes in developing credit scoring models. The credit scoring models used by the Bank are intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay the applicant's obligations. Credit scoring evaluates a potential cardholder's credit profile and certain of the information provided by the applicant in the credit application in order to statistically quantify credit risk. Models for credit scoring are developed by using statistics to evaluate common characteristics and their correlation with credit risk. From time to time, the credit scoring models used by the Bank are reviewed and are periodically updated to reflect more current statistical data.

          The Bank also uses information obtained from various third-party sources and its own internal database and then applies its various predictive models to the list of potential cardholders supplied by the credit bureaus to determine the most creditworthy and more profitable prospects to solicit by mail. Potential cardholders who receive direct mail solicitations are required to complete and return an acceptance certificate. The information supplied by the potential cardholder on the acceptance certificate is used by the Bank to verify the potential cardholder's credit information. As part of the verification process the Bank reviews a new credit bureau report and credit score which are updated based on the information supplied by the applicant and established lending criteria. Credit lines are established after this verification process has been completed and are commensurate with the new cardholder's updated credit profile, credit score and income.

          Non-prescreened applicants for credit cards are reviewed for completeness and accuracy. The Bank credit scores all non-prescreened applicants utilizing a FICO supplied credit scorecard. Applicants who score above or below pre-set thresholds are accepted or rejected accordingly. Applicants whose credit score lies between these pre-set thresholds are reviewed manually by a credit analyst who will make the determination as to the applicant's creditworthiness. Credit analysts have the ability to override decisions made by the scorecard upon receipt of additional information from the applicant. Credit lines are assigned based upon the cardholders credit score, income and credit profile.

          The Bank generally issues credit cards that expire two years after issuance and reissues credit cards with two-year expiration dates, so long as the payment history of the cardholder satisfies certain criteria.

     ADDITIONAL ACCOUNTS

          Receivables from Additional Accounts, if needed, will be added to the Trust from accounts originated or acquired by the Account Owners through pre-approved applications and other sources, as described above. See "Risk Factors -- Addition of Trust Assets."

     BILLING AND PAYMENTS

          The VISA and MasterCard credit card accounts of the Bank are currently grouped into twenty-one billing cycles (each a "Billing Cycle") ending on various days throughout each month. Each Billing Cycle has its own monthly billing date, at which time the activity in the related accounts during the month ending on such billing date is processed and mailed to cardholders. A monthly billing statement is sent by FDR to each cardholder with a debit or credit balance of at least one dollar at the end of the Billing Cycle or when a finance charge has been imposed.

          Generally, each month, cardholders must make at least a minimum payment equal to the sum of (i) the greater of 2.5% of the new balance of purchases and $10, or if the new balance of purchases is less than $10, the amount of the new balance of purchases, (ii) the greater of 2.5% of the new balance of cash advances and $10, or if the new balance of cash advances is less than $10, the amount of the new balance of cash advances, (iii) any past due amount from prior months, and (iv) at the option of the Bank, the excess of the unpaid balance for an account over the assigned credit limit (the "Minimum Monthly Payment"). Outstanding account balances of less than $10 are due in full.

          The Bank may, in unusual circumstances, at its option, allow individual cardholders or groups of cardholders to skip their Minimum Monthly Payments for one or more months. Finance charges in connection with such skipped payments continue to accrue, and the amount of the next Minimum Monthly Payment is determined as described above, based on the account balance at the end of the next Billing Cycle. The effect of skipped payments is to increase the amount of Finance Charge Receivables and to decrease the rate of payments of Principal Receivables during the Billing Cycles for which the offers apply.

          The Monthly periodic finance charges are calculated for both cash advances and purchases by multiplying the applicable monthly periodic rate by the average daily cash advance balance or average daily purchase balance, respectively. Monthly Periodic Finance Charges are calculated on Cash Advances and Purchases (including certain fees and unpaid finance charges) from the date of the transaction or the first day of the Billing Cycle in which the transaction is posted to the account (whichever is later). Monthly periodic finance charges are not assessed in most circumstances on Purchases if the purchases new balance shown in the billing statement is paid by the next statement closing date, or if the purchases previous balance is zero. The next statement closing date is on average 25-28 days after the billing date.
     The average annual percentage rates for purchases and cash advances are variable rates. The current annual percentage rate for purchases is a variable rate based on The Wall Street Journal prime rate plus a spread generally ranging from 3.75% to 7.90%. The current annual percentage rate for cash advances is a variable rate based on The Wall Street Journal prime rate plus a spread generally ranging from 5.75% to 9.90%.

          For accounts with an annual membership fee, generally the annual membership fee is $18.00 for standard accounts and $28.00 for premium accounts. The annual membership fee is non-refundable, except that such fee need not be paid if the cardholder closes the account within 30 days of the mailing of the billing statement on which such customer is billed for such fee. The Bank may waive the annual membership fee, or a portion thereof, at its discretion, in connection with solicitations for new accounts, or when the Bank determines a waiver to be necessary to operate its credit card business on a competitive basis. In addition to the annual membership fee, the Bank may charge accounts certain other fees including: (i) a late fee, generally in the amount of $18.50 with respect to any monthly payment if the required minimum monthly payment is not received by the payment due date shown on the monthly billing statement;
     (ii) a cash advance fee of 2.5% of the amount of the advance subject to a minimum fee of $3.50 per transaction, (iii) a returned check charge, generally in the amount of $18.50 and (iv) an over-the-limit fee, generally in the amount of $18.50 with respect to any account more than a specified amount over its credit limit at the time the monthly billing statement is created.

          Payments by cardholders to the Bank are processed and applied first to any billed fees and other amounts not subject to finance charges, next to billed and unpaid finance charges and then to billed and unpaid transactions in the order determined by the Bank. Any excess is applied to unbilled transactions in the order determined by the Bank and then to unbilled finance charges. There can be no assurance that monthly periodic finance charges, fees, and other charges imposed by the Bank will remain at current levels in the future.

     INTERCHANGE

          Members participating in the VISA and MasterCard International associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses, and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of this Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount, although VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange will be allocated to the Trust on the basis of the percentage equivalent of the ratio which the amount of cardholder sales charges in the Accounts bears to the total amount of cardholder sales charges for all accounts in the Account Owner's entire portfolio. This percentage is an estimate of the actual Interchange and may be greater or less than the actual amount of the Interchange relating to the Accounts from time to time. Unless otherwise stated in the related Prospectus Supplement, Interchange will be included in collections of Finance Charge Receivables for purposes of calculating the Portfolio Yield for a Series.

     COLLECTION OF DELINQUENT ACCOUNTS

          The Bank generally considers an account delinquent if a minimum payment due thereunder is not received by the Bank by the time the cardholder's next billing statement is generated, which is generally within five days after the due date printed in the previous statement. Delinquent accounts are routed to the pre-collections system at FDC where they are prioritized and early stage collection efforts are initiated. These early efforts include the printing of the overdue amount on the next billing statement and either a telephone call or letter requesting payment of the past due amount. In the event these early stage collection efforts are ineffective, contact by telephone and/or mail is escalated and efforts to collect past due amounts are made more frequently subject to all applicable legal requirements.

          In general, an account is restricted and charging privileges are suspended when the account becomes fifteen (15) to thirty
     (30) days past due, or when a cardholder exceeds the account's credit limit within pre-set parameters. At sixty (60) days past due, no additional extensions of credit will be authorized for any reason. At its sole discretion, the Bank may enter into agreements with delinquent cardholders to extend or otherwise change an account's payment schedule. A delinquent account may be re-aged once in any twelve (12) month period if the delinquent cardholder makes a payment equal to three minimum payments over a ninety (90) day period.

          The current policy of the Bank is to charge-off as uncollectible any account which is six (6) billing cycles past due (i.e.180 days delinquent). However, if the Bank receives notice that a cardholder has filed for bankruptcy then the account is charged-off as soon as is practicable but generally no later than 25 days after receipt of such notice. The Bank's credit evaluation, servicing and charge-off policies and collection practices may change over time in accordance with the business judgment of the Bank, applicable law, guidelines established by applicable regulatory authorities and market conditions.

     RECOVERIES


          The Transferor and the Servicer will be required, pursuant to the terms of the Pooling and Servicing Agreement, to transfer to the Trust all amounts received by the Servicer (net of out-of-pocket costs of collections), including insurance proceeds, with respect to Defaulted Receivables, including amounts received by the Transferor or the Servicer from the purchaser or transferee with respect to the sale or other disposition of Defaulted Receivables ("Recoveries"). In the event of any such sale or other disposition of Receivables, Recoveries will not include amounts received by the purchaser or transferee of such Receivables but will be limited to amounts received by the Transferor or the Servicer from the purchaser or transferee. Collections of Recoveries will be treated as collections of Principal Receivables; provided, however, that to the extent the aggregate amount of Recoveries received with respect to any monthly period exceeds the aggregate amount of Principal Receivables (other than Ineligible Receivables) on the day such Receivables became Defaulted Receivables for each day in such monthly period, the amount of such excess will be treated as collections of Finance Charge Receivables.


          The Bank utilizes FDR's facilities to administer the recovery of defaulted receivables. The Bank prioritizes defaulted receivables according to the likelihood of successful recovery and then selects a collection method based on the information supplied by FDC. Included among the collection methods utilized by the Bank are primary and secondary third-party collection agencies, which are retained to recover the defaulted receivables. As compensation for their services, the collection agencies receive a percentage of the amounts they collect.

     FRAUD PREVENTION

          The Bank reviews all applications for potential fraud by comparing the information on the credit card application against the information supplied by the credit bureaus. In addition, all applications are checked against information supplied by the Issuers Clearinghouse, a national fraud database maintained jointly by VISA and MasterCard. Once an account is approved, transactions are monitored by FDR which scores each transaction based upon its likelihood of being fraudulent. Potential fraudulent activity is researched by investigators and, dependent upon their findings, accounts may be blocked or closed.

                                  THE BANK

          BankBoston (NH), National Association is a national banking association organized under the laws of the United States. Its principal executive office is located at 157 Main Street, Nashua, New Hampshire 03060, and its telephone number is (603) 594-1802. The Servicer is a wholly owned subsidiary of BankBoston Corporation. The Prospectus Supplement for each Series will provide additional information relating to the Servicer.

                CREDIT CARD RECEIVABLES FUNDING CORPORATION

          CCRFC was incorporated under the laws of the State of Delaware on June 4, 1997 and is a special purpose wholly owned subsidiary of BankBoston Corporation. Its principal office is currently located at 157 Main Street, Nashua, New Hampshire 03060, and its telephone number is (603) 594-1802. The Transferor was organized for the limited purposes of facilitating the type of transactions described herein, purchasing, holding, owning and selling receivables, and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither the Bank nor the Transferor's board of directors intends to change the business purpose of the Transferor.

                                THE ACCOUNTS

          The Receivables arise in certain credit card accounts that have been selected from the total portfolio of MasterCard and VISA accounts serviced by the Bank on the basis of criteria set forth in the Pooling and Servicing Agreement. An account in the Bank Portfolio must be an Eligible Account to be included in the Trust Portfolio. The Trust Portfolio represents approximately 63% of the Eligible Accounts in the Bank Portfolio.

          Pursuant to the Purchase Agreements and the Pooling and Servicing Agreement, the Transferor has the right or is obligated (subject to certain limitations and conditions) to require and the Account Owners are obligated (subject to certain limitations and conditions) to designate, from time to time, additional qualifying VISA and MasterCard consumer revolving credit card accounts to be included as Accounts and to convey to the Transferor for ultimate conveyance to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Those Accounts must meet the eligibility criteria set forth in the Pooling and Servicing Agreement as of the date the Bank designates such Accounts as Additional Accounts. The Account Owners will convey the Receivables then existing or thereafter created under such Additional Accounts to the Transferor which in turn will convey such Receivables to the Trust. Under the Pooling and Servicing Agreement, the Transferor also has the right to convey Participation Interests to the Trust subject to the conditions described in the Pooling and Servicing Agreement. See
     "Description of the Pooling and Servicing Agreement   Additions
     of Accounts or Participation Interests."


          As of each date with respect to which Additional Accounts are designated, each applicable Account Owner will represent and warrant to the Transferor that the Receivables generated under the Additional Accounts meet the eligibility requirements set forth in the applicable Purchase Agreement and the Transferor will represent and warrant to the Trust that such Receivables or Participation Interests, if any, meet the eligibility requirements set forth in the Pooling and Servicing Agreement. See "Description of the Pooling and Servicing Agreement Conveyance of Receivables." Because the Initial Accounts were designated as of the Initial Cut-Off Date and subsequent Aggregate Addition Accounts may be designated from time to time, there can be no assurance that all of such Accounts will continue to meet the eligibility requirements as of any Series Closing
     Date.   In the Pooling and Servicing Agreement the Transferor is
     required to make certain representations and warranties with respect to the Accounts and the Receivables as of each Series Closing Date (or as of the related addition date with respect to Additional Accounts). In the event of a breach of any such representation or warranty by the Transferor, the Transferor may be required to accept reassignment of the related Receivables and, to the extent such breach relates to an Account, such Account will no longer be included as an Account. See "Description of the Pooling and Servicing Agreement-- Representations and Warranties."


          Subject to certain limitations and restrictions, the Transferor may also designate certain Accounts or Participation Interests, if any, for removal from the Trust, in which case such Participation Interests or the Receivables of the Removed Accounts will be reassigned to the Transferor. Throughout the term of the Trust, the Receivables in the Trust will consist of Receivables generated under the Accounts, Participation Interests, if any, and the Receivables generated under Additional Accounts, but will not include the Receivables generated under Removed Accounts or removed Participation Interests.

          The Prospectus Supplement relating to a Series will provide certain information about the Trust Portfolio as of the date specified. Such information will include the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of principal balances of the Accounts and the average thereof, the range of credit lines of the Accounts and the average thereof, the range of ages of the Accounts and the average thereof, information with respect to the geographic distribution of the Accounts, the types of Accounts and delinquency statistics relating to the Accounts.

                      DESCRIPTION OF THE CERTIFICATES

     GENERAL

          The Certificates will be issued pursuant to the Pooling and Servicing Agreement and the related Supplement substantially in the forms filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summary describes certain terms of the Pooling and Servicing Agreement and the related Supplement and is qualified in its entirety by reference to the Pooling and Servicing Agreement and the related Supplement.

          The Certificates will evidence undivided beneficial interests in the Trust Assets allocated to such Certificates, representing the right to receive from such Trust Assets funds up to (but not in excess of) the amounts required to make payments of interest and principal in the manner described below.

          The Certificates will initially be represented by one or more Certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository"), except as set forth below. Unless otherwise stated in the related Prospectus Supplement, the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form. The Transferor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Certificates. Except under the limited circumstances described herein, no Certificateholder will be entitled to receive a Certificate in fully registered, certificated form ("Definitive Certificates") representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined herein), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Certificates, for distribution to the beneficial owners of the Certificates in accordance with DTC procedures. See " Book-Entry Registration" and " Definitive Certificates."

          Payments of interest and principal will be made on each related Interest Payment Date to the Certificateholders in whose names the Certificates were registered on the last day of the calendar month preceding such Interest Payment Date, unless otherwise specified in the related Prospectus Supplement (each, a "Record Date").

     BOOK-ENTRY REGISTRATION

          Unless otherwise specified in the related Prospectus Supplement, Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

          Cede, as nominee for DTC, will hold the global Certificate or Certificates. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries (as defined herein) which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedel and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the "Depositaries").

          DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of
     Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

          Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants (as defined herein) and Euroclear Participants (as defined herein) will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

          Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

          Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificateholders will receive all distributions of principal and interest on the Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date, as the case may be, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants, which thereafter will be required to forward them to Indirect Participants or holders of beneficial interests in the Certificates. It is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC, and that holders of beneficial interests in the Certificates will not be recognized by the Trustee as Certificateholders under the Pooling and Servicing Agreement. Holders of beneficial interests in the Certificates will only be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC. The Trustee, the Transferor, the Servicer and any paying agent, transfer agent or registrar may treat the registered holder in whose name any Certificate is registered (expected to be Cede) as the absolute owner thereof (whether or not such Certificate shall be overdue and notwithstanding any notice of ownership or writing thereon or any notice to the contrary) for the purpose of making payment and for all other purposes.

          Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which holders of beneficial interests in the Certificates have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of these respective holders.

          Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of holders of beneficial interests in the Certificates to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a Definitive Certificate for such Certificates.

          DTC has advised the Transferor that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement and the related Supplement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Transferor that it may take actions with respect to the Certificateholders' Interest that conflict with other of its actions with respect thereto.

          Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 36 currencies, including United States dollars. Cedel provides to Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), underwriters, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

          The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Euroclear Provisions"). The Euroclear Provisions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Provisions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

          Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain U.S. Federal Income Tax Consequences Foreign Investors." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement and the related Supplement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

          Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     DEFINITIVE CERTIFICATES

          Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued as Definitive Certificates in fully registered certificated form to Certificate Owners or their nominees rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates, advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificate Owners.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and instructions for reregistration, the Trustee will issue the Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement and the related Supplement ("Holders").

          Distribution of principal and interest on the Certificates will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement and the related Prospectus Supplement. Interest payments and principal payments will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether Definitive Certificates or Certificates registered in the name of Cede), however, will be made only upon presentation and surrender of such Certificate on the final payment date at such office or agency as is specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of the final distribution.

          Definitive Certificates will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

     INTEREST

          Interest will accrue on the Certificates of a Series or Class offered hereby at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement. Except as otherwise provided herein, collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of a Series or Class offered hereby will generally be used to make interest payments to Certificateholders of such Series or Class on each Interest Payment Date specified in the related Prospectus Supplement; provided that after the commencement of an Early Amortization Period with respect to such Series, interest will be distributed to such Certificateholders monthly on each Special Payment Date. If the Interest Payment Dates for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) will be deposited in one or more Interest Funding Accounts and used to make interest payments to Certificateholders of such Series or Class on the following Interest Payment Date. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. Funds on deposit in an Interest Funding Account will be invested in Eligible Investments. Any earnings (net of losses and investment expenses) on funds in an Interest Funding Account will be paid to, or at the direction of, the Transferor except as otherwise specified in any Supplement. Interest with respect to the Certificates of each Series offered hereby will accrue and be calculated on the basis described in the related Prospectus Supplement.

     PRINCIPAL

          The Certificates of each Series will have a Revolving Period during which collections of Principal Receivables and certain other amounts otherwise allocable to the Invested Amount of such Series will, (x) if such Series is a Principal Sharing Series, be treated as Shared Principal Collections and will be distributed to, or for the benefit of, the Certificateholders of other Series in such Group or, if not required for such purpose, the holders of the Transferor Certificates or deposited into the Special Funding Account or (y) if such Series is not a Principal Sharing Series, paid to the holders of the Transferor Certificates or deposited into the Special Funding Account, as more fully described in the related Prospectus Supplement. Unless an Early Amortization Period or Early Accumulation Period commences with respect to a Series, following the Revolving Period with respect to such Series, such Series will have either a Controlled Accumulation Period or a Controlled Amortization Period.

          During the Controlled Accumulation Period, if any, with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (including Shared Principal Collections, if any, allocable to such Series) will be deposited on each Distribution Date in a Principal Funding Account and used to make principal distributions to the Certificateholders of such Series or any Class thereof when due. If so specified in the related Prospectus Supplement, the amount to be deposited in a Principal Funding Account for any Series offered hereby on any Distribution Date may, but will not necessarily, be limited to an amount equal to a Controlled Accumulation Amount specified in such Prospectus Supplement plus any existing deficit controlled accumulation amount arising from prior Distribution Dates. If the Prospectus Supplement for a Series so specifies, the amount to be deposited in the Principal Funding Account on a Distribution Date may be a variable amount. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts.

          Subject to certain conditions including those set forth below, upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Accumulation Period with respect to a Series, and to extend the length of the Revolving Period of such Series. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than the number of months specified in the Prospectus Supplement for such Series. On each Determination Date, until the Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of months expected to be required to fully fund the Principal Funding Account no later than the Scheduled Payment Date for such Series, based on (a) the expected monthly collections of Principal Receivables expected to be distributable to the Certificateholders of all Series (unless such Series is not a Principal Sharing Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to Certificateholders of Series (which may exclude certain other Series) which are not expected to be in their Revolving Periods during the Accumulation Period of the Series in respect of which the Accumulation Period Length is being determined. If the Accumulation Period Length is less than the number of months specified in the Prospectus Supplement for such Series, the Servicer may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period of a Series based on the Invested Amounts of certain other Series which are scheduled to be in their Revolving Periods during the Accumulation Period for such Series and on increases in the principal payment rate occurring after the Series for such Series Closing Date. The length of the Accumulation Period for any Series will not be less than one month. If the Accumulation Period of a Series is postponed in accordance with the foregoing, and if a Pay Out Event occurs after the date originally scheduled as the commencement of the Accumulation Period, it is probable that Certificateholders would receive some of their principal later than if the Accumulation Period had not been so postponed.

          During the Controlled Amortization Period, if any, with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (including Shared Principal Collections, if any, allocable to such Series) will be used on each Distribution Date to make principal distributions to any Class of Certificateholders then scheduled to receive such distributions. If so specified in the related Prospectus Supplement, the amount to be distributed to Certificateholders of any Series offered hereby on any Distribution Date may be limited to an amount equal to the Controlled Amortization Amount specified in such Prospectus Supplement plus any existing deficit controlled amortization amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

          During the Early Accumulation Period, if any, with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (including Shared Principal Collections, if any, allocated to such Series) will be deposited on each Distribution Date in a Principal Funding Account and used to make distributions of principal to the Certificateholders of such Series or Class on the Expected Final Payment Date. The amount to be deposited in the Principal Funding Account will not be limited to any Controlled Deposit Amount.

          During the Early Amortization Period with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (including Shared Principal Collections, if any, allocable to such Series) will be distributed as principal payments to the applicable Certificateholders monthly on each Distribution Date beginning with the first Special Payment Date. During the Early Amortization Period with respect to a Series, distributions of principal to Certificateholders of such Series will not be subject to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Early Amortization Period, any funds on deposit in a Principal Funding Account with respect to such Series will be paid to the Certificateholders of the relevant Class or Series on the first Special Payment Date.

          Funds on deposit in any Principal Funding Account established with respect to a Class or Series offered hereby will be invested in Eligible Investments and may be subject to a guarantee or guaranteed investment contract or a deposit account or other mechanism specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Class of Certificates offered hereby at the end of a Controlled Accumulation Period or Early Accumulation Period with respect thereto, such Class may be subject to a maturity liquidity facility or a deposit account or other similar mechanism specified in the relevant Prospectus Supplement.

     PAY OUT EVENTS AND REINVESTMENT EVENTS

          The Revolving Period with respect to a Series will continue through the date specified in the applicable Prospectus Supplement and the Controlled Amortization Period or Controlled Accumulation Period will begin at such time, unless a Pay Out Event or Reinvestment Event occurs. The Early Amortization Period with respect to such Series will commence when a Pay Out Event occurs or is deemed to occur and the Early Accumulation Period will occur when a Reinvestment Event occurs or is deemed to occur. A "Pay Out Event" may occur with respect to any specific Series upon the occurrence of any event specified in the related Prospectus Supplement. Such events may include, but are not required to include nor are they limited to, (i) certain events of bankruptcy or insolvency, relating to the Transferor and the Account Owners, (ii) the Trust becoming subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (iii) the failure by the Transferor to make any payment or deposit required under the Pooling and Servicing Agreement within a specified period of the date such payment or deposit is required to be made, (iv) the breach of certain other covenants, representations or warranties contained in the Pooling and Servicing Agreement, after any applicable notice and cure period (and, if so specified in the related Prospectus Supplement, only to the extent such breach has a material adverse effect on the related Certificateholders), (v) the failure by the Transferor to make a required designation of Additional Accounts for the Trust within a specified time after the date such addition is required to be made, (vi) a reduction in the Series adjusted Portfolio Yield below the rates, and for the period, specified in the related Prospectus Supplement and
     (vii) the occurrence of a Servicer Default. The Early Amortization Period with respect to a Series will commence on the day on which a Pay Out Event occurs or is deemed to occur with respect thereto. If an Early Amortization Period commences, monthly distributions of principal to the Certificateholders of such Series will begin on the Distribution Date in the Monthly Period following the Monthly Period in which such Pay Out Event occurs (such Distribution Date and each following Distribution Date with respect to such Series, a "Special Payment Date"). Any amounts on deposit in a Principal Funding Account or an Interest Funding Account with respect to such Series at such time will be distributed on such first Special Payment Date to the Certificateholders of such Series. If, because of the occurrence of a Pay Out Event, the Early Amortization Period begins earlier than the scheduled commencement of a Controlled Amortization Period or prior to an Expected Final Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have and such distributions will not be subject to the Controlled Deposit Amount or the Controlled Distribution Amount. As a result, the average life of the Certificates may be reduced or increased. If a Series has more than one Class of Certificates, each Class may have different Pay Out Events which, in the case of any Series of Certificates offered hereby, will be described in the related Prospectus Supplement.

          A particular Series may have no Pay Out Events or only limited Pay Out Events, but may have in lieu thereof specified events ("Reinvestment Events") that end the reinvestment of the Trust in new Receivables and apply available collections of Principal Receivables to the purchase of Eligible Investments. A Reinvestment Event may include all or some of the events that constitute Pay Out Events for other Series. The Early Accumulation Period with respect to a Series will commence on the day on which a Reinvestment Event occurs or is deemed to occur with respect thereto. If a Series has more than one Class of Certificates, each Class may have different Reinvestment Events (or may have only Pay Out Events) which, in the case of any Series of Certificates offered hereby, will be described in the related Prospectus Supplement.

          In addition to the consequences of a Pay Out Event or Reinvestment Event discussed above, if an Insolvency Event shall occur, immediately on the day of such event the Transferor will cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. Under the terms of the Pooling and Servicing Agreement, as soon as possible but in any event within 15 days, the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner unless instructions otherwise are received within a specified period from Certificateholders holding Certificates evidencing more than 50% of the Invested Amount of each Series of Certificates issued and outstanding (or, with respect to any Series with two or more Classes, 50% of the Invested Amount of each Class) and each Enhancement Invested Amount and possibly the vote of other persons specified in the Supplement for a Series and, for a Series offered hereby, the related Prospectus Supplement to the effect that such Certificateholders disapprove of the liquidation of Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event. The Trustee will sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections on the Receivables and applied as provided above and in each Prospectus Supplement.

          If the only Pay Out Event or Reinvestment Event to occur with respect to any Series is the bankruptcy of the Transferor, the Trustee may not be permitted to suspend transfers of Receivables to the Trust, and the instructions to sell the Receivables may not be given effect.

     SERVICING COMPENSATION AND PAYMENT OF EXPENSES


          The Servicer's compensation for its servicing activities and reimbursement for its expenses is a monthly servicing fee (the "Servicing Fee"). The Servicing Fee will be allocated among the Transferor's Interest (the "Transferor Servicing Fee"), and Certificateholders of each Series. The portion of the Servicing Fee allocable to each Series of Certificates on any Distribution Date (the "Monthly Servicing Fee") will generally be equal to one-twelfth of the product of (a) the applicable servicing fee percentage with respect to such Series and (b) the Invested Amount (as it may be adjusted in accordance with the related Supplement) of such Series with respect to the related Monthly Period. A portion of the Monthly Servicing Fee with respect to a particular Series may be payable from Interchange allocated to such Series as specified in the related Supplement and, for a Series offered hereby, the related Prospectus Supplement. For any Monthly Period, the portion of the Monthly Servicing Fee payable from Interchange with respect to any Series will be an amount equal to the portion of collections of Finance Charge Receivables allocated to the Certificateholders' Interest of such Series with respect to such Monthly Period that is attributable to Interchange (the "Servicer Interchange"); provided, however, that Servicer Interchange for a Monthly Period may not exceed one-twelfth of the product of (i) the Series Adjusted Investor Amount, as of the last day of such Monthly Period and (ii) __%. In the case of any insufficiency of Servicer Interchange with respect to any Monthly Period, a portion of the Monthly Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency and in no event shall the Trust, the Trustee or the Certificateholders be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.


          The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee, paying agent, transfer agent and registrar and independent accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Transferor other than federal, state and local income and franchise taxes, if any, of the Trust.

             DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

     CONVEYANCE OF RECEIVABLES

          On the initial Series Closing Date, BKB CT will sell and assign to the Transferor for assignment to the Trust all of its interest in all Receivables in the Accounts existing as of the Initial Cut-Off Date. BKB CT will then sell and assign to the Bank all of its right, title and interest in all of such
     Accounts.   On the initial Series Closing Date, the Bank will
     sell and assign to the Transferor for assignment to the Trust all of its interests in all Receivables then existing and thereafter created under the Accounts, all Recoveries and Interchange allocable to the Trust, and the proceeds of all of the foregoing. The Account Owners may also sell and assign from time to time to the Transferor for conveyance to the Trust Receivables in designated Additional Accounts, and the Transferor may from time to time sell and assign to the Trust its interest in Participation Interests, all Recoveries and Interchange allocable to the Trust and the proceeds of all of the foregoing.

          On each Series Closing Date, the Trustee will authenticate and deliver one or more certificates representing the Series or Class of Certificates, in each case against payment to the Transferor of the net proceeds of the sale of the Certificates. In the case of the initial Series Closing Date, the Trustee also delivered to the Transferor the Transferor Certificate, representing the Transferor's Interest.

          In connection with the transfer of the Receivables to the Trust, each Account Owner will indicate in its computer records that the Receivables have been conveyed from such Account Owner to the Transferor and the Transferor will indicate in its records that the Receivables have been conveyed from the Transferor to the Trust. In addition, the Transferor will provide or cause to be provided to the Trustee a computer file or a microfiche list containing a true and complete list showing for each Account, as of the applicable date of designation, (i) its account number,
     (ii) the aggregate amount outstanding in such Account and (iii) except in the case of New Accounts, the aggregate amount of Principal Receivables in such Account. The Transferor will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Except as set forth above, the records and agreements relating to the Accounts and the Receivables will not be segregated from those relating to other credit card accounts and receivables, and the physical documentation relating to the Accounts or Receivables will not be stamped or marked to reflect the transfer of Receivables to the Transferor or the Trust. The Transferor will file UCC financing statements with respect to the transfer of the Receivables from the Transferor to the Trust meeting the requirements of applicable state law. See "Risk Factors" and "Certain Legal Aspects of the Receivables."

          As described below under "-- Additions of Accounts or Participation Interests," the Transferor has the right (subject to certain limitations and conditions), and in some circumstances is obligated, to require each Account Owner to designate from time to time Additional Accounts to be included as Accounts and to convey to the Transferor (for conveyance by the Transferor to the Trust) all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. Each such Additional Account must be an Eligible Account. In respect of any designation of Additional Accounts, the Transferor will follow the procedures set forth in the preceding paragraph, except the list will show information for such Additional Accounts as of the date such Additional Accounts are identified and selected. Aggregate Addition Accounts will be selected by the Transferor in a manner which they reasonably believe will not be materially adverse to the Certificateholders. The Transferor has the right (subject to certain conditions described under "-- Additions of Accounts or Participation Interests") to convey Participation Interests to the Trust. In addition, the Transferor may (under certain circumstances and subject to certain limitations and conditions) remove the Participation Interests and the Receivables in certain Accounts as described under "-- Removal of Accounts."

     REPRESENTATIONS AND WARRANTIES


          The Transferor makes representations and warranties to the Trust in the Pooling and Servicing Agreement relating to the Accounts and the Receivables as of each Series Closing Date (or as of the related addition date with respect to Additional Accounts) to the effect, among other things, that as of each applicable date of designation, (a) each Account was an Eligible Account, (b) each of the Receivables then existing in the Initial Accounts or in the Additional Accounts, as applicable, is an Eligible Receivable and (c) thereafter, on the date of creation of any new Receivable, such Receivable is an Eligible Receivable. If the Transferor breaches any representation and warranty described in this paragraph in any material respect and such breach remains uncured for 60 days, or such longer period as may be agreed to by the Trustee and the Servicer, after the earlier to occur of the discovery of such breach by the Transferor or receipt of written notice of such breach by the Transferor and such breach has a material adverse effect on the Certificateholders' Interest in such Receivable, all Receivables with respect to the Account affected ("Ineligible Receivables") will be reassigned to the Transferor on the terms and conditions set forth below and such Account shall no longer be included as an Account.


          "Eligible Receivable" means each receivable, or interest therein as contemplated by each Purchase Agreement, (a) which has arisen under an Eligible Account, (b) which was created in compliance in all material respects with all requirements of law applicable to the related Account Owner at the time of the creation of such Receivable and which was created pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to the related Account Owner at the time of the creation of such receivable and the requirements of law applicable to any subsequent Account Owner with respect to such Receivable; (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery, creation and performance by the applicable Account Owner of the related credit card agreements pursuant to which such Receivable was created have been duly obtained or given and are in full force and effect, (d) as to which at the time of its transfer to the Trust, the Transferor or the Trust will have good and marketable title, free and clear of all liens, encumbrances, charges and security interests (other than any lien for municipal or other local taxes if such taxes are not then due and payable or if the Transferor is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto); (e) which is the legal, valid and binding payment obligation of the related cardmember enforceable against such cardmember in accordance with its terms, subject to certain bankruptcy or insolvency related exceptions,
     (f) which is not at the time of its transfer to the Trust subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury), other than certain bankruptcy and insolvency related defenses, and (g) which constitutes either an "account" or a "general intangible" under the applicable UCC as then in effect.

          An Ineligible Receivable will be reassigned to the Transferor on or before the end of the Monthly Period in which such reassignment obligation arises by the Transferor directing the Servicer to deduct the portion of such Ineligible Receivable which is a Principal Receivable from the aggregate amount of the Principal Receivables used to calculate the Transferor Amount. In the event that the exclusion of the principal portion of an Ineligible Receivable from the calculation of the Transferor Amount would cause the Transferor Amount to be less than the Required Transferor Amount, on the Distribution Date following the Monthly Period in which such reassignment obligation arises the Transferor will make a deposit into the Special Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be reduced below the Required Transferor Amount. The reassignment of any Ineligible Receivable to the Transferor, and the obligation of the Transferor to make any deposits into the Special Funding Account as described in this paragraph, is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to the Certificateholders or the Trustee on behalf of Certificateholders. Each of the Bank and [New Bank] will agree, in its respective Purchase Agreement, to repurchase from the Transferor any Ineligible Receivables which shall arise in Accounts owned by the Bank or [New Bank], as applicable, and which shall be reassigned to the Transferor and to provide the Transferor any amounts necessary to enable the Transferor to make the deposit referred to above. Such obligations of the Bank will include an obligation to accept assignment of any Ineligible Receivables sold by BKB CT to the Transferor on the initial Series Closing Date which arose in the Accounts sold by BKB CT to the Bank. The term "Transferor Amount" means at any time of determination, an amount equal to the sum of (i) total aggregate amount of Principal Receivables in the Trust and (ii) the amount on deposit in the Special Funding Account at such time minus the aggregate Invested Amounts for all outstanding Series at such time.

          The Transferor also makes representations and warranties to the Trust to the effect, among other things, that as of each Series Closing Date it is a corporation validly existing under the laws of the State of Delaware, it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and each Supplement and will further represent to the Trust on each Series Closing Date and, with respect to the Additional Accounts, as of each addition date (a) the Pooling and Servicing Agreement and each Supplement constitutes a valid, binding and enforceable agreement of the Transferor and (b) the Pooling and Servicing Agreement and each Supplement constitutes either a valid sale, transfer and assignment to the Trust of all right, title and interest of the Transferor in the Receivables, whether then existing or thereafter created and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders) and in Recoveries and Interchange allocable to the Trust or the grant of a first priority perfected security interest under the applicable UCC in such Receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders) and in Recoveries and Interchange allocable to the Trust, which is effective as to each Receivable then existing on such date. In the event of a material breach of any of the representations and warranties described in this paragraph that has a material adverse effect on the Certificateholders' Interest in the Receivables or the availability of the proceeds thereof to the Trust (which determination will be made without regard to whether funds are then available pursuant to any Series Enhancement), either the Trustee or Certificateholders holding Certificates evidencing not less than 50% of the aggregate unpaid principal amount of all outstanding Certificates, by written notice to the Transferor and the Servicer (and to the Trustee if given by the Certificateholders), may direct the Transferor to accept the reassignment of the Receivables in the Trust within 60 days of such notice, or within such longer period specified in such notice. The Transferor will be obligated to accept the reassignment of such Receivables on the Distribution Date following the Monthly Period in which such reassignment obligation arises. Such reassignment will not be required to be made, however, if at the end of such applicable period, the representations and warranties shall then be true and correct in all material respects and any material adverse effect caused by such breach shall have been cured. The price for such reassignment will be an amount equal to the sum of the amounts specified therefor with respect to each Series in the related Supplement. The payment of such reassignment price in immediately available funds, will be considered a payment in full of the Certificateholders' Interest and such funds will be distributed upon presentation and surrender of the Certificates. If the Trustee or Certificateholders give a notice as provided above, the obligation of the Transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to Certificateholders or the Trustee on behalf of Certificateholders. Under their respective Purchase Agreement, the Bank and [New Bank] will repurchase from the Transferor Receivables purchased by the Transferor in accordance with this paragraph if the Bank or [New Bank], as applicable, breaches certain its similar representations and warranties under their respective Purchase Agreement. See "Description of the Purchase Agreement -- Purchase Agreement -- Representations and Warranties."

          It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with each of the Account Owners' and the Transferor's representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Pooling and Servicing Agreement, any Supplement or for any other purpose. The Servicer, however, will deliver to the Trustee on or before [March 31] of each calendar year an opinion of counsel with respect to the validity of the interest of the Trust in and to the Receivables and certain other components of the Trust.

     THE TRANSFEROR CERTIFICATES


          The Pooling and Servicing Agreement provides that the Transferor may exchange a portion of the Transferor Certificate for one or more additional certificates (each, a "Supplemental Certificate") for transfer or assignment to a person designated by the Transferor upon the execution and delivery of a supplement to the Pooling and Servicing Agreement (which supplement shall be subject to the amendment section of the Pooling and Servicing Agreement to the extent that it amends any of the terms of the Pooling and Servicing Agreement; see " Amendments"); provided, that (a) the Rating Agency Condition is satisfied for such exchange, (b) such exchange will not result in any Adverse Effect and the Transferor shall have delivered to the Trustee an officer's certificate to the effect that the Transferor reasonably believes that such exchange will not, based on the facts known to such officer at the time of such certification, have an Adverse Effect, (c) the Transferor shall have delivered to the Trustee a Tax Opinion (as defined herein) with respect to such exchange and (d) the aggregate amount of Principal Receivables in the Trust as of the date of such exchange will be greater than the Required Minimum Principal Balance as of such date. Any subsequent transfer or assignment of a Supplemental Certificate by a person other than the Transferor will be subject to the condition set forth in clause (c) above.


     ADDITIONS OF ACCOUNTS OR PARTICIPATION INTERESTS


          The Transferor has the right under the Purchase Agreements to require each Account Owner to designate from time to time Additional Accounts to be included as Accounts. Each Account Owner will convey to the Transferor, which in turn will convey to the Trust, its interest in all Receivables arising from the Additional Accounts conveyed by such Account Owner, whether such Receivables are then existing or thereafter created, subject to the following conditions, among others: (i) each such Additional Account must be an Eligible Account; and (ii) except for the addition of New Accounts (a) the selection of the Aggregate Addition Accounts is done in a manner which it reasonably believes will not result in an Adverse Effect; and (b) except for the addition of New Accounts, the Rating Agency Condition shall have been satisfied. "Adverse Effect" means any action that will result in the occurrence of a Pay Out Event or Reinvestment Event or materially adversely affect the amount or timing of distributions to the Certificateholders of any Series or Class. The Transferor will be obligated to require each Account Owner to designate Additional Accounts (to the extent available) if (a) the aggregate amount of Principal Receivables in the Trust on the last business day of any calendar month is less than the Required Minimum Principal Balance as of such last day or (b) the Transferor Amount on the last business day of any calendar month is less than the Required Transferor Amount as of such last day. In lieu of adding Additional Accounts, the Transferor may convey Participation Interests to the Trust. Participation Interests may, for example, include rights in transferors' interests in, or certain credit card backed securities issued by, other trusts which have as their primary assets revolving credit card receivables originated or purchased by the Bank or another Account Owner. To the extent required pursuant to the Securities Act, any Participation Interests transferred to the Trust will either have been registered under the Securities Act or will have been entitled to an exemption from the registration requirements of the Securities Act. There currently are no such Participation Interests held by the Trust, and Participation Interests may be added to the Trust only upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement. "Required Minimum Principal Balance" as of any date of determination means the sum of the Series Invested Amounts for all outstanding Series minus the amount on deposit in the Special Funding Account. The "Series Invested Amount" for a Series will be the amount set forth in the related Supplement and, for each Series offered hereby, in the related Prospectus Supplement for such Series, but will generally equal the initial Invested Amount for a Series.


          Each Additional Account must be an Eligible Account at the time of its designation. However, since Additional Accounts or Participation Interests created after the Initial Cut-Off Date may not have been a part of the portfolio of accounts of the Account Owners as of the Initial Cut-Off Date, they may not be of the same credit quality as the Initial Accounts because such Additional Accounts or Participation Interests may have been originated at a later date using credit criteria different from those which were applied to the Initial Accounts or may have been acquired from another credit card issuer or entity who had different credit criteria. Consequently, the performance of such Additional Accounts or Participation Interests may be better or worse than the performance of the Initial Accounts.

     REMOVAL OF ACCOUNTS

          Subject to the conditions set forth in the next succeeding sentence, the Transferor may on any day of any Monthly Period, but shall not be obligated to, acquire all Receivables and proceeds thereof with respect to Removed Accounts and Participation Interests. The Transferor is permitted to designate and require reassignment to it of the Receivables from Removed Accounts and Participation Interests only upon satisfaction of the following conditions: (i) the Transferor shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Removed Accounts, such Accounts to be identified by, among other things, account number and their aggregate amount of Principal Receivables; (ii) the Transferor shall have delivered an officer's certificate to the Trustee to the effect that (a) either (x) no selection procedure reasonably believed by the Transferor to be materially adverse to the interests of the Certificateholders or the Transferor was utilized in removing the Removed Accounts from among any pool of Accounts of a similar type or (y) a random selection procedure was used by the Transferor in selecting the accounts to be removed and (b) in the reasonable belief of Transferor such removal will not have an Adverse Effect; and (iii) the Transferor shall have delivered prior written notice of the removal to each Rating Agency, the Trustee and the Servicer and prior to the date on which such Receivables are to be removed the Rating Agency Condition shall have been satisfied with respect to such removal. The foregoing conditions may be amended with the consent of each Rating Agency but without the consent of Certificateholders if such amendment is required to comply with any accounting or regulatory restrictions to which the Trust, the Transferor or any Account Owner may become subject.

     DISCOUNT OPTION

          The Pooling and Servicing Agreement provides that the Transferor may at any time and from time to time, but without any obligation to do so, designate a specified fixed or variable percentage based on a formula (the "Discount Percentage") of the amount of Receivables arising in all or any specified portion of the Accounts on and after the date such designation becomes effective that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). Although there can be no assurance that the Transferor will do so, such designation may occur because the Transferor determines that the exercise of the discount option is needed to provide a sufficient yield on the Receivables to cover interest and other amounts due and payable from collections of Finance Charge Receivables or to avoid the occurrence of a Pay Out Event or Reinvestment Event relating to the reduction of the average yield on the portfolio of Accounts in the Trust, if the related Supplement provides for such a Pay Out Event or Reinvestment Event. After any such designation, pursuant to the Pooling and Servicing Agreement, the Transferor may, without notice to or consent of the Certificateholders, from time to time reduce or withdraw the Discount Percentage; provided, however, that such reduction or withdrawal will occur only if the Transferor delivers to the Trustee and, in connection with certain Series, providers of Series Enhancement a certificate of an authorized representative to the effect that, in the reasonable belief of the Transferor, such reduction or withdrawal would not have adverse regulatory or other accounting implications for the Transferor. The Transferor must provide 30 days prior written notice to the Servicer, the Trustee, each Rating Agency and, in connection with certain Series, providers of Series Enhancement of any such designation or reduction or withdrawal, and such designation or reduction or withdrawal will become effective on the date specified therein only if (a) the Transferor has delivered to the Trustee and any such providers of Series Enhancement a certificate of an authorized representative to the effect that, based on the facts known to such representative at the time, the Transferor reasonably believes that such designation or reduction or withdrawal will not at the time of its occurrence cause a Pay Out Event or Reinvestment Event or an event that, with notice or the lapse of time or both, would constitute a Pay Out Event or Reinvestment Event, to occur with respect to any Series and (b) the Transferor has received written notice from each Rating Agency that such designation or reduction or withdrawal will satisfy the Rating Agency Condition. On the Date of Processing of any collections on or after the date the exercise of the discount option takes effect, the product of
     (i) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the amount of all of the Principal Receivables (including Discount Option Receivables) at the end of the prior Monthly Period and (ii) collections of Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly, unless otherwise provided in the related Prospectus Supplement. Any such designation would result in an increase in the amount of collections of Finance Charge Receivables, a reduction in the balance of Principal Receivables and a reduction in the Transferor Amount.

     YIELD SUPPLEMENT ACCOUNT

          [If so specified in the Prospectus Supplement for any Series] the Servicer will establish and maintain an account in the name of the Trustee, on behalf of the Trust, with an Eligible Institution for the benefit of the Certificateholders of [such] [each] Series (the "[Series] Yield Supplement Account"). Amounts on deposit in the [Series] Yield Supplement Account (together with investment earnings thereon) will be released and deposited into the Collection Account in the amounts and at the times specified in the Prospectus Supplement for [such] [each] Series. Each such deposit into the Collection Account will be treated as collections of Finance Charge Receivables allocable to the Certificates [of the related Series]. On the initial Series Closing Date, $__________ will be deposited into the Yield Supplement Account from the proceeds of the issuance of the initial Series.

     PREMIUM OPTION

          The Pooling and Servicing Agreement provides that the Transferor may at any time and from time to time, but without any obligation to do so, designate a specified fixed or variable percentage based on a formula as specified in the related Prospectus Supplement (the "Premium Percentage") of the amount of Receivables arising in all or any specified portion of the Accounts on and after the date such designation becomes effective that otherwise would have been treated as Finance Charge Receivables to be treated as Principal Receivables (the "Premium Option Receivables"). After any such designation, pursuant to the Pooling and Servicing Agreement, the Transferor may, without notice to or consent of the Certificateholders, from time to time reduce or withdraw the Premium Percentage; provided, however, that such reduction or withdrawal will occur only if the Transferor delivers to the Trustee and, in connection with certain Series, providers of Series Enhancement a certificate of an authorized representative to the effect that, in the reasonable belief of the Transferor, such reduction or withdrawal would not have adverse regulatory or other accounting implications for the Transferor. The Transferor must provide 30 days prior written notice to the Servicer, the Trustee, each Rating Agency and any such provider of Series Enhancement of any such designation or reduction or withdrawal, and such designation or reduction or withdrawal will become effective on the date specified therein only if (a) the Transferor has delivered to the Trustee and any such providers of Series Enhancement a certificate of an authorized representative to the effect that, based on the facts known to such representative at the time, the Transferor reasonably believes that such designation or reduction or withdrawal will not at the time of its occurrence cause a Pay Out Event or Reinvestment Event or an event that, with notice or the lapse of time or both, would constitute a Pay Out Event or Reinvestment Event, to occur with respect to any Series and (b) the Transferor has received written notice from each Rating Agency that such designation or reduction or withdrawal will satisfy the Rating Agency Condition. On the Date of Processing of any collections on or after the date the exercise of the premium option takes effect, the product of (i) a fraction the numerator of which is the amount of Premium Option Receivables and the denominator of which is the amount of all of the Finance Charge Receivables (including Premium Option Receivables) at the end of the prior Monthly Period and (ii) collections of Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Finance Charge Receivables will be deemed collections of Principal Receivables and will be applied accordingly, unless otherwise provided in the related Prospectus Supplement. Any such designation would result in an increase in the amount of collections of Principal Receivables and a lower portfolio yield with respect to collections of Finance Charge Receivables than would otherwise occur.

     INDEMNIFICATION

          The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of certain of the Servicer's actions or omissions with respect to the Trust pursuant to the Pooling and Servicing Agreement.

          Under the Pooling and Servicing Agreement, CCRFC, in its capacity as a Transferor, has agreed to be liable directly to an injured party for the entire amount of any liabilities of the Trust (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates of any Series) arising out of or based on the arrangement created by the Pooling and Servicing Agreement or the actions of the Servicer taken pursuant thereto as though the Pooling and Servicing Agreement created a partnership under the New York Uniform Partnership Act in which the Transferor was a general partner.

          Except as provided in the preceding two paragraphs, the Pooling and Servicing Agreement provides that neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders, any Credit Enhancer or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling and Servicing Agreement. However, neither the Transferor nor the Servicer will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Transferor, the Servicer or any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

          In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of Certificateholders with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder.

     COLLECTION AND OTHER SERVICING PROCEDURES

          Pursuant to the Pooling and Servicing Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with customary and usual procedures for servicing credit card receivables, but in any event at least comparable with the policies and procedures and the degree of skill and care applied or exercised with respect to any other credit card receivables it, or its affiliates, service.

          Pursuant to the Purchase Agreements, except as otherwise required by any requirement of law or as is deemed by the applicable Account Owner (or any successor to such Account Owner under such agreement) to be necessary in order for it to maintain its credit card business or a program operated by such credit card business on a competitive basis based on a good faith assessment by it of the nature of the competition in the credit card business or such program, an Account Owner will not take any action that will have the effect of reducing the Portfolio Yield to a level that could reasonably be expected to cause any Series to experience a Pay Out Event or Reinvestment Event based on the insufficiency of the Series adjusted Portfolio Yield or take any action that would have the effect of reducing the Portfolio Yield to less than the highest Average Rate for any Group. The related Account Owner also covenants that unless required by law and except as provided above, such Account Owner will take no action with respect to the applicable credit card agreements or the applicable credit card guidelines that, at the time of such action, such Account Owner reasonably believes will have a material adverse effect on CCRFC or the Certificateholders.

          Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with cardmembers, investigating payment delinquencies, evaluating the increase of credit limits and the issuance of credit cards, providing billing and tax records to cardmembers and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Pooling and Servicing Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee.

          The Pooling and Servicing Agreement provides that the Servicer may delegate its duties under that agreement to any entity that agrees to conduct such duties in accordance with the Pooling and Servicing Agreement and the credit card guidelines. Notwithstanding any such delegation the Servicer will continue to be liable for all of its obligations under the Pooling and Servicing Agreement.

     NEW ISSUANCES

          The Pooling and Servicing Agreement provides that, pursuant to any one or more Supplements, the Transferor may direct the Trustee to authenticate from time to time new Series subject to the conditions described below (each such issuance, a "New Issuance"). Each New Issuance will have the effect of decreasing the Transferor Amount to the extent of the initial Invested Amount of such new Series. Under the Pooling and Servicing Agreement, the Transferor may designate, with respect to any newly issued Series: (a) its name or designation; (b) its initial principal amount (or method for calculating such amount) and its invested amount in the Trust (the "Invested Amount"), which is generally based on the aggregate amount of Principal Receivables in the Trust allocated to such Series, and its Series Invested Amount; (c) its certificate rate (or formula for the determination thereof); (d) the interest payment date or dates (each, an "Interest Payment Date") and the date or dates from which interest shall accrue; (e) the method for allocating collections to Certificateholders of such Series; (f) any bank accounts to be used by such Series and the terms governing the operation of any such bank accounts; (g) the percentage used to calculate the Monthly Servicing Fees; (h) the provider and terms of any form of Series Enhancement with respect thereto; (i) the terms on which the Certificates of such Series may be repurchased; (j) the Series Termination Date; (k) the number of Classes of Certificates of such Series, and if such Series consists of more than one Class, the rights and priorities of each such Class; (l) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate or certificates may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on such global certificate or certificates will be paid); (m) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon; (n) the priority of such Series with respect to any other Series; (o) the Group, if any, in which such Series will be included; and (p) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder of any outstanding Series to issue any additional Series. The Transferor may offer any Series to the public under a Prospectus Supplement or other Disclosure Document in transactions either registered under the Securities Act or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Plan of Distribution." Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. The Transferor intends to offer, from time to time, additional Series.

          The Pooling and Servicing Agreement provides that the Transferor may designate Principal Terms such that each Series has a Controlled Accumulation Period or a Controlled Amortization Period that may have a different length and begin on a different date than such periods for any other Series. Further, one or more Series may be in their Controlled Accumulation Period or Controlled Amortization Period while other Series are not. Moreover, each Series may have the benefits of Series Enhancement issued by enhancement providers different from the providers of Series Enhancement with respect to any other Series. Under the Pooling and Servicing Agreement, the Trustee shall hold any such Series Enhancement only on behalf of the Certificateholders of the Series to which such Series Enhancement relates. With respect to each such Series Enhancement, the Transferor may deliver a different form of Series Enhancement agreement. The Transferor also has the option under the Pooling and Servicing Agreement to vary among Series the terms upon which a Series may be repurchased by the Transferor. There is no limit to the number of New Issuances the Transferor may cause under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement. There can be no assurance that the terms of any Series might not have an impact on the timing and amount of payments received by a Certificateholder of another Series.

          Under the Pooling and Servicing Agreement and pursuant to a Supplement, a New Issuance may only occur upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. The obligation of the Trustee to authenticate the Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions: (a) on or before the fifth day immediately preceding the date upon which the New Issuance is to occur, the Transferor shall have given the Trustee, the Servicer and each Rating Agency written notice of such New Issuance and the date upon which the New Issuance is to occur; (b) the Transferor shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party to the Pooling and Servicing Agreement other than the Trustee; (c) the Transferor shall have delivered to the Trustee any related Series Enhancement agreement executed by each of the parties to such agreement; (d) the Trustee shall have received confirmation from each Rating Agency that such New Issuance will satisfy the Rating Agency Condition; (e) the Transferor shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized representative, dated the date upon which the New Issuance is to occur, to the effect that the Transferor reasonably believes that such issuance will not, based on the facts known to such representative at the time of such certification, have an Adverse Effect; (f) the Transferor shall have delivered to the Trustee, each Rating Agency and certain providers of Series Enhancement an opinion of counsel acceptable to the Trustee that for federal income tax purposes: (i) following such New Issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation; (ii) such New Issuance will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance; (iii) such New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholders; and (iv) except as is otherwise provided in a Supplement with respect to any Series or Class thereof, the Certificates of such Series or the specified Classes thereof will be properly characterized as debt (an opinion of counsel to the effect referred to in clauses (i), (ii) (iii) with respect to any action is referred to herein as a "Tax Opinion"); (g) the aggregate amount of Principal Receivables plus the principal amount of any Participation Interest shall be greater than the Required Minimum Principal Balance as of the date upon which the New Issuance is to occur after giving effect to such issuance; and any other conditions specified in any Supplement. Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and issue to the Transferor the Certificates of such new Series for execution and redelivery to the Trustee for authentication.

     COLLECTION ACCOUNT

          The Servicer has established and maintains, or has caused to be established and maintains, for the benefit of the Certificateholders in the name of the Trustee, on behalf of the Trust, an account (the "Collection Account") with an Eligible Institution. "Eligible Institution" means any depository institution (which may be the Trustee) organized under the laws of the United States or any one of the states thereof, which at all times has a certificate of deposit rating acceptable to each Rating Agency or a long-term unsecured debt rating acceptable to each Rating Agency, except that no such rating will be required of an institution which maintains a trust fund in a fully segregated trust account with the corporate trust department of such institution as long as such institution maintains the credit rating of the Rating Agency in one of its generic credit rating categories which signifies investment grade and is a member of the FDIC. Notwithstanding the preceding sentence, any institution the appointment of which satisfies the Rating Agency Condition will be an Eligible Institution. Funds in the Collection Account generally will be invested in (i) obligations issued or fully guaranteed by the United States of America or any instrumentality or agency thereof when such obligations are backed by the full faith and credit of the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest rating category of the applicable Rating Agency, (iii) commercial paper or other short-term obligations having, at the time of the Trust's investment or a contractual commitment to invest, a rating in the highest rating category of the applicable Rating Agency, (iv) demand deposits, time deposits or certificates of deposit which are fully insured by the FDIC having, at the time of the Trust's investment therein, a rating in the highest rating category of the applicable Rating Agency, (v) bankers' acceptances issued by any depository institution or trust company described in (ii) above, (vi) money market funds having, at the time of the Trust's investment therein, a rating in the highest rating category of the applicable Rating Agency, (vii) time deposits, other than as referred to in (iv) above, with an entity, the commercial paper of such entity having a credit rating in the highest rating category of the applicable Rating Agency, (viii) certain repurchase agreements meeting the requirements set forth in the Pooling and Servicing Agreement, and (ix) any other investment if the Rating Agency Condition has been satisfied (collectively, "Eligible Investments"). Any earnings (net of losses and investment expenses) on funds in the Collection Account will be paid to the Transferor. The Servicer has the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling and Servicing Agreement and any Supplement.

     ALLOCATIONS

          Pursuant to the Pooling and Servicing Agreement, during each Monthly Period the Servicer will allocate to each outstanding Series its Series Allocable Finance Charge Collections, Series Allocable Principal Collections and Series Allocable Defaulted Amount.

          "Series Adjusted Invested Amount" means, with respect to any Series and for any Monthly Period, the Series Invested Amount for such Series for such Monthly Period, less the excess, if any, of the cumulative amount (calculated in accordance with the terms of the related Supplement and, with respect to any Series offered hereby, the related Prospectus Supplement) of investor charge-offs allocable to the Invested Amount for such Series as of the last day of the immediately preceding Monthly Period over the aggregate reimbursement of such investor charge-offs as of such last day, or such lesser amount as may be provided in the Supplement for such Series and, with respect to any Series offered hereby, the related Prospectus Supplement.

          "Series Allocable Finance Charge Collections," "Series Allocable Principal Collections" and "Series Allocable Defaulted Amount" mean, with respect to any Series and for any Monthly Period, the product of (a) the Series Allocation Percentage and
     (b) the amount of collections of Finance Charge Receivables deposited in the Collection Account, the amount of collections of Principal Receivables deposited in the Collection Account and the amount of all Defaulted Amounts with respect to such Monthly Period, respectively.

          "Series Allocation Percentage" means, with respect to any Series and for any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Series Adjusted Invested Amount as of the last day of the immediately preceding Monthly Period plus the Series Required Transferor Amount as of the last day of the immediately preceding Monthly Period and the denominator of which is the Trust Adjusted Invested Amount plus the sum of all Series Required Transferor Amounts as of such last day.

          "Series Required Transferor Amount" means for any Series an amount specified in the Supplement for such Series and, for any Series offered hereby, the related Prospectus Supplement.

          "Trust Adjusted Invested Amount" means, with respect to any Monthly Period, the sum of the Series Adjusted Invested Amounts (as adjusted in any Supplement) for all outstanding Series.

          The Servicer will then allocate amounts initially allocated to a particular Series between the Certificateholders' Interest and the Transferor's Interest for such Monthly Period as follows:

          (a) the Series Allocable Finance Charge Collections and the Series Allocable Defaulted Amount will at all times be allocated to the Invested Amount of a Series based on the Floating Allocation Percentage of such Series; and

          (b) the Series Allocable Principal Collections will at all times be allocated to the Invested Amount of such Series based on the Principal Allocation Percentage of such Series.

          The "Floating Allocation Percentage" and the "Principal Allocation Percentage" with respect to any Series will be determined as set forth in the related Supplement and, with respect to each Series offered hereby, in the related Prospectus Supplement. Amounts not allocated to the Invested Amount of any Series as described above will be allocated to the Transferor's Interest.

     GROUPS OF SERIES

          If so specified in the related Prospectus Supplement, the Certificates of a Series may be included in a Reallocation Group, which is a Group of Series subject to reallocations of collections of Finance Charge Receivables and other amounts or obligations among Series in such Group in the manner described below under "-- Reallocations Among Certificates of Different Series within a Reallocation Group." Collections of Finance Charge Receivables allocable to each Series in a Reallocation Group will be aggregated and made available for certain required payments for all Series in such Group. Consequently, the issuance of new Series in such Group may have the effect of reducing or increasing the amount of collections of Finance Charge Receivables allocable to the Certificates of other Series in such Group. See "Risk Factors -- Issuance of New Series." The Prospectus Supplement with respect to a Series offered hereby will specify whether such Series will be included in a Reallocation Group or another type of Group, whether any previously issued Series have been included in such a Group and whether any such Series or any previously issued Series may be removed from such a Group.

     REALLOCATIONS AMONG CERTIFICATES OF DIFFERENT SERIES WITHIN A REALLOCATION GROUP

          Group Investor Finance Charge Collections. Any Series offered hereby may, if so specified in the related Prospectus Supplement, be included in a Reallocation Group. Other Series issued in the future may also be included in such Group.

          The Servicer will calculate for each Monthly Period Group Investor Finance Charge Collections (as defined herein) for a particular Reallocation Group and on the following Distribution Date will allocate such amount among the Certificateholders' Interest (including any Enhancement Invested Amount) for all Series in such Group in the following priority:

               (i) Group Investor Monthly Interest (as defined herein);
               (ii) Group Investor Default Amounts (as defined herein);
               (iii) Group Investor Monthly Fees (as defined herein);
               (iv) Group Investor Additional Amounts (as defined herein); and
               (v) the balance pro rata among each Series in such Group based on the current Invested Amount of each such Series.

          In the case of clauses (i), (ii), (iii) and (iv), if the amount of Group Investor Finance Charge Collections is not sufficient to cover each such amount in full, the amount available will be allocated among the Series in such Group pro rata, based on the claim that each Series has under the applicable clause. This means, for example, that if the amount of Group Investor Finance Charge Collections is not sufficient to cover Group Investor Monthly Interest, each Series in such Group will share such amount pro rata, and any Series in such Group with a claim with respect to monthly interest, overdue monthly interest and interest on such overdue monthly interest, if applicable, which is larger than the claim for such amounts for any other Series in such Group (due to a higher certificate rate) will receive a proportionately larger allocation than such other Series.

          The amount of Group Investor Finance Charge Collections allocated to the Certificateholders' Interest (including any Enhancement Invested Amount) for a particular Series offered hereby as described above is referred to herein as "Reallocated Investor Finance Charge Collections."

          "Group Investor Additional Amounts" means for any Distribution Date the sum of the amounts determined with respect to each Series in such Group equal to (a) an amount equal to the amount by which the Invested Amount of any Class of Certificates or any Enhancement Invested Amounts have been reduced as a result of investor charge-offs, subordination of principal collections and funding the investor default amount for any other Class of Certificates or Enhancement Invested Amounts of such Series and
     (b) if the related Supplement so provides, the amount of interest at the applicable certificate rate that has accrued on the amount described in the preceding clause (a).

          "Group Investor Default Amount" means for any Distribution Date the sum of the amounts determined with respect to each Series in such Group equal to the product of the Series Allocable Defaulted Amount for such Distribution Date and the applicable Floating Allocation Percentage for such Distribution Date.

          "Group Investor Finance Charge Collections" means for any Distribution Date the aggregate amount of Investor Finance Charge Collections for such Distribution Date for all Series in such Group.

          "Group Investor Monthly Fees" means for any Distribution Date the Monthly Servicing Fee for each Series in such Group, any Series Enhancement fees and any other similar fees which are paid out of Reallocated Investor Finance Charge Collections for such Series pursuant to the applicable Supplement.

          "Group Investor Monthly Interest" means for any Distribution Date the sum of the aggregate amount of monthly interest, including overdue monthly interest and interest on such overdue monthly interest, if applicable, for all Series in such Group for such Distribution Date.

          Finance Charge Receivables may be allocated and reallocated among Series in a Group as described below.

          Step 1 - total collections of Finance Charge Receivables are allocated among Series based on the Series Allocation Percentage for each Series. The amounts allocated to each Series pursuant to Step 1 are referred to as "Series Allocable Finance Charge
     Collections." See "-- Allocations" above.

          Step 2 - the amount of collections of Finance Charge Receivables allocable to the Invested Amount (including any Enhancement Invested Amount) of a Series (the "Investor Finance Charge Collections") is determined by multiplying Series Allocable Finance Charge Collections for each Series by the applicable Floating Allocation Percentages. See "-- Allocations" above.

          Step 3 - Investor Finance Charge Collections for all Series in a particular Reallocation Group (or Group Investor Finance Charge Collections) are pooled for reallocation to each such Series.

          Step 4 - Group Investor Finance Charge Collections are reallocated to each Series in such Group based on the Series' respective claim with respect to interest payable on the Certificates or Enhancement Invested Amount (if any) of such Series, the Defaulted Amount allocable to the Certificateholders' Interest of such Series and the Monthly Servicing Fee and certain other amounts in respect to such Series. The excess is allocated pro rata among the Series in such Group based on their respective Invested Amounts.

     SHARING OF EXCESS FINANCE CHARGE COLLECTIONS AMONG EXCESS
     ALLOCATION SERIES

          Any Series offered hereby may be designated as an Excess Allocation Series (including a Series in a Reallocation Group or other type of Group). Collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of any Excess Allocation Series in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any related Series Enhancement) that are payable out of collections of Finance Charge Receivables (any such excess, the "Excess Finance Charge Collections") may be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Excess Allocation Series, pro rata based upon the amount of the shortfall, if any, with respect to each other Excess Allocation Series; provided, however, that the sharing of Excess Finance Charge Collections among Excess Allocation Series will cease if the Transferor shall deliver to the Trustee a certificate of an authorized representative to the effect that, in the reasonable belief of the Transferor, the continued sharing of Excess Finance Charge Collections among Excess Allocation Series would have adverse regulatory implications with respect to the Transferor or any Account Owner. Following the delivery by the Transferor of any such certificate to the Trustee there will not be any further sharing of Excess Finance Charge Collections among such Series in any such Group. In all cases, any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Excess Allocation Series will be paid to the holders of the Transferor Certificates. While any Series offered hereby may be designated as an Excess Allocation Series, there can be no assurance that
     (a) any other Series will be designated as an Excess Allocation Series, (b) there will be any Excess Finance Charge Collections with respect to any such other Series for any Monthly Period, (c) any agreement relating to any Series Enhancement will not be amended in such a manner as to increase payments to the providers of Series Enhancement and thereby decrease the amount of Excess Finance Charge Collections available from such Series or (d) the Transferor will not at any time deliver a certificate as described above. While the Transferor believes that, based upon applicable rules and regulations as currently in effect, the sharing of Excess Finance Charge Collections among Excess Allocation Series will not have adverse regulatory implications for it or any Account Owner, there can be no assurance that this will continue to be true in the future.

     SHARED PRINCIPAL COLLECTIONS

          If the Prospectus Supplement for the related Series provides that such Series is a Principal Sharing Series, collections of Principal Receivables for any Monthly Period allocated to the Certificateholders' Interest of any such Series will first be used to cover certain amounts described in the related Prospectus Supplement (including any required deposits into a Principal Funding Account or required distributions to Certificateholders of such Series in respect of principal). The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period (plus certain other amounts described in the related Prospectus Supplement) allocated to such Series remaining after covering such required deposits and distributions and any similar amount remaining for any other Principal Sharing Series (collectively, "Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any principal distributions to Certificateholders and deposits to Principal Funding Accounts for any Principal Sharing Series that are either scheduled or permitted and that have not been covered out of collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (collectively, "Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be allocated to the holders of the Transferor Certificates, provided that (a) such Shared Principal Collections will be distributed to the holders of the Transferor Certificates only to the extent that the Transferor Amount is greater than the Required Transferor Amount and (b) in certain circumstances described below under " Special Funding Account," such Shared Principal Collections will be deposited in the Special Funding Account. Any such reallocation of collections of Principal Receivables will not result in a reduction in the Invested Amount of the Series to which such collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections with respect to any Monthly Period or that any Series will be designated as Principal Sharing Series.

     PAIRED SERIES

          If so provided in the related Supplement, a Prior Series may be paired with a Paired Series issued by the Trust at or after the commencement of the Controlled Amortization Period or Controlled Accumulation Period for such Prior Series. As the Invested Amount of the Prior Series is reduced, the Invested Amount in the Trust of the Paired Series will increase by an equal amount. Upon payment in full of the Prior Series, the Invested Amount of such Paired Series will be equal to the Invested Amount paid to Certificateholders of such Prior Series. If a Pay Out Event or Reinvestment Event occurs with respect to the Prior Series or with respect to the Paired Series when the Prior Series is in a Controlled Amortization Period or Controlled Accumulation Period, the Series Allocation Percentage and the Principal Allocation Percentage for the Prior Series and the Series Allocation Percentage and the Principal Allocation Percentage for the Paired Series will be reset as provided in the related Supplement and the Early Amortization Period or Early Accumulation Period for such Series could be lengthened.

     SPECIAL FUNDING ACCOUNT

          If, on any date, the Transferor Amount is less than or equal to the Required Transferor Amount, the Servicer shall not distribute to the holders of the Transferor Certificates any collections of Principal Receivables allocable to a Series or a Group that otherwise would be distributed to such holders, but shall deposit such funds in an account with an Eligible Institution established and maintained by the Servicer for the benefit of the Certificateholders of each Series, in the name of the Trustee, on behalf of the Trust, and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders of each Series (the "Special Funding Account"). Funds on deposit in the Special Funding Account will be withdrawn and paid to the holders of the Transferor Certificates on any Distribution Date to the extent that, after giving effect to such payment, the Transferor Amount exceeds the Required Transferor Amount on such date; provided, however, that if a Controlled Accumulation Period, Early Accumulation Period, Controlled Amortization Period or Early Amortization Period commences with respect to any Series, any funds on deposit in the Special Funding Account will be released from the Special Funding Account, deposited in the Collection Account and treated as collections of Principal Receivables to the extent needed to make principal payments due to or for the benefit of the Certificateholders of such Series.

          Funds on deposit in the Special Funding Account will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Special Funding Account during any Monthly Period will be withdrawn from the Special Funding Account and treated as collections of Finance Charge Receivables with respect to such Monthly Period.

     FUNDING PERIOD

          For any Series of Certificates, the related Prospectus Supplement may specify that during a Funding Period, the Pre-Funding Amount will be held in a Pre-Funding Account pending the transfer of additional Receivables to the Trust or pending the reduction of the Invested Amounts of other Series issued by the Trust. The related Prospectus Supplement will specify the initial Invested Amount with respect to such Series, the Full Invested Amount and the date by which the Invested Amount is expected to equal the Full Invested Amount. The Invested Amount will increase as Receivables are delivered to the Trust or as the Invested Amounts of other Series of the Trust are reduced. The Invested Amount may also decrease due to the occurrence of a Pay Out Event with respect to such Series as provided in the related Prospectus Supplement.

          During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Transferor to the extent of any increases in the Invested Amount. If the Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement.

          If so specified in the related Prospectus Supplement, moneys in the Pre-Funding Account will be invested by the Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

     DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES

          "Defaulted Receivables" for any Monthly Period are Principal Receivables that were charged-off as uncollectible in such Monthly Period. The "Defaulted Amount" for any Monthly Period will be an amount (not less than zero) equal to (a) the excess, if any, of the amount of Defaulted Receivables for such Monthly Period over the Recoveries for such Monthly Period, minus (b) the amount of any Defaulted Receivables the assignment or reassignment of which the Transferor or the Servicer becomes obligated to accept during such Monthly Period (unless an event relating to bankruptcy, receivership or insolvency has occurred with respect to the Transferor or the Servicer, in which event the amount of such Defaulted Receivables will not be added to the sum so subtracted). Receivables in any Account will be charged-off as uncollectible in accordance with the credit card guidelines and the Servicer's customary and usual policies and procedures for servicing revolving credit card and other revolving credit account receivables comparable to the Receivables. The current policy of the Account Owners is to charge-off the receivables in an account when that account becomes 181 days delinquent (or sooner in the event of receipt of notice of death or bankruptcy of the cardmember), but such policy may change in the future to conform with regulatory requirements and applicable law.

          If the Servicer adjusts downward the amount of any Principal Receivable (other than Ineligible Receivables that have been, or are to be, reassigned to the Transferor) because of a rebate, refund, counterclaim, defense, error, fraudulent charge or counterfeit charge to a cardmember, or such Principal Receivable was created in respect of merchandise that was refused or returned by a cardmember or if the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving collections therefor or charging off such amount as uncollectible, the amount of the Principal Receivables in the Trust with respect to the Monthly Period in which such adjustment takes place will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any such Receivables would cause the Transferor Amount at such time to be less than the Required Transferor Amount, the Transferor will be required to pay an amount equal to such deficiency into the Special Funding Account.

     CREDIT ENHANCEMENT

          General. For any Series, Credit Enhancement may be provided with respect to one or more Classes thereof. Credit Enhancement with respect to one or more Classes of a Series offered hereby may include a letter of credit, a cash collateral account or guaranty, a spread account, a yield supplement account, a collateral interest, a surety bond, an insurance policy or any other form of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Credit Enhancement may also be provided to a Class or Classes of a Series or to a Series by subordination provisions that require distributions of principal or interest to be made with respect to the Certificates of such Class or Classes or such Series before distributions are made to one or more Classes of such Series or to another Series (if the Supplement for such Series so provides). If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be available to more than one Class or Series to the extent described therein.

          The presence of Credit Enhancement with respect to a Class is intended to enhance the likelihood of receipt by Certificateholders of such Class of the full amount of principal and interest with respect thereto and to decrease the likelihood that such Certificateholders will experience losses. However, unless otherwise specified in the related Prospectus Supplement, the Credit Enhancement, if any, with respect thereto will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur that exceed the amount covered by the Credit Enhancement or that are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of such losses. In addition, if specific Credit Enhancement is provided for the benefit of more than one Class or Series, Certificateholders of any such Class or Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Certificateholders of other Classes or Series.

          If Credit Enhancement is provided with respect to a Series offered hereby, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) any provisions of any agreement relating to such Credit Enhancement material to the Certificateholders of such Series. Additionally, in certain cases, the related Prospectus Supplement may set forth certain information with respect to the provider of any third-party Credit Enhancement (the "Credit Enhancer"), including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation or the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of a date specified in the Prospectus Supplement. If so described in the related Prospectus Supplement, Credit Enhancement with respect to a Series offered hereby may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events or Reinvestment Events with respect to such Series. In such event, the Credit Enhancer will have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (an "Enhancement Invested Amount") and may be entitled to the benefit of the Trustee's security interest in the Receivables, in each case subordinated to the interest of the Certificateholders of such Series.

          Subordination. If so specified in the related Prospectus Supplement, one or more Classes of a Series offered hereby may be subordinated to one or more other Classes of such Series or a Series may be subordinated to another Series. If so specified in the related Prospectus Supplement, the rights of the holders of the subordinated Certificates to receive distributions of principal or interest on any payment date will be subordinated to such rights of the holders of the Certificates that are senior to such subordinated Certificates to the extent set forth in the related Prospectus Supplement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of subordinated Certificates in a Series or of the subordinated Certificates of another Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such subordinated Certificates will be distributed to holders of Certificates that are senior to such subordinated Certificates. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinated Certificates are paid to the holders of the Certificates that are senior to such subordinated Certificates.

          Letter of Credit. If so specified in the related Prospectus Supplement, a letter of credit with respect to a Series or Class of Certificates offered hereby may be issued by a bank or financial institution specified in the related Prospectus Supplement (the "L/C Issuer"). Subject to the terms and conditions specified in the related Prospectus Supplement, the L/C Issuer will be obligated to honor drawings under a letter of credit in an aggregate dollar amount (which may be fixed or may be reduced as described in the related Prospectus Supplement), net of unreimbursed payments thereunder, equal to the amount described in the related Prospectus Supplement. The amount available under a letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

          Cash Collateral Account. If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

          Yield Supplement Account. [If so specified in the related Prospectus Supplement] the Servicer will establish and maintain a [Series] Yield Supplement Account for the benefit of the Certificateholders of [such] [each] Series. Amounts on deposit in the [Series] Yield Supplement Account (together with investment earnings thereon) will be released and deposited into the Collection Account in the amounts and at the times specified in the Prospectus Supplement for [such] [each] Series. Each such deposit into the Collection Account will be treated as collections of Finance Charge Receivables allocable to the Certificates [of the related Series]. On the initial Series Closing Date, $__________ will be deposited into the Yield Supplement Account from the proceeds of the issuance of the initial Series.

          Collateral Interest. If so specified in the related Prospectus Supplement, support for a Series of Certificates or one or more Classes thereof may be provided initially by an uncertificated, subordinated interest in the Trust (the "Collateral Interest") in an amount initially equal to a percentage of the Certificates of such Series specified in the Prospectus Supplement. References to Enhancement Invested Amounts herein include Collateral Interests, if any.

          Surety Bond or Insurance Policy. If so specified in the related Prospectus Supplement, insurance with respect to a Series or Class of Certificates offered hereby may be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

          If so specified in the related Prospectus Supplement, a surety bond may be purchased for the benefit of the holders of any Series or Class of Certificates offered hereby to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

          Spread Account. If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series offered hereby may be provided by the periodic deposit of certain available excess cash flow from the Trust Assets into a spread account intended to assure the subsequent distributions of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

     INTEREST RATE SWAPS AND RELATED CAPS, FLOORS AND COLLARS

          The Trustee on behalf of the Trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to Certificateholders from adverse changes in interest rates (collectively, "Swaps").

          An interest rate Swap is an agreement between two parties ("counterparties") to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate Swap. In the typical Swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates such as the London Interbank Offered Rate ("LIBOR"), a specified bank's prime rate, or U.S. Treasury Bill rates. Interest rate Swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate (such as LIBOR) for a floating rate obligation based upon another referenced interest rate (such as U.S. Treasury Bill rates).

          The Swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized Swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other Swaps. There can be no assurance that the Trust will be able to enter into or offset Swaps at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of Swaps may provide for termination under certain circumstances, there can be no assurance that the Trust will be able to terminate or offset a Swap on favorable terms.

     SERVICER COVENANTS

          In the Pooling and Servicing Agreement, the Servicer has agreed as to each Receivable and related Account that it will:
     (a) duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables or the related Accounts, and will maintain in effect all qualifications required and comply in all material respects with all requirements of law in order to service the Receivables and Accounts, the failure to maintain or comply with which would have a material adverse effect on the Certificateholders; (b) not permit any rescission or cancellation of the Receivables except as ordered by a court of competent jurisdiction or other governmental authority; (c) do nothing to impair the rights of the Certificateholders in the Receivables or the related Accounts; and (d) not reschedule, revise or defer payments due on the Receivables except in accordance with its guidelines for servicing receivables.

          Under the terms of the Pooling and Servicing Agreement, all Receivables in an Account will be assigned and transferred to the Servicer and such Account will no longer be included as an Account if the Servicer discovers, or receives written notice from the Trustee, that any covenant of the Servicer set forth above has not been complied with in all material respects and such noncompliance has not been cured within 60 days (or such longer period as may be agreed to by the Trustee and the Transferor) thereafter and has a material adverse effect on the Certificateholders' Interest in such Receivables. Such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivables in the Collection Account on the business day preceding the Distribution Date following the Monthly Period during which such obligation arises. This transfer and assignment to the Servicer constitutes the sole remedy available to the Certificateholders if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such assigned Receivables will be automatically assigned to the Servicer.

     CERTAIN MATTERS REGARDING THE SERVICER

          The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except (i) upon determination that the performance of such duties is no longer permissible under applicable law or (ii) if such obligations and duties are assumed by any entity that has satisfied the Rating Agency Condition. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement. Notwithstanding the foregoing, [the Bank] may assign part or all of its obligations and duties as Servicer under the Pooling and Servicing Agreement to an affiliate of [the Bank] as long as [the Bank] shall have fully guaranteed the performance of such obligations and duties under the Pooling and Servicing Agreement.

          Any person into which, in accordance with the Pooling and Servicing Agreement, the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Transferor or the Servicer is a party, or any person succeeding to the business of the Transferor or the Servicer, will be the successor to the Transferor or the Servicer, as the case may be, under the Pooling and Servicing Agreement.

     SERVICER DEFAULT

          In the event of any Servicer Default (as defined below), either the Trustee or Certificateholders holding Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Certificates, by written notice to the Servicer (and to the Trustee if given by the Certificateholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer, as Servicer, under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and the Trustee will appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor under the Pooling and Servicing Agreement in the Transferor's Interest will not be affected by any Termination Notice or Service Transfer. If within 60 days of receipt of a Termination Notice the Trustee does not receive any bids from eligible servicers to act as successor Servicer and receives an officer's certificate from the Transferor to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, the Trustee shall grant a right of first refusal to the Transferor which would permit the Transferor at its option to purchase the Certificateholders' Interest on the Distribution Date in the next calendar month. The purchase price for the Certificateholders' Interest shall be equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement, and for any Certificates offered hereby, in the Prospectus Supplement.

          The Trustee will as promptly as possible, after the giving of a Termination Notice, appoint a successor Servicer and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling and Servicing Agreement will be vested in the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential servicers meeting certain eligibility requirements set forth in the Pooling and Servicing Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee plus any amounts payable to the Transferor pursuant to the Pooling and Servicing Agreement.

          A "Servicer Default" refers to any of the following events:

          (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make any payment, transfer or deposit, on the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Supplement, which is not cured within a five business day grace period;

          (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer in the Pooling and Servicing Agreement or any Supplement which has an Adverse Effect and which continues unremedied for a period of 60 days after written notice, or the Servicer assigns its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

          (c) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement, any Supplement or in any certificate delivered pursuant to the Pooling and Servicing Agreement or any Supplement proves to have been incorrect in any material respect when made, which has an Adverse Effect on the rights of the Certificateholders of any Series, and which Adverse Effect continues for a period of 60 days after written notice; or

          (d) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer.

          Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of ten business days after the applicable grace period or referred to under clauses (b) or (c) for a period of 60 business days after the applicable grace period, will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Servicer must provide the Trustee, the Transferor and any provider of Series Enhancement prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

     EVIDENCE AS TO COMPLIANCE

          The Pooling and Servicing Agreement provides that on or before March 31 of each calendar year, the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor and any affiliates thereof) to furnish a report to the effect that such firm has applied certain procedures agreed upon with the Servicer and examined certain documents and records relating to the servicing of the Accounts and that, on the basis of such agreed-upon procedures, nothing has come to the attention of such firm that caused them to believe that such servicing was not conducted in compliance with the Pooling and Servicing Agreement and applicable provisions of each Supplement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement. Such report will set forth the agreed-upon procedures performed.

          The Pooling and Servicing Agreement provides for delivery to the Trustee on or before March 31 of each calendar year of a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

          Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

     AMENDMENTS


          The Pooling and Servicing Agreement and any Supplement may be amended from time to time (including in connection with the issuance of a Supplemental Certificate, addition of a Participation Interest, allocation of assets in the Trust to a Series or Group, or to change the definition of Monthly Period, Determination Date or Distribution Date) by the Servicer, the Transferor and the Trustee, and without the consent of the Certificateholders of any Series, provided that (i) an opinion of counsel for the Transferor is addressed and delivered to the Trustee to the effect that the conditions precedent to any such amendment have been satisfied, (ii) the Transferor shall have delivered to the Trustee a certificate of an officer of the Transferor to the effect that the Transferor reasonably believes that such amendment will not have an Adverse Effect and (iii) the Rating Agency Condition shall have been satisfied with respect thereto.


          The Pooling and Servicing Agreement or any Supplement may be amended by the Transferor, the Servicer and the Trustee with the consent of the Certificateholders evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of all affected Series for which the Transferor has not delivered an officer's certificate stating that there will be no Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any Supplement or of modifying in any manner the rights of Certificateholders. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, deposits or distributions on any Certificate without the consent of each Certificateholder, (b) (i) change the definition or the manner of calculating the Certificateholders' Interest or the Invested Amount or (ii) reduce the aforesaid percentage of the aggregate unpaid principal amount of the Certificates the holders of which are required to consent to any such amendment, in each case without the consent of each Certificateholder or (c) adversely affect the rating of any Series or Class by the Rating Agency without the consent of the holders of Certificates of such Series or Class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of such Series or Class. Promptly following the execution of any amendment to the Pooling and Servicing Agreement (other than an amendment described in the preceding paragraph), the Trustee will furnish written notice of the substance of such amendment to each Certificateholder. Notwithstanding the foregoing, any Supplement executed in connection with the issuance of one or more new Series of Certificates will not be considered an amendment to the Pooling and Servicing Agreement.

     LIST OF CERTIFICATEHOLDERS

          Upon written request of any Holder or group of Holders of Certificates of any Series or of all outstanding Series of record holding Certificates evidencing not less than 10% of the aggregate unpaid principal amount of the Certificates of such Series or all Series, as applicable, the Trustee will afford such Holder or Holders of Certificates access during business hours to the current list of Certificateholders of such Series or of all outstanding Series, as the case may be, for purposes of communicating with other Holders of Certificates with respect to their rights under the Pooling and Servicing Agreement. See "Description of the Certificates -- Book-Entry Registration" and "-- Definitive Certificates."

          The Pooling and Servicing Agreement does not provide for any annual or other meetings of Certificateholders.

     THE TRUSTEE


          The Bank of New York will act as trustee under the Pooling and Servicing Agreement. The corporate trust office of The Bank of New York is located at 101 Barclay Street, New York, New York 10286. The Transferor and the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee or the Transferor may hold Certificates in their own names; however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by the Certificateholders as a group. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.


                   DESCRIPTION OF THE PURCHASE AGREEMENTS

          Sale of Receivables. On the initial Series Closing Date BKB CT will sell all of the Accounts owned by it, together with the
     related Receivables, to the Bank.   After giving effect to such
     sale BKB CT will cease to have any interest in such Accounts or the related Receivables and the Bank will be the Account Owner with respect to such Accounts. Pursuant to the Purchase Agreement to be entered into between the Bank and the Transferor and the Purchase Agreement between [New Bank] and the Transferor, each such Account Owner sells to the Transferor all its right, title and interest in and to (i) all of the Receivables in the Accounts owned by such Account Owner and all of the Receivables created in such Accounts following the initial Series Closing Date in the case of the Bank and upon origination of Accounts by [New Bank] and (ii) the Receivables in each Additional Account owned by such Account Owner designated from time to time for inclusion as an Account as of the date of such designation, whether such Receivables shall then be existing or shall thereafter be created.

          In connection with such sale of the Receivables to the Transferor, each Account Owner will indicate in its computer records that the Receivables have been sold to CCRFC by such Account Owner and CCRFC will indicate in its files that such Receivables will be sold or transferred by it to the Trust. In addition, each Account Owner will provide or cause to be provided to the Transferor a computer file or a microfiche list containing a true and complete list showing each Account owned by such Account Owner, identified by account number and by total outstanding balance of the related Receivables on the applicable Series date of designation or addition date for Additional Accounts, as the case may be. The records and agreements relating to the Accounts and Receivables may not be segregated by the Account Owners from other documents and agreements relating to other credit card accounts and receivables and may not be stamped or marked to reflect the sale or transfer of the Receivables to the Transferor, but the records of the Account Owners will be marked to evidence such sale or transfer. Each Account Owner as debtor/seller will file UCC financing statements meeting the requirements of applicable state law in each of the jurisdictions in which the books and records relating to the Accounts owned by such Account Owners are maintained with respect to the Receivables. See "Risk Factors -- Characteristics as a Sale; Insolvency and Receivership Risks" and "Certain Legal Aspects of the Receivables."

          Pursuant to the Purchase Agreements, the Transferor will, subject to certain conditions, if the Transferor is required to cause the Account Owners to designate Additional Accounts under the Pooling and Servicing Agreement, designate Additional Accounts to be included as Accounts under the Purchase Agreement. See "Description of the Pooling and Servicing Agreement -- Additions of Accounts or Participation Interests."

          Representations and Warranties. In its respective Purchase Agreement, each Account Owner represents and warrants to the Transferor to the effect that, among other things, (a) as of the date of the Purchase Agreement and as of each date of designation of Additional Accounts under the Purchase Agreement, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Purchase Agreement, (b) as of the Initial Cut-Off Date and as of each date of designation of Additional Accounts under the Purchase Agreement, each Additional Account will be an Eligible Account and (c) as of the Initial Cut-Off Date and as of each date of designation of Additional Accounts under the Purchase Agreement, each Receivable generated thereunder is, on such date of designation, an Eligible Receivable. In the event of a breach of any representation and warranty set forth in the Purchase Agreement which results in the requirement that the Transferor accept retransfer of an Ineligible Receivable, then the applicable Account Owner shall repurchase such Ineligible Receivable under the Pooling and Servicing Agreement from the Transferor on the date of such retransfer. The purchase price for such Ineligible Receivables shall be the principal amount thereof plus applicable finance charges. The Bank shall be obligated to effect any such repurchase with respect to the Receivables sold by BKB CT to the Bank and then sold by the Bank to Transferor on the initial Series Closing Date. Following a sale of the Accounts by the Bank to the [New Bank], the [New Bank] will assume such obligation of the Bank with respect to the Receivables sold to the Transferor by the Bank.

          Each Account Owner also represents and warrants to the Transferor that, among other things, as of the date of the Purchase Agreement and as of each date of designation of Additional Accounts under the applicable Purchase Agreement (a) the Purchase Agreement constitutes a valid and binding obligation of the applicable Account Owner and (b) the Purchase Agreement constitutes a valid sale to the Transferor of all right, title and interest of such Account Owner in and to the Receivables then existing and, with respect to the Bank and [New Bank] only, thereafter created in the Accounts owned by such Account Owner and in the proceeds thereof. If the breach of any of the representations and warranties described in this paragraph results in the obligation of the Transferor under the Pooling and Servicing Agreement to accept retransfer of the Receivables, the applicable Account Owners will repurchase the Receivables retransferred to the Transferor for an amount of cash at least equal to the amount of cash the Transferor is required to deposit under the Pooling and Servicing Agreement in connection with such retransfer. The Bank shall be obligated to effect any such repurchase with respect to the Receivables sold by BKB CT to the Bank and then sold by the Bank to Transferor on the initial Series Closing Date. Following a sale of the Accounts by the Bank to the [New Bank], the [New Bank] will assume such obligation of the Bank with respect to the Receivables sold to the Transferor by the Bank.

                  CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

     TRANSFER OF RECEIVABLES

          Under the Purchase Agreements, the Account Owners sell the Receivables to the Transferor and the Transferor, in turn, transfers the Receivables to the Trust. Each Account Owner and the Transferor represents and warrants that its respective transfers constitute valid sales and assignments of all of its respective right, title and interest in and to the Receivables. The Transferor also represents and warrants that, if the transfer of Receivables by the Transferor to the Trust is deemed to create a security interest under the UCC, there exists a valid, subsisting and enforceable first priority perfected security interest in the Receivables in existence at the time of the formation of the Trust or at the date of designation of any Additional Accounts, as the case may be, in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in the Receivables created thereafter in favor of the Trust on and after their creation, in each case until termination of the Trust. For a discussion of the Trust's rights arising from these representations and warranties not being satisfied, see "Description of the Pooling and Servicing Agreement -- Representations and Warranties."

          Each Account Owner and the Transferor represents that the Receivables are "accounts" or "general intangibles" for purposes of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions and the filing of an appropriate financing statement or statements is required to perfect the interest of the Trust in the Receivables. If a transfer of general intangibles is deemed to create a security interest rather than a sale, Article 9 of the UCC applies and filing an appropriate financing statement or statements is also required in order to perfect the security interest of the Trust. Financing statements covering the Receivables will be filed under the UCC to protect the Transferor and the Trust if any of the transfers by an Account Owner, or the Transferor is deemed to be subject to the UCC. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and no further action under the UCC is required to protect the Trust's interest from third parties.

          There are certain limited circumstances under the UCC in which prior or subsequent transferees of Receivables coming into existence after the initial Series Closing Date could have an interest in such Receivables with priority over the Trust's interest. A tax or other government lien or other nonconsensual lien on property of the Transferor or an Account Owner arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. Furthermore, if the FDIC were appointed as a conservator or receiver of an Account Owner, the conservator's or receiver's administrative expenses may also have priority over the interest of the Trust in such related Receivables. Under the Purchase Agreement, however, each Account Owner warrants that it has transferred the Receivables to the Transferor free and clear of the lien of any third party. In addition, each Account Owner covenants that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Transferor.

     CERTAIN MATTERS RELATING TO INSOLVENCY

          The Transferor will not engage in any activities except purchasing accounts receivable from the Account Owners, forming trusts, transferring such accounts receivable to such trusts, issuing notes or certificates and engaging in activities incident to, or necessary or convenient to accomplish, the foregoing. The Transferor has no intention of filing a voluntary petition under the United States Bankruptcy Code or any similar applicable state law so long as the Transferor is solvent and does not reasonably foresee becoming insolvent.

          Each Account Owner has represented and warranted to the Transferor that the transfer of Receivables pursuant to its respective Purchase Agreement is a valid sale of the Receivables by such Account Owner to the Transferor. In addition, each Account Owner and the Transferor have treated and will treat the transaction described in the Purchase Agreements as sales of the Receivables to the Transferor and each Account Owner has taken or will take all actions that are required under the UCC to perfect the Transferor's ownership interest in the Receivables. However, in the event of an insolvency, receivership or conservatorship of an Account Owner it is possible that a receiver or conservator could attempt to recharacterize the transaction between such Account Owner and the Transferor as a pledge of the Receivables rather than a true sale. The Federal Deposit Insurance Act ("FDIA"), as amended by FIRREA, which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as conservator or receiver of an Account Owner. Among other things, the FDIA grants such a conservator or receiver the power to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, an Account Owner.

          To the extent that (i) an Account Owner granted a security interest in the Receivables to the Transferor, (ii) the interest was validly perfected before such Account Owner's insolvency,
     (iii) the interest was not taken or granted in contemplation of such Account Owner's insolvency or with the intent to hinder, delay or defraud such Account Owner or its creditors, (iv) the applicable Purchase Agreement is continuously a record of such Account Owner, and (v) the applicable Purchase Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business, such valid perfected security interest of the Transferor should be enforceable (to the extent the Transferor's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, such Account Owner and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by the FDIC as conservator or receiver of such Account Owner. If, however, the FDIC were to require the Transferor to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of proceedings with respect to such Account Owner as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. The FDIA does not define the term "actual direct compensatory damages." On April 10, 1990, the RTC, formerly a sister agency of the FDIC, adopted a statement of policy (the "RTC Policy Statement") with respect to the payment of interest on collateralized borrowings. The RTC Policy Statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or the trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract, to the extent secured by the collateral. In a 1993 case involving zero-coupon bonds, however, a federal district court held that the RTC was instead obligated to pay bondholders the fair market value of repudiated bonds as of the date of repudiation. The FDIC itself has not adopted a policy statement on payment of interest on collateralized borrowings.


          In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), cert. denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If the Transferor were to become subject to a bankruptcy proceeding or if an Account Owner were to become subject to a receivership and a court were to follow the 10th Circuit's reasoning, Certificateholders might experience delays in payment or possibly losses in their investment in the Certificates. The Transferor has been advised by its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, that the facts of the Octagon case were distinguishable from those in the sale transactions between the Account Owners and the Transferor and between the Transferor and the Trust and that the reasoning of the Octagon case appears to be inconsistent with established precedent and the UCC. In addition, because the Account Owners, the Transferor, the Trust and the transactions governed by the Purchase Agreements and the Pooling and Servicing Agreement do not have any particular link to the 10th Circuit, it is unlikely that the Account Owners or the Transferor would be subject to a receivership proceeding in the 10th Circuit. Accordingly, the Octagon case should not be binding precedent on a court in a receivership proceeding.


          In addition, in the event of an insolvency, receivership or conservatorship of an Account Owner and a creditor conservator of the Bank were to request a court to order that the Bank should be substantively consolidated with the Transferor, delays in payments on the Certificates and possible reductions in such payments could result.

          The Transferor will take all actions that are required under the UCC to perfect the Trust's interest in the Receivables and the Transferor has warranted to the Trust that the Trust will have a first priority security interest therein and, with certain exceptions, in the proceeds thereof. Nevertheless, a tax or government lien or other nonconsensual lien on property of the Transferor arising prior to the time a Receivable is conveyed to the Trust may have priority over the interest of the Trust in such Receivable. The Transferor has been structured such that (i) the voluntary or involuntary application for relief under the Bankruptcy Code or similar applicable state laws, and (ii) the substantive consolidation of the Transferor and the Bank are unlikely. The Transferor is a separate, limited purpose subsidiary, the certificate of incorporation of which provides that it shall not file a voluntary petition for relief under the Bankruptcy Code without the unanimous affirmative vote of all of its directors. Pursuant to the Pooling and Servicing Agreement, the Trustee covenants that it will not at any time institute against the Transferor any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, certain other steps will be taken to avoid the Transferor's becoming a debtor in a bankruptcy case. Notwithstanding such steps, if the Transferor were to become a debtor in a bankruptcy case, and a bankruptcy trustee for the Transferor or a creditor of the Transferor or the Transferor itself were to take the position that the transfer of the Receivables from the Transferor to the Trust should be recharacterized as a pledge of such Receivables, then delays in payments on the Certificates and possible reductions in the amount of such payments could result.

          Upon the appointment of a bankruptcy trustee, receiver or conservator or upon the commencement of a bankruptcy, receivership, conservatorship or similar proceeding with respect to CCRFC will promptly give notice thereof to the Trustee and a Pay Out Event or Reinvestment Event may occur with respect to a Series (or all of the Series). Pursuant to the Pooling and Servicing Agreement, newly created Receivables will not be transferred to the Trust on and after any such appointment or voluntary liquidation. In the event of an Insolvency Event, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless within a specified period of time Certificateholders representing undivided interests aggregating more than 50% of the Invested Amount of each Series of Certificates issued and outstanding (or, with respect to any Series with two or more Classes, 50% of the Invested Amount of each Class) and possibly certain other persons specified in the Supplement for a Series instruct otherwise (assuming that the bankruptcy trustee, conservator or receiver does not order such a sale despite such instructions). The proceeds from the sale of the Receivables would be treated as collections of the Receivables and deposited into the Collection Account and after distribution of such amounts the Trust will terminate. This procedure could be delayed, as described above. In addition, upon the occurrence of a Pay Out Event or Reinvestment Event, if a trustee in bankruptcy, a conservator or receiver is appointed for the Transferor and no Pay Out Event or Reinvestment Event other than such conservatorship or receivership or bankruptcy or insolvency of the Transferor exists, the bankruptcy trustee, conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period or Early Accumulation Period and may be able to require that new Principal Receivables be transferred to the Trust. In addition, the trustee, receiver or conservator for the Transferor may have the power to cause early sale of the Receivables and the early payment of the Certificates or to prohibit the continued transfer of Receivables to the Trust. See "Description of the Certificates -- Pay Out Events and Reinvestment Events."

          While the Bank is the Servicer, cash collections held by the Bank may, subject to certain conditions, be commingled and used for the benefit of the Bank prior to each Distribution Date and, in the event of the insolvency, receivership or conservatorship of the Bank or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such collections and accordingly, be entitled to such collections. The Bank will be allowed to make monthly rather than daily deposits of collections to the Collection Account if either the Bank obtains a commercial paper rating of at least A-1 and P-1 (or its equivalent) by the applicable Rating Agency or the Bank makes other arrangements that satisfy the Rating Agency Condition. If either of the foregoing conditions are not satisfied, then the Bank will, within five business days, commence the deposit of collections directly into the Collection Account within two business days of the Date of Processing.

          In the event of a Servicer Default relating to the bankruptcy or insolvency of the Servicer, and no Servicer Default other than such bankruptcy or insolvency related Servicer Default exists, the bankruptcy trustee, conservator or receiver may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer. See "Description of the Pooling and Servicing Agreement -- Servicer Default."

     CONSUMER PROTECTION LAWS

          The relationship of the cardmember and credit card issuer is extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by the Account Owners, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Billing, Equal Credit Opportunity, Electronic Funds Transfer, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose various disclosure requirements either before or when an Account is opened, or both, and at the end of monthly billing cycles, and, in addition, limit cardmember liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and regulate practices followed in collections. In addition, cardmembers are entitled under these laws to have payments and credits applied to the credit card account promptly and to request prompt resolution of billing errors. Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card industry. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Transferor (as the applicable Account Owner's assignee) with respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, a cardmember may be entitled to assert such violations by way of set-off against the obligation to pay the amount of Receivables owing. All
     Receivables that were not created in compliance in all material respects with the requirements of such laws (if such noncompliance has a material adverse effect on the Certificateholders' interest therein) will be reassigned to the Transferor and ultimately back to the Account Owners. The
     Servicer has also agreed in the Pooling and Servicing Agreement to indemnify the Trust, among other things, for any liability arising from such violations. For a discussion of the Trust's rights if the Receivables were not created in compliance in all material respects with applicable laws, see "Description of the Pooling and Servicing Agreement -- Representations and Warranties."

          Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders if such laws result in any Receivables being charged off as uncollectible. See "Description of the Pooling and Servicing Agreement -- Defaulted Receivables; Rebates and Fraudulent Charges."

     PROPOSED LEGISLATION

          Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card industry or to reduce finance charges or other fees or charges applicable to credit card accounts. The potential effect of any such legislation could be to reduce the yield on the Accounts. If such yield is reduced, a Pay Out Event or Reinvestment Event could occur, and the Early Amortization Period or Early Accumulation Period would commence. See "Description of the Certificates -- Pay Out Events and Reinvestment Events."


                    U.S. FEDERAL INCOME TAX CONSEQUENCES


     GENERAL


          The following discussion, summarizing certain anticipated Federal income tax consequences of the purchase, ownership and disposition of the Certificates of a Series, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the Federal income tax laws that may be relevant to Certificate Owners of a Series in light of their personal investment circumstances or to certain types of Certificate Owners of a Series subject to special treatment under the Federal income tax laws (for example, banks and life insurance companies). PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY, OR OTHER TAXING JURISDICTION.


     CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS


          Unless otherwise specified in the related Prospectus Supplement, special tax counsel to the Transferor ("Special Tax Counsel") specified in such Prospectus Supplement will, upon issuance of a Series of Certificates, issue an opinion to the Transferor based on the assumptions and qualifications set forth in the opinion that the Certificates of such Series that are offered pursuant to a Prospectus Supplement (the "Offered Certificates;" and for purposes of this section "U.S. Federal Income Tax Consequences" the term "Certificate Owner" refers to a holder of a beneficial interest in an Offered Certificate) will be treated as indebtedness for Federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge this conclusion.


          The Transferor expresses in the Pooling and Servicing Agreement its intent that for Federal, state and local income or franchise tax purposes, the Offered Certificates of each Series will be indebtedness secured by the Receivables. The Transferor agrees and each Certificateholder and Certificate Owner, by acquiring an interest in an Offered Certificate, agrees or will be deemed to agree to treat the Offered Certificates of such Series as indebtedness for Federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Pooling and Servicing Agreement, the Transferor expects to treat such transaction, for regulatory and financial accounting purposes, as a sale of an ownership interest in the Receivables and not as a debt obligation.

          In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for Federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Unless otherwise set forth in a Prospectus Supplement, it is expected that, as set forth in its opinion, Special Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Certificate Owners.

          In some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Unless otherwise specified in a Prospectus Supplement, it is expected that Special Tax Counsel will advise that the rationale of those cases will not apply to the transaction evidenced by a Series of Certificates, because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the Offered Certificates of such Series as debt for Federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.

     TAXATION OF INTEREST INCOME OF CERTIFICATEHOLDERS


          As set forth above, it is expected that, unless otherwise specified in a Prospectus Supplement, Special Tax Counsel will issue an opinion to the Transferor that the Offered Certificates will constitute indebtedness for Federal income tax purposes, and accordingly, interest thereon will be includible in income by Certificate Owners as ordinary income when received (in the case of a cash basis taxpayer) or accrued (in the case of an accrual basis taxpayer) in accordance with their respective methods of tax accounting. Interest received on the Offered Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.


          While it is not anticipated that the Offered Certificates will be issued at a greater than de minimis discount, under applicable Treasury regulations (the "Regulations") the Offered Certificates may nevertheless be deemed to have been issued with original issue discount ("OID"). This could be the case, for example, if interest payments for a Series are not treated as "qualified stated interest" because the IRS determines that (i) no reasonable legal remedies exist to compel timely payment and
     (ii) the Offered Certificates do not have terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. Applicable regulations provide that, for purposes of the foregoing test, the possibility of nonpayment due to default, insolvency, or similar circumstances, is ignored. Although this provision does not directly apply to the Offered Certificates (because they have no actual default provisions) the Transferor intends to take the position that, because nonpayment can occur only as a result of events beyond its control (principally, loss rates and payment delays on the Receivables substantially in excess of those anticipated), nonpayment is a remote contingency. Based on the foregoing, and on the fact that generally interest will accrue on the Offered Certificates at a "qualified floating rate," the Transferor intends to take the position that interest payments on the Offered Certificates constitute qualified stated interest. If, however, interest payments for a Series were not classified as "qualified stated interest," all of the taxable income to be recognized with respect to the Offered Certificates would be includible in income as OID but would not be includible again when the interest is actually received.

          If the Offered Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Regulations, the following rules will apply. The excess of the "stated redemption price at maturity" of an Offered Certificate over the original issue price (in this case, the initial offering price at which a substantial amount of the Offered Certificates are sold to the public) will constitute OID. A Certificate Owner must include OID in income as interest over the term of the Offered Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument (a "Prepayable Instrument"), the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to a Class of Certificates (which is not clear), the amount of OID which will accrue in any given "accrual period" may either increase or decrease depending upon the actual prepayment rate. Accordingly, each Certificate Owner should consult its own tax advisor regarding the impact to it of the OID rules if the Offered Certificates are issued with OID. Under the Regulations, a holder of a Certificate issued with de minimis OID must include such OID in income proportionately as principal payments are made on a Class of Certificates.

          A holder who purchases an Offered Certificate at a discount from its adjusted issue price may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the Offered Certificate.

          A subsequent holder who purchases an Offered Certificate at a premium may elect to amortize and deduct this premium over the remaining term of the Offered Certificate in accordance with rules set forth in Section 171 of the Code.

     SALE OF A CERTIFICATE

          In general, a Certificate Owner will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of an Offered Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the Certificate Owner's tax basis in the Offered Certificate (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Certificate). Subject to the market discount rules discussed above and to the one-year holding requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain, provided that the Offered Certificate was held as a capital asset and provided, further, that if the rules applicable to Prepayable Instruments apply, any OID not previously accrued will be treated as ordinary income. The maximum ordinary income rate for individuals, estates, and trusts exceeds the maximum long-term capital gains rate for such taxpayers. In addition, capital losses generally may be used only to offset capital gains.

     TAX CHARACTERIZATION OF THE TRUST

          The Pooling and Servicing Agreement permits the issuance of Classes of Certificates that are treated for Federal income tax purposes either as indebtedness or as an interest in a partnership. Accordingly, the Trust could be characterized either as (i) a security device to hold Receivables securing the repayment of the Certificates of all Series or (ii) a partnership in which the Transferor and certain classes of Certificateholders are partners, and which has issued debt represented by other Classes of Certificates (including, unless otherwise specified in a Supplement, the Offered Certificates). In connection with the issuance of Certificates of any Series, Special Tax Counsel will render an opinion to the Transferor, based on the assumptions and qualifications set forth therein, that under then current law, the issuance of the Certificates of such Series will not cause the Trust to be characterized for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation.

          The opinion of Special Tax Counsel with respect to Offered Certificates and the Trust will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus and a related Prospectus Supplement constitutes a sale of the Receivables (or an interest therein) to the Certificate Owners of one or more Series or Classes and that the proper classification of the legal relationship between the Transferor and some or all of the Certificate Owners or Certificateholders of one or more Series resulting from the transaction is that of a partnership (including a publicly traded partnership) or a publicly traded partnership taxable as a corporation. The Transferor currently does not intend to comply with the Federal income tax reporting requirements that would apply if any Classes of Certificates were treated as interests in a partnership or corporation (unless, as is permitted by the Pooling and Servicing Agreement, an interest in the Trust is issued or sold that is intended to be classified as an interest in a partnership).

          If the Trust were treated in whole or in part as a partnership in which some or all Certificate Owners of one or more Series were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests therein are traded on an "established securities market," or are "readily tradeable" on a "secondary market" or its "substantial equivalent" unless certain exceptions apply. One such exception would apply if the Trust is not engaged in a "financial business" and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury regulations do not clarify the meaning of a "financial business" for this purpose, it is unclear whether this exception applies. The Transferor intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership taxable as a corporation by reason of trading of interests in the Trust other than the Offered Certificates and other certificates with respect to which an opinion is rendered that such certificates constitute debt for Federal income tax purposes. Although the Transferor expects that such measures would be successful, there can be no absolute assurance that the Trust could not become a publicly traded partnership, because certain of the actions necessary to comply with such exceptions are not fully within the control of the Transferor.

          If a transaction were treated as creating a partnership between the Transferor and the Certificate Owners or Certificateholders of one or more Series, the partnership itself would not be subject to Federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Certificate Owners or Certificateholders of such Series, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Certificate Owner could differ if the Offered Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Offered Certificates. Finally, all or a portion of any taxable income allocated to a Certificate Owner that is a pension, profit-sharing or employee benefit plan or other tax exempt entity (including an individual retirement account) might, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner.

          If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Certificate Owners, possibly including Certificate Owners of a Class that is treated as indebtedness. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any Class not recharacterized as an equity interest) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

     FASIT LEGISLATION

          Recently enacted provisions of the Code provide for the creation of a new type of entity for federal income tax purposes, the "financial asset securitization investment trust" ("FASIT"). However, these provisions are not effective until September 1, 1997, and many technical issues concerning FASITs must be addressed by Treasury regulations. Although transition rules permit an entity in existence on August 31, 1997, to elect FASIT status, at the present time it is not clear how outstanding interests of such an entity would be treated subsequent to such an election. The Pooling and Servicing Agreement may be amended in accordance with the provisions thereof to provide that the Transferor may cause a FASIT election to be made for the Trust if the Transferor delivers to the Trustee an opinion of counsel to the effect that, for Federal income tax purposes, (i) the issuance of FASIT regular interests will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (ii) following such issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder or the Trust.

     FOREIGN INVESTORS

          As set forth above, it is expected that Special Tax Counsel will render an opinion, upon issuance, that the Offered Certificates will be treated as debt for U.S. Federal income tax purposes. The following information describes the U.S. Federal income tax treatment of investors that are not U.S. persons ("Foreign Investors") if the Offered Certificates are treated as debt. The term "Foreign Investor" means any person other than
     (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source or (iv) a trust the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source or, for tax years beginning after December 31, 1996 (and, if a trustee so elects, for tax years ending after August 20, 1996), a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of such trust.

          Interest, including OID, paid to a Foreign Investor will be subject to U.S. withholding taxes at a rate of 30% unless (x) the income is "effectively connected" with the conduct by such Foreign Investor of a trade or business in the United States evidenced by IRS Form 4224, signed by the Certificate Owner or such owner's agent, claiming exemption from withholding of tax on income effectively connected with the conduct of a trade or business in the United States; (y) the Foreign Investor delivers IRS Form 1001, signed by the Certificate Owner or such Certificate Owner's agent, claiming exemption from withholding under an applicable tax treaty; or (z) the Foreign Investor and each securities clearing organization, bank, or other financial institution that holds the Offered Certificates on behalf of the customer in the ordinary course of its trade or business, in the chain between the Certificate Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements and, in addition (i) the non-U.S. Certificate Owner does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Transferor entitled to vote (or of a profits or capital interest of the Trust if characterized as a partnership),
     (ii) the non-U.S. Certificate Owner is not a controlled foreign corporation that is related to the Transferor (or a trust treated as a partnership) through stock ownership, (iii) the non-U.S. Certificate Owner is not a bank receiving interest described in Code Section 881(c)(3)(A), (iv) such interest is not contingent interest described in Code Section 871(h)(4), and (v) the non-U.S. Certificate Owner does not bear certain relationships to any holder of the Exchangeable Transferor Certificate other than the Transferor or any holder of the Certificates of any Series not properly characterized as debt. Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization (i) IRS Form W-8 signed under penalties of perjury by the Certificate Owner, stating that the Certificate Owner is not a U.S. person and providing such Certificate Owner's name and address. In the case of (x), (y) or
     (z) the appropriate form will be effective provided that (a) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (b) none of the entities receiving the form has actual knowledge that the Certificate Owner is a U.S. person.

          Recently proposed Treasury regulations (the "Proposed Regulations") could affect the procedures to be followed by a Foreign Investor in complying with United States Federal withholding, backup withholding and information reporting rules. The Proposed Regulations are not currently effective but, if finalized in their current form, would be effective for payments made after December 31, 1997. Prospective investors are urged to consult their tax advisors regarding the effect, if any, of the Proposed Regulations on the purchase, ownership, and disposition of the Offered Certificates.

          A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to U.S. Federal income tax on gain realized upon the sale, exchange, or redemption of an Offered Certificate, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange, or redemption occurs, and (iii) in the case of gain representing accrued interest, the conditions described in the second preceding paragraph are satisfied.

          If the interests of the Certificate Owners of a Series were reclassified as interests in a partnership (not taxable as a corporation), such recharacterization could cause a Foreign Investor to be treated as engaged in a trade or business in the United States. In such event the Certificate Owner of such Series would be required to file a Federal income tax return and, in general, would be subject to Federal income tax, including branch profits tax in the case of a Certificateholder that is a corporation, on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. Federal income tax liability.

          If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

                          STATE AND LOCAL TAXATION

          The discussion above does not address the tax treatment of the Trust, the Certificates of any Series, or the Certificate Owners of any Series under state or local tax laws. Prospective investors are urged to consult their own tax advisors regarding state and local tax treatment of the Trust and the Certificates of any Series, and the consequences of purchase, ownership or disposition of the Certificates of any Series under any state or local tax law.

                            ERISA CONSIDERATIONS

          Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

          Plan fiduciaries must determine whether the acquisition and holding of the Certificates of a Series and the operations of the Trust would result in direct or indirect prohibited transactions under ERISA and the Code. The operations of the Trust could result in prohibited transactions if Benefit Plans that purchase the Certificates of a Series are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the responsibility to manage Benefit Plan assets if Benefit Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust.

          Pursuant to a final regulation (the "Final Regulation") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or Section 4975 of the Code, or an individual retirement account ("IRA") (collectively referred to as "Benefit Plans"), the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Certificates of a Series, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Trust.

          The Final Regulation only applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that interests in Certificates of a Series are equity interests in the Trust, the Final Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the offering and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Benefit Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

          In addition, the Final Regulation provides that if a Benefit Plan invests in an "equity interest" of an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless it is established that equity participation by "benefit plan investors" is not "significant" or that another exception applies. Under the Final Regulation, equity participation in an entity by "benefit plan investors" is "significant" on any date if, immediately after the most recent acquisition of any equity interest in the entity (other than a publicly-offered class of equity), 25% or more of the value of any class of equity interests in the entity (other than a publicly-offered class) is held by "benefit plan investors." For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such person) is disregarded. The term "benefit plan investor" is defined in the Final Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA, (b) any plan described in Section 4975(e)(1) of the Code and (c) any entity whose underlying assets include plan assets by reason of any such plan's investment in the entity.

          It is anticipated that interests in the Certificates of a Series will meet the criteria of publicly-offered securities as set forth above. The underwriters expect (although no assurances can be given) that interests in certain Classes of Certificates of each Series, as specified in the related Prospectus Supplement, will be held by at least 100 independent investors at the conclusion of the offering for such Series; there are no restrictions imposed on the transfer of interests in the Certificates of such Classes of such Series; and interests in the Certificates of such Classes of such Series will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

          If interests in the Certificates of a Series fail to meet the criteria of publicly-offered securities and investment by benefit plan investors is or becomes significant so that the Trust's assets are deemed to include assets of Benefit Plans that are Certificateholders, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such Benefit Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. In addition, the Transferor or any underwriter of such Series may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Benefit Plan.
     Accordingly, an investment by a Benefit Plan in Certificates may be a prohibited transaction under ERISA and Section 4975 of the Code unless such investment is subject to a statutory or administrative exemption. Thus, for example, if a participant in any Benefit Plan is a cardholder of one of the Accounts, under DOL interpretations the purchase of interests in Certificates by such plan could constitute a prohibited transaction. Five class exemptions issued by the DOL that could apply in such event are DOL Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, or any other exemption will apply to all transactions involving the Trust's assets.

          IN LIGHT OF THE FOREGOING, FIDUCIARIES OF A BENEFIT PLAN CONSIDERING THE PURCHASE OF INTERESTS IN CERTIFICATES OF ANY SERIES SHOULD CONSULT THEIR OWN COUNSEL AS TO WHETHER THE ASSETS OF THE TRUST WHICH ARE REPRESENTED BY SUCH INTERESTS WOULD BE CONSIDERED PLAN ASSETS, AND WHETHER, UNDER THE GENERAL FIDUCIARY STANDARDS OF INVESTMENT PRUDENCE AND DIVERSIFICATION, AN INVESTMENT IN CERTIFICATES OF ANY SERIES IS APPROPRIATE FOR THE BENEFIT PLAN TAKING INTO ACCOUNT THE OVERALL INVESTMENT POLICY OF THE BENEFIT PLAN AND THE COMPOSITION OF THE BENEFIT PLAN'S INVESTMENT PORTFOLIO. In addition, fiduciaries should consider the consequences that would apply if the Trust's assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules and whether all conditions for such exemptive relief would be satisfied.

          In particular, insurance companies considering the purchase of interests in Certificates of any Series should consult their own employee benefits counsel or other appropriate counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 510 U.S. 86 (1993) ("John Hancock"), and the applicability of PTE 95-60. In John Hancock, the Supreme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances; however, PTE 95-60 may exempt some of the transactions that could occur as the result of the acquisition and holding of interests in Certificates of a Series by an insurance company general account from the penalties normally associated with prohibited transactions. Accordingly, investors should analyze whether John Hancock and PTE 95-60 or any other exemption may have an impact with respect to their purchase of the Certificates of any Series.

          In addition, insurance companies considering the purchase of Certificates using assets of a general account should consult their own employee benefits counsel or other appropriate counsel with respect to the effect of the Small Business Job Protection Act of 1996 which added a new Section 401(c) to ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DOL is required to issue final regulations (the "General Account Regulations") not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are intended to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and
     Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or Federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any Benefit Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Benefit Plan invested in a separate account.

                            PLAN OF DISTRIBUTION

          The Transferor may sell Certificates (a) through underwriters or dealers, (b) directly to one or more purchasers, or (c) through agents. The related Prospectus Supplement will set forth the terms of the offering of any Certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of such Certificates and the proceeds to the Transferor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

          If underwriters are used in a sale of any Certificates of a Series offered hereby, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

          Certificates may also be sold directly by the Transferor or through agents designated by the Transferor from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Transferor to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

          Any underwriters, agents or dealers participating in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Transferor and [the Bank] to indemnification by the Transferor and [the Bank] against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be affiliates or customers of, engage in transactions with, or perform services for, the Transferor and [the Bank] or their affiliates in the ordinary course of business.

                               LEGAL MATTERS

          Certain legal matters relating to the Certificates will be passed upon for the Transferor and the Trust by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by the counsel named in the Prospectus Supplement.


                           INDEX OF DEFINED TERMS

     Terms                                                     Page(s)


     Account Owners  . . . . . . . . . . . . . . . . . . . . . . . . 1
     Accounts  . . . . . . . . . . . . . . . . . . . . . . .  i, 2, 26
     Accumulation Period Length  . . . . . . . . . . . . . . . . .  37
     Additional Accounts . . . . . . . . . . . . . . . . . . . . .  25
     Adverse Effect  . . . . . . . . . . . . . . . . . . . . .  24, 43
     Aggregate Addition  . . . . . . . . . . . . . . . . . . . . .  25
     Aggregate Addition Accounts . . . . . . . . . . . . . . . . .  24
     Average Rate  . . . . . . . . . . . . . . . . . . . . . . . .  22
     Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, 1
     Bank Portfolio  . . . . . . . . . . . . . . . . . . . . . . .  26
     Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . .  71
     Billing Cycle . . . . . . . . . . . . . . . . . . . . . . . .  29
     BKB CT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Cash Collateral Account . . . . . . . . . . . . . . . . . . .  56
     Cash Collateral Guaranty  . . . . . . . . . . . . . . . . . .  56
     CCRFC . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, 2
     Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . v, 33
     Cedel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Cedel Participants  . . . . . . . . . . . . . . . . . . . . .  35
     Certificate Owner . . . . . . . . . . . . . . . . . . . . . .  66
     Certificate Owners  . . . . . . . . . . . . . . . . . . . . . . v
     Certificateholders' Interest  . . . . . . . . . . . . . . . . . 3
     Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . i
     Class . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
     Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
     Collateral Interest . . . . . . . . . . . . . . . . . . . . .  56
     Collection Account  . . . . . . . . . . . . . . . . . . . . .  48
     Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . v
     Controlled Accumulation Amount  . . . . . . . . . . . . . . . . 9
     Controlled Accumulation Period  . . . . . . . . . . . . . . . . 9
     Controlled Amortization Amount  . . . . . . . . . . . . . . .  11
     Controlled Amortization Period  . . . . . . . . . . . . . . .  10
     Controlled Deposit Amount . . . . . . . . . . . . . . . . . . . 9
     Controlled Distribution Amount  . . . . . . . . . . . . . . .  11
     Cooperative . . . . . . . . . . . . . . . . . . . . . . . . .  35
     Credit Enhancement  . . . . . . . . . . . . . . . . . . . . .  14
     Credit Enhancer . . . . . . . . . . . . . . . . . . . . . . .  55
     Date of Processing  . . . . . . . . . . . . . . . . . . . . .  15
     Defaulted Amount  . . . . . . . . . . . . . . . . . . . . . .  54
     Defaulted Receivables . . . . . . . . . . . . . . . . . . . .  54
     Definitive Certificates . . . . . . . . . . . . . . . . . . .  33
     Depositaries  . . . . . . . . . . . . . . . . . . . . . . . .  33
     Depository  . . . . . . . . . . . . . . . . . . . . . . . . .  33
     Determination Date  . . . . . . . . . . . . . . . . . . . . .  15
     Disclosure Document . . . . . . . . . . . . . . . . . . . . . . 4
     Discount Option Receivables . . . . . . . . . . . . . . . . .  44
     Discount Percentage . . . . . . . . . . . . . . . . . . . . .  44
     Distribution Date . . . . . . . . . . . . . . . . . . . . . .  15
     DOL . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
     DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . v
     Early Accumulation Period . . . . . . . . . . . . . . . . . .  10
     Early Amortization Period . . . . . . . . . . . . . . . . . .  11
     Eligible Account  . . . . . . . . . . . . . . . . . . . . . .  25
     Eligible Institution  . . . . . . . . . . . . . . . . . . . .  48
     Eligible Investments  . . . . . . . . . . . . . . . . . . . .  49
     Eligible Receivable . . . . . . . . . . . . . . . . . . . . .  41
     Enhancement Invested Amount . . . . . . . . . . . . . . . . 3, 55
     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
     Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Euroclear Operator  . . . . . . . . . . . . . . . . . . . . .  35
     Euroclear Participants  . . . . . . . . . . . . . . . . . . .  35
     Euroclear Provisions  . . . . . . . . . . . . . . . . . . . .  35
     Excess Allocation Series  . . . . . . . . . . . . . . . . . .  12
     Excess Finance Charge Collections . . . . . . . . . . . . . .  52
     Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . v
     Expected Final Payment Date . . . . . . . . . . . . . . . . . . 8
     FAMIS . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 26
     FASIT . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
     FDC . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     FDIA  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     FDIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     FDR . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 26
     FICO  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     Final Regulation  . . . . . . . . . . . . . . . . . . . . . .  71
     Finance Charge Receivables  . . . . . . . . . . . . . . . . . . 6
     FIRREA  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     Floating Allocation Percentage  . . . . . . . . . . . . . . .  50
     Foreign Investors . . . . . . . . . . . . . . . . . . . . . .  69
     Full Invested Amount  . . . . . . . . . . . . . . . . . . . .  14
     Funding Period  . . . . . . . . . . . . . . . . . . . . . . .  14
     General Account Regulations . . . . . . . . . . . . . . . . .  73
     Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Group Investor Additional Amounts . . . . . . . . . . . . . .  51
     Group Investor Default Amount . . . . . . . . . . . . . . . .  51
     Group Investor Finance Charge Collections . . . . . . . . . .  51
     Group Investor Monthly Fees . . . . . . . . . . . . . . . . .  51
     Group Investor Monthly Interest . . . . . . . . . . . . . . .  51
     Holders . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     Indirect Participants . . . . . . . . . . . . . . . . . . . .  33
     Ineligible Receivables  . . . . . . . . . . . . . . . . . . .  41
     Initial Accounts  . . . . . . . . . . . . . . . . . . . . . . . 6
     Initial Cut-Off Date  . . . . . . . . . . . . . . . . . . . . . 6
     Insolvency Event  . . . . . . . . . . . . . . . . . . . . . .  19
     Interchange . . . . . . . . . . . . . . . . . . . . . . . . 2, 30
     Interest Funding Account  . . . . . . . . . . . . . . . . . . . 8
     Interest Payment Date . . . . . . . . . . . . . . . . . . . .  47
     Invested Amount . . . . . . . . . . . . . . . . . . . . . . .  47
     Investor Finance Charge Collections . . . . . . . . . . . . .  51
     IRA . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
     IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
     L/C Issuer  . . . . . . . . . . . . . . . . . . . . . . . . .  55
     LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     MasterCard  . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Minimum Monthly Payment . . . . . . . . . . . . . . . . . . .  29
     Monthly Period  . . . . . . . . . . . . . . . . . . . . . . . . 3
     Monthly Servicing Fee . . . . . . . . . . . . . . . . . . . .  40
     New Accounts  . . . . . . . . . . . . . . . . . . . . . . . .  25
     New Issuance  . . . . . . . . . . . . . . . . . . . . . . . .  47
     Offered Certificates  . . . . . . . . . . . . . . . . . . . .  66
     OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
     Paired Series . . . . . . . . . . . . . . . . . . . . . . . .  13
     Participants  . . . . . . . . . . . . . . . . . . . . . . . .  33
     Participation Interests . . . . . . . . . . . . . . . . . . . . 2
     Pay Out Event . . . . . . . . . . . . . . . . . . . . . . . .  38
     Pooling and Servicing Agreement . . . . . . . . . . . . . . . . i
     Portfolio Yield . . . . . . . . . . . . . . . . . . . . . . .  22
     Pre-Funding Account . . . . . . . . . . . . . . . . . . . . .  14
     Pre-Funding Amount  . . . . . . . . . . . . . . . . . . . . .  14
     Premium Option Receivables  . . . . . . . . . . . . . . . . .  45
     Premium Percentage  . . . . . . . . . . . . . . . . . . . . .  45
     Prepayable Instrument . . . . . . . . . . . . . . . . . . . .  67
     Principal Allocation Percentage . . . . . . . . . . . . .  13, 50
     Principal Commencement Date . . . . . . . . . . . . . . . . . . 8
     Principal Funding Account . . . . . . . . . . . . . . . . . . . 9
     Principal Receivables . . . . . . . . . . . . . . . . . . . . . 7
     Principal Sharing Series  . . . . . . . . . . . . . . . . . .  12
     Principal Shortfalls  . . . . . . . . . . . . . . . . . . . .  52
     Principal Terms . . . . . . . . . . . . . . . . . . . . . . .  47
     Prior Series  . . . . . . . . . . . . . . . . . . . . . . . .  13
     Proposed Regulations  . . . . . . . . . . . . . . . . . . . .  70
     Prospectus Supplement . . . . . . . . . . . . . . . . . . . . . i
     PTE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
     Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . 5
     Rating Agency . . . . . . . . . . . . . . . . . . . . . . . .  16
     Rating Agency Condition . . . . . . . . . . . . . . . . . . .  24
     Reallocated Investor Finance Charge Collections . . . . . . .  51
     Reallocation Group  . . . . . . . . . . . . . . . . . . . . .  12
     Receivables . . . . . . . . . . . . . . . . . . . . . . . .  i, 2
     Record Date . . . . . . . . . . . . . . . . . . . . . . . . .  33
     Recoveries  . . . . . . . . . . . . . . . . . . . . . . . . 7, 31
     Regulations . . . . . . . . . . . . . . . . . . . . . . . . .  66
     Reinvestment Events . . . . . . . . . . . . . . . . . . . . .  39
     Removed Accounts  . . . . . . . . . . . . . . . . . . . . . . . 6
     Required Minimum Principal Balance  . . . . . . . . . . . . .  44
     Required Transferor Amount  . . . . . . . . . . . . . . . . . . 4
     Revolving Period  . . . . . . . . . . . . . . . . . . . . . . . 8
     RTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     RTC Policy Statement  . . . . . . . . . . . . . . . . . . . .  63
     Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . v
     Series  . . . . . . . . . . . . . . . . . . . . . . . . . .  i, 1
     Series Adjusted Invested Amount . . . . . . . . . . . . . . .  49
     Series Allocable Defaulted Amount . . . . . . . . . . . . . .  49
     Series Allocable Finance Charge Collections . . . . . . .  49, 51
     Series Allocable Principal Collections  . . . . . . . . . . .  49
     Series Allocation Percentage  . . . . . . . . . . . . . . . .  49
     Series Closing Date . . . . . . . . . . . . . . . . . . . . . . 8
     Series Cut-Off Date . . . . . . . . . . . . . . . . . . . . . . 8
     Series Enhancement  . . . . . . . . . . . . . . . . . . . . . . 2
     Series Invested Amount  . . . . . . . . . . . . . . . . . . .  44
     Series Required Transferor Amount . . . . . . . . . . . . . .  50
     Series Termination Date . . . . . . . . . . . . . . . . . . . . 9
     Service Transfer  . . . . . . . . . . . . . . . . . . . . . .  58
     Servicer  . . . . . . . . . . . . . . . . . . . . . . . . .  i, 1
     Servicer Default  . . . . . . . . . . . . . . . . . . . . . .  58
     Servicer Interchange  . . . . . . . . . . . . . . . . . . . .  40
     Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . 1, 39
     Shared Principal Collections  . . . . . . . . . . . . . . . .  52
     Special Funding Account . . . . . . . . . . . . . . . . . . .  53
     Special Payment Date  . . . . . . . . . . . . . . . . . . . .  39
     Special Tax Counsel . . . . . . . . . . . . . . . . . . . . .  65
     Supplement  . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Supplemental Certificate  . . . . . . . . . . . . . . . . . .  43
     Supplemental Certificates . . . . . . . . . . . . . . . . . . . 4
     Swaps . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
     Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . .  48
     Termination Notice  . . . . . . . . . . . . . . . . . . . . .  58
     Transfer Date . . . . . . . . . . . . . . . . . . . . . . . .  15
     Transferor  . . . . . . . . . . . . . . . . . . . . . . . .  i, 2
     Transferor Amount . . . . . . . . . . . . . . . . . . . . . 4, 42
     Transferor Certificate  . . . . . . . . . . . . . . . . . . . . 4
     Transferor Certificates . . . . . . . . . . . . . . . . . . . . 4
     Transferor Servicing Fee  . . . . . . . . . . . . . . . . . .  40
     Transferor's Interest . . . . . . . . . . . . . . . . . . . . . 3
     Trust . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, 1
     Trust Adjusted Invested Amount  . . . . . . . . . . . . . . .  50
     Trust Assets  . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Trust Portfolio . . . . . . . . . . . . . . . . . . . . . . .  26
     Trustee . . . . . . . . . . . . . . . . . . . . . . . . . .  i, 1
     VISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Yield Supplement Account  . . . . . . . . . . . . . . . . . . . 7
     [Series] Yield Supplement Account . . . . . . . . . . . 7, 45, 56



                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

     Registration Fee  . . . . . . . . . . . . . . . . . . .     $303.03
     Printing and Engraving  . . . . . . . . . . . . . . . .         *
     Trustee's Fees  . . . . . . . . . . . . . . . . . . . .         *
     Legal Fees and Expenses . . . . . . . . . . . . . . . .         *
     Accountant's Fees and Expenses  . . . . . . . . . . . .         *
     Rating Agency Fees  . . . . . . . . . . . . . . . . . .         *
     Miscellaneous Fees  . . . . . . . . . . . . . . . . . .         *
                                                                  ------
       Total . . . . . . . . . . . . . . . . . . . . . . . .         *
                                                                  ======

     * To be supplied by amendment.

     ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

          Article IX of the Registrant's Certificate of Incorporation ("Article IX") provides that no person shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or any successor provision or (iv) for any transaction from which the director derived an improper personal benefit. Article IX also provides that, if the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Transferor shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. The right of indemnification provided in Article IX is not exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, and will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of Article IX. Without limiting the generality or the effect of the foregoing, the Registrant may adopt by-laws, or enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in Article IX. No repeal or modification of Article IX by the stockholders of the Registrant may adversely affect any right or protection of a director of the Registrant existing by virtue of Article IX at the time of such repeal or modification.

          Section 145 of the Delaware General Corporation Law provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action, except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against any expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person has been adjudged liable to the corporation unless the Court of Chancery or the court in which such action or suit is brought approves
     such indemnification.   Section 145 further permits a Delaware
     corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and to purchase indemnity insurance on behalf of its directors and officers.

          Section 102(b)(7) of the Delaware General Corporation Law provides that a Delaware corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as director, provided that such corporation shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under SECTION 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

     ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

          (a)  Exhibits


   1.1    Form of Underwriting Agreement.*
   4.1 Pooling and Servicing Agreement and related agreements as exhibits thereto.*
   5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to legality.*
   8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.*
  23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP included in his opinions, filed as Exhibit 5.1.*
  23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP included in its opinions filed as Exhibit 8.1.*
    24    Power of Attorney.**
      ____________________
     * To be filed by amendment.
     **Previously filed.



          (b)  Financial Statements

          All financial statements, schedules and historical financial information have been omitted as they are not applicable.

     ITEM 17.  UNDERTAKINGS

          The undersigned Registrant hereby undertakes as follows:

          (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that
     (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment by those sub-paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (iv) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on August 5, 1997.


               CREDIT CARD RECEIVABLES FUNDING CORPORATION
                              (Registrant)


               By  /s/ Jeff H. Slawsky
                  ____________________________
                 Name:  Jeff H. Slawsky
                 Title:    President






          Pursuant to the Requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                       CREDIT CARD RECEIVABLES FUNDING CORPORATION

     SIGNATURE                     TITLE



               *
     ________________________
     Kathleen M. McGillycuddy      Chairman                 August 5, 1997
                                   (Principal Executive
                                   Officer)
                                   and Director

              *
     _________________________
     Jeff H. Slawsky               President and Director   August 5, 1997


              *
     __________________________
     Rhanna Kidwell                Secretary and Treasurer  August 5, 1997
                                   (Principal Financial
                                   Officer Principal
                                   Accounting Officer)

              *
     __________________________
     William M. Parent             Director                 August 5, 1997





            The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 to the Registration Statement pursuant to the Power of Attorney executed by the above named officers and directors.

                                   By    /s/ Jeff H. Slawsky
                                        ___________________________
                                   Name:  Jeff H. Slawsky
                                          Attorney-in-Fact




                               EXHIBIT INDEX


      Exhibit No.      Description                      Page No.


           1.1    Form of Underwriting Agreement*

           4.1    Pooling and Servicing Agreement
                  and related agreements as
                  exhibits thereto; the first,
                  second and third amendments
                  thereto; and the fourth and
                  fifth amendments thereto*

           5.1    Opinion of Skadden, Arps, Slate,
                  Meagher & Flom LLP*

           8.1    Opinion of Skadden, Arps, Slate,
                  Meagher & Flom LLP with respect
                  to tax matters*

          23.1    Consent of Skadden, Arps, Slate,
                  Meagher & Flom LLP (included in
                  its opinion filed as Exhibit
                  5.1)*


          24      Power of Attorney **
      ____________________
     * To be filed by amendment.
     ** Previously filed.